Exhibit 2.1

AGREEMENT AND PLAN OF REORGANIZATION
by and among
RIVER VALLEY BANCORP,
an Indiana corporation,
RIVER VALLEY FINANCIAL BANK,
an Indiana bank,
GERMAN AMERICAN BANCORP, INC.
an Indiana corporation,
and
GERMAN AMERICAN BANCORP
an Indiana bank
October 26, 2015

i

v

AGREEMENT AND PLAN OF REORGANIZATION
THIS AGREEMENT AND PLAN OF REORGANIZATION (this “Agreement”) is made as of October 26, 2015, by and among RIVER VALLEY BANCORP, an Indiana corporation (“RVB”), RIVER VALLEY FINANCIAL BANK, an Indiana bank (“River Valley Financial”), GERMAN AMERICAN BANCORP, INC., an Indiana corporation (“GABC”), and GERMAN AMERICAN BANCORP, an Indiana bank (“German American”).
Recitals
A.            RVB is a corporation duly organized and existing under the Indiana Business Corporation Law (“IBCL”) that is duly registered with the Board of Governors of the Federal Reserve System (“FRB”) as a financial holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”).  RVB owns all of the outstanding capital stock of River Valley Financial, which is duly organized and existing as a bank under the Indiana Financial Institutions Act (“IFIA”) and operates fourteen (14) banking offices in six (6) counties in Indiana and one (1) county in Kentucky.  River Valley Risk Management, Inc., a Nevada corporation (“Insurance”), is a wholly-owned subsidiary of RVB.  Madison 1st Service Corporation, an Indiana corporation (“Madison”), is a wholly-owned subsidiary of River Valley Financial.  RVFB Investments, Inc., a Nevada corporation (“Investment Sub 1”), is a wholly-owned subsidiary of River Valley Financial.  RVFB Holdings, Inc., a Nevada corporation (“Investment Sub 2”), is a wholly-owned subsidiary of Investment Sub 1.  Investment Sub 2 holds a ninety percent (90%) interest in RVFB Portfolio, LLC, a Nevada limited liability company (“Portfolio”), and Investment Sub 1 holds a ten percent (10%) interest in Portfolio.  River Valley Financial, Insurance, Madison, Investment Sub 1, Investment Sub 2, and Portfolio are sometimes collectively referred to herein as the “Subsidiaries” or individually as a “Subsidiary.”  All of the common securities of RIVR Statutory Trust I, a Connecticut statutory trust (the “Trust”) are held by RVB.
B.            GABC is a corporation duly organized and existing under the IBCL that is duly registered with the FRB as a bank holding company under the BHC Act.  GABC owns all of the outstanding capital stock of German American, which is duly organized as a bank under the IFIA and operates thirty-seven (37) banking offices in thirteen (13) counties in Indiana.
C.            The parties desire to effect transactions whereby, in consideration of the payment of cash and the issuance of shares of common stock, without par value, of GABC (such shares being hereafter referred to as “GABC Common”) to the shareholders of RVB in exchange for their shares of common stock, without par value, of RVB (“RVB Common”), RVB will be merged with and into GABC and, immediately thereafter, River Valley Financial will be merged with and into German American (the “Mergers”).
D.            The parties intend for the Mergers to qualify as a reorganization within the meaning of Section 368 and related sections of the Internal Revenue Code of 1986, as amended (the “Code”), and agree to cooperate and take such actions as may be reasonably necessary to assure such result.

Agreements
In consideration of the premises and the mutual terms and provisions set forth in this Agreement, the parties agree as follows:
ARTICLE I

TERMS OF THE MERGERS & CLOSING
Section 1.01.  The Holding Company Merger.  Pursuant to the terms and provisions of this Agreement, the IBCL and the Plan of Merger attached hereto as Exhibit 1.01 and incorporated herein by this reference (the “Holding Company Plan of Merger”), RVB shall merge with and into GABC (the “Holding Company Merger”).  RVB shall be the “Merging Corporation” in the Holding Company Merger and its corporate identity and existence, separate and apart from GABC, shall cease on consummation of the Holding Company Merger.  GABC shall be the “Surviving Corporation” in the Holding Company Merger, and its name shall not be changed pursuant to the Holding Company Merger.
Section 1.02.  Effect of the Holding Company Merger.  The Holding Company Merger shall have all the effects provided with respect to the merger of a corporation with and into an Indiana corporation under the Indiana Business Corporation Law (“IBCL”).
Section 1.03.  The Holding Company Merger – Conversion of Shares.
(a)            At the time of filing with the Indiana Secretary of State of appropriate Articles of Merger with respect to the Holding Company Merger, or at such later time as shall be specified by such Articles of Merger (the “Effective Time”), all of the shares of RVB Common that immediately prior to the Effective Time are issued and outstanding shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted in accordance with subsections (b) and (c) of this Section 1.03 into the right to receive (i) if applicable, a cash payment, and (ii) newly-issued shares of GABC Common (together, such cash and GABC Common is sometimes referred to in this Agreement as the “Merger Consideration”) pursuant to this Section 1.03.
(b)            Each record holder of RVB Common immediately prior to the Effective Time shall be entitled to receive from GABC for each of such holder’s RVB Common then held of record by such record holder (i) a cash payment in the amount of Nine and 90/100 Dollars ($9.90) or such lesser amount, but not less than zero, as may be determined by operation of subsection (c) of this Section 1.03) (the “Cash Payment”), and (ii) 0.770 (the “Exchange Ratio”) of a newly-issued share of GABC Common.  The Exchange Ratio shall be subject to adjustment in accordance with the provisions of Section 1.03(j) of this Agreement.
(c)            If RVB’s Effective Time Book Value (as defined by and calculated in accordance with this subparagraph) shall be less than Fifty-Three Million Two Hundred Fifty Thousand and 00/100 Dollars ($53,250,000) if the Closing Date is earlier than March 1, 2016 or less than Fifty-Three Million Eight Hundred Eighty-Three Thousand and 00/100 Dollars ($53,883,000.00) assuming the Closing Date is not earlier than March 1, 2016 (the dollar amounts by which such target, as applicable, is not satisfied is referred to in this Agreement as the “Shortfall”), then each of (i) the Cash Payment component of the Merger Consideration, payable with respect to each RVB Common share that is eligible to receive such Cash Payment, and (ii) the Cancellation Payment (as further described in Section 1.03(d) below), payable with respect to each share of RVB Common subject to an Option (as further described in Section 1.03(d) below) shall be reduced by a per share amount (rounded to the nearest whole cent) equal to the quotient obtained by dividing the dollar amount of the Shortfall by 2,552,762 (which is as of the date of this Agreement the number of RVB Common shares outstanding plus the number of unissued RVB Common shares potentially issuable under the Options) (the “Shortfall Adjustment”).  For purposes of this subparagraph (c), “Effective Time Book Value” shall be calculated as the estimated shareholders’ equity of RVB as of the end of the month prior to the Effective Time determined in accordance with United States generally accepted accounting principles (“GAAP”) to the reasonable satisfaction of GABC no earlier than three (3) business days prior to the Closing Date  and which shall reflect an allowance for loan and lease losses (the “Allowance”) calculated in a manner consistent with River Valley Financial’s historical practices.  Notwithstanding the foregoing, the “Effective Time Book Value”  shall reflect all after-tax accruals for all of RVB’s and any Subsidiary’s fees, expenses and costs relating to the Mergers (regardless of whether GAAP would require that such obligations be accrued as liabilities as of the Effective Time), including but not limited to those incurred by RVB or any Subsidiary in negotiating the terms of the Mergers, preparing, executing and delivering this Agreement, change of control or severance payments payable to officers or directors as a result of the Mergers, additional accruals required pursuant to any director deferred compensation or employee salary continuation agreements, obtaining shareholder and regulatory approvals, and closing the Mergers, and including fees, expenses and costs that might not be deemed earned or become payable until after the Effective Time, such as, but not limited to, investment banking fees and similar payments for services performed prior to the Effective Time that may not be deemed earned unless and until the Mergers have become effective; provided, however, that (1) no termination or withdrawal fees for RVB’s Pentegra Defined Benefit Plan for Financial Institutions (the “Pentegra Plan”) shall be accrued in determining the Effective Time Book Value, (2) any changes to the value of River Valley Financial’s investment portfolio attributed to ASC 320, whether upward or downward, from June 30, 2015 until the measurement date will not be considered in calculating the Effective Time Book Value for purposes of this Section, (3) any fees payable upon the termination of contracts (including the Jack Henry data processing contracts) other than those identified for termination in this Agreement will not be considered in calculating the Effective Time Book Value for purposes of this Section, and (4) gains on sales of securities by RVB or any Subsidiary incurred after June 30, 2015, will not be considered in calculating the Effective Time Book Value for purposes of this Section.
(d)            To the extent that the holders of any options to purchase RVB Common granted by RVB (“Options”) under RVB’s stock option plans (“RVB Stock Option Plans”) are then validly exercisable (except for the satisfaction of any minimum vesting requirement) by the holders thereof but have not been validly exercised on or before the Effective Time (“Cancelled Rights”), and subject to any action required by RVB’s Stock Option Committee and any consent required by any holder of a stock option, such Cancelled Rights (i) shall, at the Effective Time, be deemed to have been cancelled and shall no longer be deemed to represent the right to receive shares of RVB Common on any terms or conditions, and shall not be converted into the right to receive shares of GABC Common or other equity-based consideration pursuant to the Merger, and (ii) shall be deemed at all times at and after the Effective Time to represent only the right to receive, subject to compliance by the holders thereof with this Section 1.03(d), a cash payment in cancellation of the rights of the holders thereof (the “Cancellation Payment”).  The Cancellation Payment for each stock option for a share of RVB Common shall be equal to an amount payable in cash equal to (i) $9.90 plus the Exchange Ratio multiplied by the Average GABC Closing Price (as defined in Section 1.03(f), adjusted for any Shortfall Adjustment under Section 1.03(c)), less (ii) the Option exercise price per share, and less (iii) any applicable withholding taxes (the “Cancellation Amount”).  As a condition to its obligation to pay the Cancellation Payment to any holder of Cancelled Rights pursuant to this Section 1.03(d), GABC shall be entitled to require from each such holder an agreement, in form and substance reasonably acceptable to RVB, agreeing to accept such Cancellation Payment in complete cancellation, satisfaction and release of all claims of such holder in respect thereof (the “Cancellation Agreement”) plus the surrender of the original stock option agreement evidencing such unexercised Options (the “Cancellation Documentation”).  It shall be a condition of payment of the Cancellation Payment that the Cancellation Agreement shall be properly executed and that the underlying stock option agreement that evidences the Cancelled Right shall be in proper form for cancellation and that the person requesting such Cancellation Payment shall pay to GABC any required transfer or other taxes or establish to the satisfaction of GABC that such tax has been paid or is not subject to withholding by GABC.  Subject to the terms and conditions of such Cancellation Agreement, including, without limitation the prior completion of the Holding Company Merger, GABC shall be required to pay promptly the Cancellation Amount (without interest) to any such holder upon the delivery of such Cancellation Agreement and Cancellation Documentation to GABC at the principal offices of GABC in Jasper, Indiana, on any trading day after the date on which the Effective Time occurs, subject to applicable unclaimed property laws.  If any holder of an Option does not consent to the treatment of his or her Options under this Section 1.03(d), his or her Options will be converted to stock options to purchase the Merger Consideration or the value thereof in accordance with the terms of the applicable RVB Stock Option Plan.
(e)            The shares of GABC Common issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding shares of GABC.
(f)            No fractional shares of GABC Common shall be issued and, in lieu thereof, holders of shares of RVB Common who would otherwise be entitled to a fractional share interest (after taking into account all shares of RVB Common held by such holder) shall be paid an amount in cash equal to the product of such fractional share and the volume weighted average of the trading prices of GABC Common, rounded to the nearest cent, during the twenty (20) consecutive trading days ended on the trading day that is the second business day preceding the Closing Date, as reported by Bloomberg L.P. (or, if not reported therein, in another authoritative source mutually selected by the parties) (the “Average GABC Closing Price”).
(g)            At the Effective Time, each share of RVB Common, if any, held in the treasury of RVB or by any direct or indirect subsidiary of RVB (other than shares held in trust accounts for the benefit of others or in other fiduciary, nominee or similar capacities) immediately prior to the Effective Time shall be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(h)            Subject to any action required by RVB’s Stock Option Committee and any consent required by any holder of restricted stock, shares of restricted stock granted under the River Valley Bancorp Recognition and Retention Plan and Trust and the River Valley Bancorp 2014 Stock Option and Incentive Plan that are subject to transfer restrictions immediately prior to the Closing shall have those restrictions lapse at Closing and such shares shall convert into the Merger Consideration as provided in this Section 1.03.
(i)            At the Effective Time, all of the outstanding shares of RVB Common, by virtue of the Holding Company Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of any certificate or certificates which immediately prior to the Effective Time represented outstanding shares of RVB Common (“Certificates”) shall thereafter cease to have any rights with respect to such shares, except the right of such holders to receive, without interest, the cash payment and the certificates for the shares of GABC Common upon the surrender of such Certificate or Certificates in accordance with Section 1.07.
(j)            If (i) GABC shall hereafter declare a stock dividend or other distribution of property or securities (other than a cash dividend) upon the GABC Common or shall subdivide, split up, reclassify or combine the GABC Common, and (ii) the record date for such transaction is prior to the date on which the Effective Time occurs, appropriate adjustment or adjustments will be made to the Exchange Ratio.
(k)            Shareholders of RVB are not entitled to dissenters’ rights under Indiana Code § 23-1-44, as amended, because the shares of RVB Common are traded on The NASDAQ Capital Market.
Section 1.04.  The Holding Company Merger – Cancellation of Options.  To the extent that, immediately prior to the Effective Time, there are (even though RVB has represented and warranted pursuant to Section 2.01(o) that there are at the time of this Agreement no such rights, and that none will be created during the term of this Agreement) any outstanding stock options (or warrants or other rights to purchase securities issued by RVB) (whether to employees or directors of River Valley Financial or others) other than the Cancelled Rights that are described by Section 1.03(d) (such rights to purchase, other than the Cancelled Rights, are referred to herein as the “Unscheduled Purchase Rights”), such Unscheduled Purchase Rights shall as of the Effective Time be deemed to be cancelled without consideration (and any and all stock option plans or warrant purchase agreements or other arrangements under which such Unscheduled Purchase Rights shall have been issued shall at such time be deemed terminated without consideration), and RVB shall not accept any purported notice of exercise of any such Unscheduled Purchase Right after the close of business on the Closing Date but shall promptly notify GABC of any such purported notice.
Section 1.05.  The Bank Merger.  River Valley Financial and RVB shall take all action necessary and appropriate, including entering into an agreement and plan of merger (the “Bank Merger Agreement” and collectively with the Holding Company Plan of Merger, the “Plans of Merger”) substantially in the form attached hereto as Exhibit 1.05, to cause River Valley Financial to merge with and into German American (the “Bank Merger”) in accordance with all applicable laws and regulations, effective immediately after the Effective Time after the consummation of the Holding Company Merger.
Section 1.06.  The Closing.  The closing of the Mergers (the “Closing”) shall take place on the Closing Date described in Section 1.08 of this Agreement, and at such time and at such place as determined in accordance with Section 1.08.
Section 1.07.     Exchange Procedures; Surrender of Certificates.
(a)            GABC shall appoint an exchange agent for the surrender of Certificates formerly representing RVB Common in exchange for the Merger Consideration, which may be a third party, GABC or German American (such agent is referred to herein as the “Exchange Agent”).
(b)            Within five (5) business days after the date on which the Effective Time occurs, the Exchange Agent shall provide to each record holder of any Certificate or Certificates whose shares were converted into the right to receive a pro rata portion of the Merger Consideration, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon the proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as GABC may reasonably specify) (each such letter the “Merger Letter of Transmittal”) and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration.  As soon as reasonably practical after surrender to the Exchange Agent of a Certificate(s), together with a Merger Letter of Transmittal duly executed and any other required documents, the Exchange Agent shall deliver to such surrendering Certificate holder the applicable aggregate amount of Merger Consideration.  No interest on the Merger Consideration payable or issuable upon the surrender of the Certificates shall be paid or accrued for the benefit of holders of Certificates.  If the Merger Consideration is to be issued or paid to a person other than a person in whose name a surrendered Certificate is registered, it shall be a condition of issuance that the surrendered Certificate shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance or payment shall pay to the Exchange Agent any required transfer or other taxes or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.  GABC reserves the right in all cases to require that a surety bond on terms and in an amount satisfactory to GABC be provided to GABC at the expense of the RVB shareholder in the event that such shareholder claims loss of a Certificate and requests that GABC waive the requirement for surrender of such Certificate.
(c)            No dividends that are otherwise payable on shares of GABC Common constituting the Merger Consideration shall be paid to persons entitled to receive such shares of GABC Common until such persons surrender their Certificates.  Upon such surrender, there shall be paid to the person in whose name the shares of GABC Common shall be issued any dividends which shall have become payable with respect to such shares of GABC Common (without interest and less the amount of taxes, if any, which may have been imposed thereon), between the Effective Time and the time of such surrender.
Section 1.08.  The Closing Date.  Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned and subject to the satisfaction (or waiver, where applicable) of the conditions set forth in Article VI, the Closing shall take place on the first day of the month following each of the conditions in Section 6.01(c) and (e) and Section 6.02(c) and (e) being satisfied, or on such later or earlier date as RVB and GABC may agree (the “Closing Date”).  The Closing shall take place remotely via the electronic exchange of documents and signatures on the Closing Date, unless the parties otherwise agree.  The parties hereto acknowledge and agree that (i) all proceedings at the Closing shall be deemed to have been taken and executed simultaneously, and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered, and (ii) the Closing shall be deemed to have taken place at the offices of GABC in Jasper, Indiana, at 12:01 A.M. Eastern Time, on the Closing Date, unless the parties shall mutually otherwise agree.
Section 1.09.   Actions At Closing.
(a)            At the Closing, RVB shall deliver to GABC:
(i)            a certified copy of the articles of incorporation and bylaws of RVB, as amended, certified copies of the articles of incorporation and bylaws, as amended, of River Valley Financial, Insurance, Madison, Investment Sub 1, Investment Sub 2, certified copies of the articles of organization and operating agreement of Portfolio, as amended, and the certified organizational documents of the Trust;
(ii)            a certificate signed by the President and Chief Executive Officer of RVB, dated as of the Effective Time, stating, to the best of his knowledge and belief, after due inquiry, that: (A) each of the representations and warranties contained in Article II is true and correct in all material respects at the time of the Closing, subject to the standard specified in Section 6.01(a) hereof, as if such representations and warranties had been made at Closing, (B) all the covenants of RVB have been complied with in all material respects from the date of this Agreement through and as of the Effective Time; and (C) RVB and River Valley Financial have performed and complied in all material respects, unless waived by GABC, with all of their obligations and agreements required to be performed hereunder prior to the Closing Date;
(iii)            certified copies of the resolutions of RVB’s Board of Directors and shareholders, approving and authorizing the amendment to the Articles of Incorporation of RVB as set forth in Exhibit 1.09(a)(iii) attached hereto (“Articles of Amendment”), the execution of this Agreement and the Holding Company Plan of Merger and authorizing the consummation of the Holding Company Merger;
(iv)            a certified copy of the resolutions of the Board of Directors of River Valley Financial and of its shareholder, as required for valid approval of the execution of this Agreement and the consummation of the Bank Merger;
(v)            a certificate of the Indiana Secretary of State, dated a recent date, stating that RVB is duly organized and exists under the IBCL;
(vi)            a certificate of the Indiana Secretary of State, dated a recent date, stating that River Valley Financial is duly organized and exists under the IFIA;

(vii)            a certificate of the Indiana Secretary of State, dated a recent date, stating that Madison is duly organized and exists under the IBCL;
(viii)            certificates of the Nevada Secretary of State, dated a recent date, stating, respectively, that Insurance, Investment Sub 1, Investment Sub 2, and Portfolio are duly organized and in good standing in the State of Nevada;
(ix)            a certificate of the Connecticut Secretary of State, dated of a recent date, stating that the Trust is duly organized and exists in the State of Connecticut; and
(x)            any title affidavits or documents required by the Title Company (as defined in Section 4.07) to issue the Title Policies (as defined in Section 4.07);
(xi)            employment agreement between Matthew Forrester and German American in the form attached hereto as Exhibit 1.09(a)(xi) (the “Forrester Employment Agreement”), executed by Matthew Forrester;
(xii)            employment agreement between Anthony Brandon and German American in the form attached hereto as Exhibit 1.09(a)(xii) (the “Brandon Employment Agreement”), executed by Anthony Brandon;
(xiii)            employment agreement between John Muessel and German American in the form attached hereto as Exhibit 1.09(a)(xiii) (the “Muessel Employment Agreement”), executed by John Mussel;
(xiv)            executed Releases With Respect to Employment Agreements between RVB and Matthew P. Forrester, Anthony D. Brandon, and John M. Muessel, in the form of Exhibit 5.06(n) hereto, as applicable, and the Release appended thereto; and
(xv)            third party consents required to consummate the transactions contemplated in this Agreement as set forth in Schedule 2.02(e) of the RVB Disclosure Schedule (as defined below).
(b)            At the Closing, GABC shall deliver to RVB:
(i)            a certificate signed by the Chief Executive Officer of GABC, dated as of the Effective Time, stating, to the best of his knowledge and belief, after due inquiry, that: (A) each of the representations and warranties contained in Article III is true and correct in all material respects at the time of the Closing, subject to the standard specified in Section 6.02(a) hereof, as if such representations and warranties had been made at Closing, (B) all the covenants of GABC have been complied with in all material respects from the date of this Agreement through and as of the Effective Time; and (C) GABC and German American have performed and complied in all material respects, unless waived by RVB, with all of their obligations and agreements required to be performed hereunder prior to the Closing Date;

(ii)            a certified copy of the resolutions of GABC’s Board of Directors authorizing the execution of this Agreement and the Holding Company Plan of Merger and the consummation of the Holding Company Merger;
(iii)            a certified copy of the resolutions of German American’s Board of Directors and shareholder, as required for valid approval of the execution of this Agreement and the consummation of the Bank Merger;
(iv)            certificates of the Indiana Secretary of State, dated a recent date, stating that GABC and German American each is duly organized and exists under the IBCL and IFIA, respectively;
(v)            the Forrester Employment Agreement, executed by German American;
(vi)            the Brandon Employment Agreement, executed by German American; and
(vii)            the Muessel Employment Agreement, executed by German American.
(c)            At the Closing, GABC and RVB shall execute and/or deliver to one another such other documents and instruments, and take such other actions as shall be necessary or appropriate to consummate the Mergers, including the execution and the presentation of executed Articles of Merger (including the Holding Company Plan of Merger and/or Bank Plan of Merger with the blank provisions completed in accordance with the provisions of Article I of this Agreement) to the Indiana Secretary of State for filing under the IBCL and the IFIA, accompanied by the appropriate fees.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF
RVB AND RIVER VALLEY FINANCIAL
RVB and River Valley Financial hereby jointly and severally make the following representations and warranties to GABC and German American with respect to RVB, the Subsidiaries, and the Trust:
Section 2.01.     Organization and Capital Stock.
(a)            RVB is a corporation duly organized and validly existing under the IBCL and has the corporate power to own all of its property and assets, to incur all of its liabilities and to carry on its business as now being conducted. RVB’s only direct wholly-owned subsidiaries are River Valley Financial, Insurance, and the Trust.  Except as set forth in Schedule 2.01(a) of the disclosure schedule that has been prepared by RVB and delivered by RVB to GABC in connection with the execution and delivery of this Agreement (the “RVB Disclosure Schedule”), RVB is not engaged in any activities that are financial in nature and only permissible for financial holding companies under 12 U.S.C. 1843(k).
(b)            River Valley Financial is an Indiana commercial bank duly organized and validly existing under the IFIA and has the corporate power to own all of its property and assets, to incur all of its liabilities and to carry on its business as now being conducted.  All of the issued and outstanding capital stock of River Valley Financial is owned by RVB.  River Valley Financial’s only direct wholly-owned subsidiaries are Investment Sub 1 and Madison.  River Valley Financial is subject to primary federal supervision and regulation by the Federal Deposit Insurance Corporation (“FDIC”).
(c)            Insurance, Investment Sub 1, and Investment Sub 2 are each a corporation duly organized and in good standing under the laws of the State of Nevada, and they each have the corporate power to own all of their respective property and assets, to incur all of their respective liabilities and to carry on their respective business as now being conducted.  All of the issued and outstanding capital stock of Insurance is owned by RVB.  Insurance has no subsidiaries.  All of the issued and outstanding capital stock of Investment Sub 1 is directly owned by River Valley Financial.  All of the issued and outstanding capital stock of Investment Sub 2 is directly owned by Investment Sub 1.  Investment Sub 1’s only direct wholly-owned subsidiary is Investment Sub 2.
(d)            Portfolio is a limited liability company duly organized and in good standing under the laws of the State of Nevada and has the limited liability company power to own all of its assets, to incur all of its liabilities and to carry on its business as now being conducted.  All of the membership interest of Portfolio is owned by Investment Sub 1 and Investment Sub 2.  Portfolio has no subsidiaries.
(e)            The Trust is a statutory trust duly organized and validly existing under the laws of the State of Connecticut and has the trust power to own all of its assets, to incur all of its liabilities and to carry on its business as now being conducted.  All of the common securities of the Trust are owned by RVB.  The Trust has no subsidiaries.
(f)            Madison is a corporation duly organized and validly existing under the IBCL and has the corporate power to own all of its property and assets, to incur all of its liabilities and to carry on its business as now being conducted.  Madison has no subsidiaries.
(g)            RVB has authorized capital stock of seven million (7,000,000) shares divided into two million (2,000,000) shares of preferred stock, without par value (“RVB Preferred”) and five million (5,000,000) shares of common stock, without par value (“RVB Common”).  As of the date of this Agreement, 2,513,696 shares of RVB Common, and no shares of RVB Preferred, are issued and outstanding.  All such shares of RVB Common are duly and validly issued and outstanding, fully paid and non-assessable.  None of the outstanding shares of RVB Common has been issued in violation of any preemptive rights of the current or past shareholders of RVB (or its predecessor) or in violation of any applicable federal or state securities laws or regulations.  RVB has no capital stock authorized, issued or outstanding other than as described in this Section 2.01(g) and, except as set forth in Section 2.01(g) of the RVB Disclosure Schedule, RVB has no intention or obligation to authorize or issue additional shares of its capital stock.
(h)            River Valley Financial has authorized common stock of sixteen thousand (16,000) shares, with a par value of $10.00 per share (“River Valley Financial Common”).  As of the date of this Agreement, 16,000 shares of River Valley Financial Common are issued and outstanding.  All of such shares of River Valley Financial Common are duly and validly issued and outstanding, are fully paid and nonassessable and are owned by RVB.  None of the outstanding shares of River Valley Financial Common has been issued in violation of any preemptive rights of the current or past shareholders of River Valley Financial or in violation of any applicable federal or state securities laws or regulations.  All of the shares of River Valley Financial Common are owned by RVB free and clear of all liens, pledges, charges, claims, encumbrances, restrictions, security interests, options and preemptive rights and of all other rights of any other person, corporation or entity with respect thereto.  River Valley Financial has no capital stock authorized, issued or outstanding other than as described in this Section 2.01(h) and has no intention or obligation to authorize or issue any other shares of capital stock.
(i)            Insurance has two thousand five hundred (2,500) shares of capital stock, with a par value of $1.00 per share, authorized and outstanding, all of which are held beneficially and of record by RVB.  Such issued and outstanding shares of Insurance capital stock have been duly and validly authorized by all necessary corporate action of Insurance, are validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive rights of any Insurance shareholders.  All of the issued and outstanding shares of Insurance capital stock are owned by RVB free and clear of all liens, pledges, charges, claims, encumbrances, restrictions, security interests, options and preemptive rights and of all other rights of any other person, corporation or entity with respect thereto.  Insurance has no capital stock authorized, issued or outstanding other than as described in this Section 2.01(i) and has no intention or obligation to authorize or issue any other shares of capital stock.
(j)            Investment Sub 1 has two thousand five hundred (2,500) shares of capital stock, all of which are without par value, authorized, of which one thousand (1,000) shares are issued and outstanding and held beneficially and of record by River Valley Financial.  Such issued and outstanding shares of Investment Sub 1 capital stock have been duly and validly authorized by all necessary corporate action of Investment Sub 1, are validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive rights of any Investment Sub 1 shareholders.  All of the issued and outstanding shares of Investment Sub 1 capital stock are owned by River Valley Financial free and clear of all liens, pledges, charges, claims, encumbrances, restrictions, security interests, options and preemptive rights and of all other rights of any other person, corporation or entity with respect thereto.  Investment Sub 1 has no capital stock authorized, issued or outstanding other than as described in this Section 2.01(j) and has no intention or obligation to authorize or issue any other shares of capital stock.
(k)            Investment Sub 2 has two thousand five hundred (2,500) shares of capital stock, all of which are without par value, authorized, of which one thousand (1,000) shares are issued and outstanding and held beneficially and of record by Investment Sub 1.  Such issued and outstanding shares of Investment Sub 2 capital stock have been duly and validly authorized by all necessary corporate action of Investment Sub 2, are validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive rights of any Investment Sub 2 shareholders.  All of the issued and outstanding shares of Investment Sub 2 capital stock are owned by Investment Sub 1 free and clear of all liens, pledges, charges, claims, encumbrances, restrictions, security interests, options and preemptive rights and of all other rights of any other person, corporation or entity with respect thereto.  Investment Sub 2 has no capital stock authorized, issued or outstanding other than as described in this Section 2.01(k) and has no intention or obligation to authorize or issue any other shares of capital stock.

(l)            Madison has five hundred (500) shares of capital stock, all of which are without par value, authorized and outstanding and held beneficially and of record by River Valley Financial.  Such issued and outstanding shares of Madison capital stock have been duly and validly authorized by all necessary corporate action of Madison, are validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive rights of any Madison shareholders.  All of the issued and outstanding shares of Madison capital stock are owned by River Valley Financial free and clear of all liens, pledges, charges, claims, encumbrances, restrictions, security interests, options and preemptive rights and of all other rights of any other person, corporation or entity with respect thereto.  Madison has no capital stock authorized, issued or outstanding other than as described in this Section 2.01(l) and has no intention or obligation to authorize or issue any other shares of capital stock.
(m)            Ninety percent (90%) of the issued and outstanding membership interest of Portfolio is owned by Investment Sub 2, and ten percent (10%) of the issued and outstanding membership interest of Portfolio is owned by Investment Sub 1.  Such membership interests have been duly and validly authorized by all necessary limited liability company action of Portfolio, and are validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive rights of any Portfolio equity owners.  Such membership interests are owned free and clear of all liens, pledges, charges, claims, encumbrances, restrictions, security interests, options and preemptive rights and of all other rights of any other person, corporation or entity with respect thereto.  Portfolio has no membership interests authorized, issued or outstanding other than as described in this Section 2.01(m) and has no intention or obligation to authorize or issue any other membership interests.
(n)            The Trust has 217 shares of common securities authorized and outstanding, $1,000 per share liquidation value, and 7,000 capital securities authorized and outstanding, $1,000 per share liquidation value.  All of the common securities of the Trust are held beneficially and of record by RVB.  Such issued and outstanding Trust securities have been duly and validly authorized by all necessary corporate action of the Trust, are validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive rights of any Trust security holders.  All of the issued and outstanding common securities of the Trust are owned by RVB free and clear of all liens, pledges, charges, claims, encumbrances, restrictions, security interests, options and preemptive rights and of all other rights of any other person, corporation or entity with respect thereto.  The Trust has no capital securities authorized, issued or outstanding other than as described in this Section 2.01(n) and has no intention or obligation to authorize or issue any other shares of capital securities.
(o)            There are no shares of capital stock or other equity securities of RVB, the Subsidiaries, or the Trust authorized, issued or outstanding (except as set forth in this Section 2.01) and, except as set forth in Section 2.01 of the RVB Disclosure Schedule, there are no outstanding options, warrants, rights to subscribe for, calls, puts, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of RVB, the Subsidiaries or Trust, or contracts, commitments, understandings or arrangements by which RVB, the Subsidiaries, or the Trust are or may be obligated to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock.

Section 2.02.    Authorization; No Defaults.
(a)            The Boards of Directors of RVB and River Valley Financial have, by all appropriate action, approved this Agreement and the Holding Company Merger or Bank Merger, as applicable and contemplated hereby, and have authorized the execution of this Agreement and the applicable Plan of Merger on RVB’s or River Valley Financial’s behalf by their respective duly authorized officers and the performance by RVB and River Valley Financial of their respective obligations hereunder.  The Board of Directors of RVB received, at the meeting at which it approved this Agreement and the Holding Company Merger, the oral opinion of Keefe, Bruyette & Woods, Inc. (“KBW”) to the effect that, as of the date of that meeting, the Merger Consideration was fair, from a financial point of view, to the shareholders of RVB.  Except as provided in the RVB Disclosure Schedule, nothing in the Articles of Incorporation or Bylaws of RVB, as amended, or the Articles of Incorporation or Bylaws of River Valley Financial, as amended, or in any material agreement or instrument, or any decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which RVB or River Valley Financial is bound or subject, would prohibit RVB or River Valley Financial from consummating, or would be violated or breached by RVB’s or River Valley Financial’s consummation of, this Agreement, the Holding Company Merger or the Bank Merger and other transactions contemplated herein on the terms and conditions herein contained.  This Agreement has been duly and validly executed and delivered by RVB and River Valley Financial and constitutes a legal, valid and binding obligation of RVB and River Valley Financial, enforceable against RVB and River Valley Financial in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles.  No corporate acts or proceedings, other than those already taken and other than the approval of the Articles of Amendment by two-thirds (2/3) of the Board of Directors of RVB and the holders of more shares of RVB Common voting in favor of the Articles of Amendment than voting against them, the filing of the Articles of Amendment with the Indiana Secretary of State, the approval of the Merger by the holders of a majority of the outstanding shares of RVB Common and by RVB as sole shareholder of River Valley Financial, are required by law to be taken by RVB or River Valley Financial to authorize the execution, delivery and performance of this Agreement.
(b)            Except as set forth in Section 2.02 of the RVB Disclosure Schedule, neither RVB nor any of the Subsidiaries or the Trust is, nor will be by reason of the consummation of the transactions contemplated herein, in material default under or in material violation of any provision of, nor will the consummation of the transactions contemplated herein afford any party a right to accelerate any indebtedness under, RVB’s, the Subsidiaries’ or the Trust’s organizational documents, any material promissory note, indenture or other evidence of indebtedness or security therefor, or any material lease, contract, or other commitment or agreement to which it is a party or by which it or its property is bound.
(c)            Except as set forth in Section 2.02 of the RVB Disclosure Schedule, neither the execution of this Agreement, nor the consummation of the transactions contemplated hereby, does or will (i)  result in the creation of, or give any person, corporation or entity the right to create, any lien, charge, encumbrance, security interest, or any other rights of others or other adverse interest upon any right, property or asset of RVB, any Subsidiary, or the Trust; (ii)

terminate, or give any person, corporation or entity the right to terminate, amend, abandon, or refuse to perform, any note, bond, indenture, loan, mortgage, security agreement, contract, arrangement or commitment to which RVB, any Subsidiary or the Trust is subject or bound, the result of which would have a Material Adverse Effect (as defined below); or (iii) accelerate or modify, or give any party thereto the right to accelerate or modify, the time within which, or the terms according to which, RVB, any Subsidiary or the Trust is to perform any duties or obligations or receive any rights or benefits under any note, bond, indenture, loan, mortgage, security agreement, contract, arrangement or commitment.  For the purpose of this Agreement, a “Material Adverse Effect” means any effect, circumstance, occurrence or change that (i) is material and adverse to the financial position, results of operations or business of RVB, the Subsidiaries and the Trust taken as a whole, or GABC and German American taken as a whole, as applicable or (ii) would materially impair the ability of RVB or GABC, as applicable, to perform its obligations under this Agreement; provided, however, that a Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability to banks or their holding companies or interpretations thereof by courts or governmental authorities, (b) changes in GAAP or regulatory accounting requirements applicable to banks or their holding companies generally, (c) any modifications or changes to valuation policies and practices in connection with the Mergers or restructuring charges taken in connection with the Mergers, in each case in accordance with GAAP, (d) effects of any action taken with the prior written consent of the other party hereto, (e) changes in the general level of interest rates (including the impact on the securities portfolios of RVB and River Valley Financial, or GABC and German American, as applicable) or conditions or circumstances relating to or that affect either the United States economy, financial or securities markets or the banking industry, generally, (f) changes resulting from expenses (such as legal, accounting and investment bankers’ fees) incurred in connection with this Agreement or the transactions contemplated herein, including without limitation payment of any amounts due to, or the provision of any benefits to, any directors, officers or employees under agreements, plans or other arrangements in existence of or contemplated by this Agreement and disclosed to GABC, (g) the impact of the announcement of this Agreement and the transactions contemplated hereby, and compliance with this Agreement on the business, financial condition or results of operations of RVB, the Subsidiaries and the Trust, or GABC and German American, as applicable and (h) the occurrence of any military or terrorist attack within the United States or any of its possessions or offices; provided that in no event shall a change in the trading price of the GABC Common Stock, by itself, be considered to constitute a Material Adverse Effect on GABC (it being understood that the foregoing proviso shall not prevent or otherwise affect a determination that any effect underlying such decline has resulted in a Material Adverse Effect).
(d)            Other than the filing of the Articles of Amendment with the Indiana Secretary of State prior to the Closing Date, the filing of Articles of Merger with the Indiana Secretary of State for the Merger and in connection or in compliance with the banking regulatory approvals contemplated by Section 5.01, federal and state securities laws and the rules and regulations promulgated thereunder and rules of NASDAQ, no notice to, filing with, authorization of, exemption by, or consent or approval of, any public body or authority is necessary for the consummation by RVB of the transactions contemplated by this Agreement.
(e)            Other than those filings, authorizations, consents and approvals referenced in Section 2.02(d) above and except as set forth in the RVB Disclosure Schedule, no notice to,

filing with, authorization of, exemption by, or consent or approval of, any third party is necessary for the consummation by RVB or River Valley Financial of the transactions contemplated by this Agreement, except for such authorizations, exemptions, consents or approvals, the failure of which to obtain, would not be reasonably likely to result in a Material Adverse Effect.
Section 2.03.  Subsidiaries.  Except for the ownership of the Subsidiaries and the Trust and other matters as disclosed in Section 2.03 of the RVB Disclosure Schedule, neither RVB nor River Valley Financial has (or has had at any time in the last five (5) years) any direct or indirect ownership interest in any corporation, partnership, limited liability company, joint venture or other business.
Section 2.04.      Financial Information.
(a)            The consolidated balance sheet of RVB and its subsidiaries as of December 31, 2013 and 2014 and related consolidated statements of income, changes in shareholders’ equity and cash flows for the three (3) years ended December 31, 2014, together with the notes thereto, included in RVB’s Annual Report on Form 10-K for the annual period then ended (the “10-K”) and the consolidated balance sheets of RVB as of June 30, 2015, and related consolidated statements of income and cash flows included in RVB’s Quarterly Report on Form 10-Q for the quarterly period then ended (the “10-Q”) (together, the financial statements included in the 10-K and the 10-Q are referred to herein as the “RVB Financial Statements”) have been prepared in accordance with GAAP (except as disclosed therein) and fairly present the consolidated financial position and the consolidated results of operations, changes in shareholders’ equity and cash flows of RVB and its consolidated subsidiaries as of the dates and for the periods indicated.
(b)            Neither RVB nor River Valley Financial has any material liability, fixed or contingent, except to the extent set forth in the RVB Financial Statements or incurred in the ordinary course of business since December 31, 2014.
(c)            RVB does not engage in the lending business (except by and through River Valley Financial) or any other business or activity other than that which is incident to its direct ownership of all the capital stock of River Valley Financial, Insurance, and the common securities of the Trust, and its indirect ownership of Investment Sub 1, Investment Sub 2, Portfolio, and Madison and does not own any investment securities.
Section 2.05.  Absence of Changes.  Except for events and conditions relating to the business and interest rate environment in general, the accrual or payment of Merger-related expenses, or as set forth in the RVB Disclosure Schedule, since June 30, 2015, no events have occurred which could reasonably be expected to have a Material Adverse Effect.  Except as set forth in the RVB Disclosure Schedule, between the period from June 30, 2015 to the date of this Agreement, RVB, each Subsidiary and the Trust have carried on their respective businesses in the ordinary and usual course consistent with their past practices (excluding the incurrence of fees and expenses of professional advisors related to this Agreement and the transactions contemplated hereby) and there has not been any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to RVB Common (other than normal quarterly cash dividends) or any split, combination or reclassification of any stock of RVB, any Subsidiary, or the Trust or, with the exception of the issuance of shares in connection with the exercise of stock options, any issuance or the authorization of any issuance of any securities in respect of, or in lieu of, or in substitution for RVB’s, any Subsidiary’s, or the Trust’s securities.
Section 2.06.  Absence of Agreements with Banking Authorities.  Except as set forth in Section 2.06 of the RVB Disclosure Schedule, RVB, River Valley Financial and the Trust are not subject to any order (other than orders applicable to bank holding companies or banks generally) and neither is a party to any agreement or memorandum of understanding with (or resolution of its Board of Directors adopted at the suggestion of) any federal or state agency charged with the supervision or regulation of banks or bank holding companies, including without limitation, the FDIC, the FRB and the Indiana Department of Financial Institutions (“DFI”), in each case that has been issued, executed or delivered on or after January 1, 2010.
Section 2.07.  Tax Matters.
(a)            Each of RVB, each of the Subsidiaries, and the Trust has timely filed all material Tax Returns (as defined below) that are required to be filed and all such Tax Returns are true, correct and complete in all material respects.  All material Taxes that are due and payable by RVB, the Subsidiaries, and the Trust (whether or not shown on any Tax Return) have been paid.  All Taxes that were properly accruable as of any applicable balance sheet or call report date (but that were not then due and payable) are reflected as liabilities in the RVB Financial Statements as of that date (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income).  RVB has delivered to GABC correct and complete copies of all Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by RVB, any of the Subsidiaries or the Trust.  There are no liens for Taxes upon the assets of RVB, any of the Subsidiaries or the Trust except liens for current Taxes not yet due and payable.
(b)            RVB, the Subsidiaries, and the Trust have not requested any extension of time within which to file any Tax Return which request is currently pending or has been granted and is in effect and RVB, the Subsidiaries, and the Trust have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax (as defined below) audit, review or other assessment or deficiency.
(c)            To the knowledge of RVB, any of the Subsidiaries, or the Trust, no claim has ever been made by a Tax Authority (as defined below) in a jurisdiction wherein RVB, any of the Subsidiaries, or the Trust do not file Tax Returns that RVB, any of the Subsidiaries, or the Trust is or may be subject to taxation by that jurisdiction.
(d)            RVB, the Subsidiaries, and the Trust have made all withholding of Taxes required to be made under all applicable laws, in connection with any compensation paid to any employee, independent contractor or creditor or other third-party and the amounts of Tax withheld have been properly and timely paid over to the appropriate Tax Authorities.
(e)            To the knowledge of RVB, any of the Subsidiaries, or the Trust, there is no Tax deficiency or claim assessed, proposed, pending or threatened (whether orally or in writing) against RVB, any of the Subsidiaries, or the Trust, except to the extent that adequate liabilities or reserves with respect thereto are accrued by RVB, any of the Subsidiaries, or the Trust in accordance with GAAP and set forth in the RVB Financial Statements or (i) such deficiency or claim is being contested in good faith by appropriate proceedings, (ii) no such accrual is required by GAAP and (iii) the nature and amount of the disputed Tax is set forth in Section 2.07(e) of the RVB Disclosure Schedule.  RVB, any of the Subsidiaries, and the Trust do not have any income that was realized during a Tax period that began before the Closing Date that is or will be required to be included in a Tax Return of GABC or German American for a Tax Period that begins on or after the Closing Date.
(f)            RVB, any of the Subsidiaries, and the Trust do not have any requests for a ruling pending with any Tax Authority.  RVB, any of the Subsidiaries, and the Trust have not agreed to, and is not required to make, any adjustment pursuant to Section 481(a) of the Code by reason of a change in accounting method initiated by RVB, any of the Subsidiaries, or the Trust and neither the IRS nor any other Tax Authority has proposed any such adjustment or change in accounting method.
(g)            All Tax sharing agreements or similar agreements with respect to or involving RVB, any of the Subsidiaries, and the Trust shall be terminated as of the Closing Date and, after the Closing Date, RVB, any of the Subsidiaries, and the Trust shall not be bound thereby or have any liability thereunder.
(h)            Except as set forth in Section 2.07(h) of the RVB Disclosure Schedule, each of RVB, any of the Subsidiaries, and the Trust has not made any payments, is not obligated to make any payments, and is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of (i) any “excess parachute payment” within the meaning of Section 280G of the Code (or any corresponding provision of state, local or foreign Tax law) and (ii) any amount that will not be fully deductible as a result of Section 162(m) of the Code (or any corresponding provision of state, local, or foreign Tax law).
(i)            There are no excess loss accounts, deferred intercompany transactions, or other items of income, gain, loss, deduction or credit of RVB, any of the Subsidiaries, or the Trust under the federal consolidated return regulations or other comparable or similar provisions of law that must be recognized or may be triggered as a result of the consummation of the transactions contemplated by this Agreement.
(j)            The following capitalized terms are defined for purposes of this Article II as follows:
(i)            “Governmental Authority” shall mean each any local, state, federal or foreign court, regulatory or administrative agency, department, commission or other governmental authority or instrumentality (including the staff thereof), or any industry self-regulatory authority (including the staff thereof).
(ii)            “Tax” or “Taxes” means and includes all federal, foreign, state, local or other income, net income, intangibles, tangible asset, alternative or add-on minimum, gross receipt, gains, capital stock, transfer, transactions, stock transfer, registration, payroll, value added, estimated, stamp, sales, use, ad valorem, franchise, profits, net worth, insurance, license, withholding, payroll, employment, unemployment, excise, severance, single business tax, processing, production, occupation, premium, property, real estate, occupancy, unclaimed property, environmental (including taxes under Section 59A of the Code), windfall profit, custom, duty and any other taxes, fees, imposts, levies, duties, impositions, assessments or charges of any kind whatsoever, together with any interest, penalties and additions imposed with respect to such amounts, imposed or charged by any Governmental Authority or Tax Authority, including any Social Security charges in any country.
(iii)            “Tax Authority” means any national, federal, state, local or foreign governmental, regulatory or administrative authority, agency, department or arbitral body of any country or political subdivision thereof having responsibility for the imposition of any Tax.
(iv)            “Tax Return” means and include all returns, statements, declarations, estimates, reports, information returns, schedules, forms, exhibits, coupons and any other documents (including all affiliated, consolidated, combined or unitary versions of the same) including all related or supporting information filed or required to be filed with any Governmental Authority or Tax Authority, in connection with the determination, assessment, reporting, payment, collection, or administration of any Taxes, and including any amendment thereof.
Section 2.08.  Absence of Litigation.  Except as set forth in Section 2.08 of the RVB Disclosure Schedule, there are no claims of any kind, nor any action, suits, proceedings, arbitrations or investigations pending or, to the knowledge of RVB, threatened in any court or before any government agency or body, arbitration panel or otherwise (nor does RVB have any knowledge of a basis for any claim, action, suit, proceeding, arbitration or investigation) which could reasonably be expected to have a Material Adverse Effect.  To the knowledge of RVB, there are no material uncured violations, criticisms or exceptions, or violations with respect to which material refunds or restitutions may be required, cited in any report, correspondence or other communication to RVB, any of the Subsidiaries, or the Trust as a result of an examination by any regulatory agency or body.
Section 2.09.   Employment Matters.
(a)            Except as disclosed in Section 2.09(a) of the RVB Disclosure Schedule, each of RVB, any of the Subsidiaries, and the Trust is not a party to or bound by any contract, arrangement or understanding (written or otherwise) for the employment, retention or engagement of any past or present officer or employee that, by its terms, is not terminable by RVB, any of the Subsidiaries, or the Trust, respectively, for any reason or for no reason, on thirty (30) days’ written notice or less without the payment of any amount by reason of such termination.
(b)            RVB, any of the Subsidiaries, and the Trust are and have been in material compliance with all applicable federal, state and local laws, regulations, ordinances and rulings respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any such laws respecting employment discrimination and occupational safety and health requirements, and (i) RVB, any of the Subsidiaries, and the Trust are not engaged in any unfair labor practice or other employment and/or wage-related policy, practice or action in violation of any federal, state or local law, regulation, ordinance or ruling, including without limitation those related to wages and hours under the Fair Labor Standards Act (FLSA); (ii) there is no unfair labor practice or employment-related complaint against RVB, any of the Subsidiaries, or the Trust pending or, to the knowledge of RVB, threatened before any state or federal court, the National Labor Relations Board, the Equal Employment Opportunity Commission (EEOC), the Indiana Civil Rights Commission (ICRC), the Indiana Department of Labor (or IOSHA) or any other federal, state or local administrative body relating to employment or employment-related policies, practices or conditions; (iii) there is no labor dispute, strike, slowdown or stoppage, or union representation proceedings or organizing activity actually occurring, pending or, to the knowledge of RVB, threatened against or directly affecting RVB, any of the Subsidiaries, or the Trust; and (iv) neither RVB, any of the Subsidiaries, and the Trust have not experienced any material work stoppage or other material labor difficulty during the past five (5) years.
(c)            Except as disclosed in Section 2.09(c) of the RVB Disclosure Schedule, neither the execution nor the delivery of this Agreement, nor the consummation of any of the transactions contemplated hereby, will (i) result in any payment (including without limitation severance, unemployment compensation or golden parachute payment) becoming due to any director or employee of RVB, any of the Subsidiaries, or the Trust from any of such entities, (ii) increase any benefit otherwise payable under any of their respective employee plans or (iii) result in the acceleration of the time of payment of any such benefit.  No amounts paid or payable by RVB, any of the Subsidiaries, or the Trust to or with respect to any employee or former employee of RVB, any of the Subsidiaries, or the Trust will fail to be deductible for federal income tax purposes by reason of Sections 162(m), 280G or 404 of the Code or otherwise.
(d)            Except as set forth in Section 2.09(d) of the RVB Disclosure Schedule, all accrued obligations and liabilities of RVB, any of the Subsidiaries, and the Trust, whether arising by operation of law, by contract or by past custom, for payments to trust or other funds, to any government agency or body or to any individual director, officer, employee or agent (or his heirs, legatees or legal representative) with respect to unemployment compensation or social security benefits and all pension, retirement, savings, stock purchase, stock bonus, stock ownership, stock option, stock appreciation rights or profit sharing plan, any employment, deferred compensation, consultant, bonus or collective bargaining agreement or group insurance contract or other incentive, welfare or employee benefit plan or agreement maintained by RVB, any of the Subsidiaries or the Trust for their current or former directors, officers, employees and agents have been and are being paid to the extent required by law or by the plan or contract, and adequate actuarial accruals and/or reserves for such payments have been and are being made by RVB, any of the Subsidiaries or the Trust in accordance with generally accepted accounting and actuarial principles.  Except as set forth in Section 2.09(d) of the RVB Disclosure Schedule, all obligations and liabilities of RVB, the Subsidiaries, and the Trust, whether arising by operation of law, by contract, or by past custom, for all forms of compensation, including, without limitation, deferred compensation, which are or may be payable to their current or former directors, officers, employees or agents have been and are being paid, and adequate accruals and/or reserves for payment therefore have been and are being made in accordance with GAAP.

All accruals and reserves referred to in this Section 2.09(d) are correctly and accurately reflected and accounted for in the books, statements and records of RVB, the Subsidiaries, and the Trust.
Section 2.10.  Reports.  Since January 1, 2012, RVB, the Subsidiaries, and the Trust have timely filed all reports, notices and other statements, together with any amendments required to be made with respect thereto, if any, that were required to be filed with (i) the Securities and Exchange Commission (“SEC”), (ii) the FRB, (iii) the FDIC, (iv) the DFI, (and (v) any other governmental authority with jurisdiction over RVB, the Subsidiaries or the Trust.  As of their respective dates, each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed.  Except as set forth in Section 2.10 of the RVB Disclosure Schedule, there is no unresolved violation with respect to any report or statement filed by, or any examination of, RVB, any of the Subsidiaries, or the Trust.
Section 2.11.  Investment Portfolio.  All United States Treasury securities, obligations of other United States Government agencies and corporations, obligations of States and political subdivisions of the United States and other investment securities held by River Valley Financial, as reflected in the RVB Call Reports are carried on the books of River Valley Financial in accordance with GAAP.  River Valley Financial does not engage in activities that would require that it establish a trading account under applicable regulatory guidelines and interpretations.
Section 2.12.    Loan Portfolio.
(a)            All loans and discounts shown in the RVB Call Reports, or which were entered into after June 30, 2015, but before the Closing Date, were and will be made in all material respects for good, valuable and adequate consideration in the ordinary course of the business of River Valley Financial, in accordance in all material respects with River Valley Financial’s lending policies and practices unless otherwise approved by River Valley Financial’s Board of Directors, and are not subject to any material defenses, set offs or counterclaims, including without limitation any such as are afforded by usury or truth in lending laws, except as may be provided by bankruptcy, insolvency or similar laws or by general principles of equity.  The notes or other evidences of indebtedness evidencing such loans and all forms of pledges, mortgages and other collateral documents and security agreements are and will be, in all material respects, enforceable, valid, true and genuine.  River Valley Financial has in all material respects complied and will through the Closing Date continue to comply in all material respects with all laws and regulations relating to such loans, or to the extent there has not been such compliance, such failure to comply will not materially interfere with the collection of any such loan.  Except as disclosed in Section 2.12(a) of the RVB Disclosure Schedule, River Valley Financial has not sold, purchased or entered into any loan participation arrangement except where such participation is on a pro rata basis according to the respective contributions of the participants to such loan amount.  RVB has no knowledge that any condition of property in which River Valley Financial has an interest as collateral to secure a loan or that is held as an asset of any trust violates the Environmental Laws (as defined in Section 2.15) in any material respect or obligates RVB, or River Valley Financial, or the owner or operator of such property to remedy, stabilize, neutralize or otherwise alter the environmental condition of such property.

(b)            Except as set forth in Section 2.12(b) of the RVB Disclosure Schedule, there is no loan of River Valley Financial in excess of One Hundred Thousand and 00/100 Dollars ($100,000.00) that has been classified by RVB, applying applicable regulatory examination standards, as “Other Loans Specially Mentioned,” “Substandard,” “Doubtful” or “Loss,” nor is there any loan of River Valley Financial in excess of One Hundred Thousand and 00/100 Dollars ($100,000.00) that has been identified by accountants or auditors (internal or external) as having a significant risk of uncollectability.  River Valley Financial’s report of classified assets and all loans in excess of One Hundred Thousand and 00/100 Dollars ($100,000.00) that Matthew P. Forrester and Anthony D. Brandon (collectively, “RVB’s Management”) have determined to be ninety (90) days or more past due with respect to principal or interest or have placed on nonaccrual status are set forth in the Section 2.12(b) of the RVB Disclosure Schedule.
(c)            The reserves for loan and lease losses and the carrying value for other real estate owned which are shown on each of the balance sheets contained in the RVB Financial Statements are adequate in the judgment of RVB’s Management and consistent with applicable bank regulatory standards and under GAAP to provide for losses, net of recoveries relating to loans and leases previously charged off, on loans and leases outstanding and other real estate owned (including accrued interest receivable) as of the applicable date of such balance sheet.
(d)            Except as set forth in Section 2.12(d) of the RVB Disclosure Schedule, none of the investments reflected in the RVB Financial Statements and none of the investments made by RVB, any of the Subsidiaries, or the Trust since June 30, 2015 is subject to any restrictions, whether contractual or statutory, which materially impairs the ability of RVB, any of the Subsidiaries, or the Trust to dispose freely of such investment at any time.  Except as set forth in Section 2.12(d) of the RVB Disclosure Schedule, RVB, any of the Subsidiaries, and the Trust are not parties to any repurchase agreements with respect to securities.
Section 2.13.   ERISA.
(a)            Section 2.13 of the RVB Disclosure Schedule lists all “employee benefit plans,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and all pension retirement, stock, stock option, equity compensation, welfare benefit, savings, deferred compensation, incentive compensation, paid time off, severance pay, salary continuation, disability, fringe benefit and other employee benefit arrangements and plans maintained, established, participated in, sponsored, contributed to, or required to be contributed to by RVB, River Valley Financial or any ERISA Affiliate (as hereinafter defined) or under which any officer or employee of RVB or River Valley Financial or an ERISA Affiliate participates in his or her capacity as such an officer or employee, or with respect to which RVB, River Valley Financial or any ERISA Affiliate may have any liability or obligation (referred to individually as a “Plan” and collectively as the “Plans,” unless otherwise specifically provided herein).  For purposes of this Section 2.13, the term “ERISA Affiliate” means any person, entity, any trade or business (whether or not incorporated) that is treated as a single employer with RVB or River Valley Financial under Section 414 of the Code.  Since December 31, 2014, neither RVB, River Valley Financial nor any ERISA Affiliate has maintained any “employee welfare benefit plan” (within the meaning of Section 3(1) of ERISA) or any “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) except for those Plans listed on the Disclosure Schedule.  Neither RVB nor River Valley Financial has established, and does not maintain, participate in, sponsor, contribute to, and is not required to contribute to, any other employee benefit policies or practices, aside from the Plans listed in Section 2.13 of the RVB Disclosure Schedule.
(b)            As applicable, with respect to each of the Plans, RVB has delivered to GABC true and complete copies of (i) all Plan documents (including all amendments and modifications thereof) and in the case of an unwritten Plan, a written description thereof, and in either case all material related agreements that are currently in force including the trust agreement and amendments thereto, insurance contracts, administrative services agreements, and investment management agreements; (ii) the last three (3) filed Form 5500 series and all schedules and financial statements attached thereto, if any, required under ERISA or the Code in connection with each such Plan; (iii) the current summary plan descriptions and all material modifications thereto, if any, required under ERISA in connection with each such Plan; (iv) the three (3) most recent actuarial reports, financial statements and trustee reports; (v) copies of all private letter rulings, requests and determination letters issued with respect to the Plans and filings, summaries of self-corrections or other corrections made under the Employee Plans Compliance Resolution System as set forth in Revenue Procedure 2013-12, and any predecessor or successor thereto (“EPCRS”), or the Voluntary Fiduciary Correction or the Delinquent Filer Voluntary Compliance programs with respect to the Plans within the past three (3) years; (vi) all communications material to any employee or employees of RVB or River Valley Financial relating to any such Plan and any proposed Plan, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any liability to RVB or the River Valley Financial, (vii) all correspondence to or from any governmental agency relating to any such Plan, (viii) all model COBRA (as hereinafter defined) forms and related notices, (ix) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each such Plan, (x) all non-discrimination or other testing results required under Code section with respect to each such Plan for the three (3) most recent plan years, (xi) if applicable, all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each such Plan, (xii) the form of all privacy notices and all business associate agreements to the extent required under the Health Insurance Portability and Accountability Act of 1996, as amended (“HIPAA”); and (xiii) the most recent Internal Revenue Service determination or opinion letter issued with respect to each such Plan.
(c)            RVB and River Valley Financial have performed all material obligations required to be performed by them under, are not in material default or material violation of, and neither RVB nor River Valley Financial has knowledge of any default or violation by any other party to, any Plan.  All Plans listed on the RVB Disclosure Schedule comply in form and in operation in all material respects with all applicable requirements of law and regulation, including but not limited to the Code and ERISA.  Except as listed on Section 2.13 of the RVB Disclosure Schedule, each “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA (“Pension Plan”), maintained or contributed to by RVB and River Valley Financial and which is intended to meet the qualification requirements of Section 401(a) of the Code has met such requirements at all times and has been and continues to be tax exempt under Section 501(a) of the Code, has been timely amended to comply with the provisions of recent legislation commonly referred to as “EGTRRA,” the Pension Protection Act, commonly referred to as “PPA,” and additional changes in law, has been timely submitted to the Internal Revenue Service

(IRS) for a determination letter that takes amendments for EGTRRA, PPA and additional changes in law into account within the applicable remedial amendment period specified by Section 401(b) of the Code (or is entitled to rely on an opinion letter from the IRS), has received a determination letter from the IRS advising that such Plan is so qualified (or is entitled to rely on an opinion letter from the IRS), and nothing has occurred that could adversely affect the qualification of such Plan and no such determination letter (or an opinion letter from the IRS) received with respect to any Plan has been revoked, nor, to the knowledge of RVB, is it reasonably expected that any such letter would be revoked.  Except as disclosed in Section 2.13 of the RVB Disclosure Schedule, neither RVB nor River Valley Financial has (i) become subject to any disallowance of deductions under Sections 419 or 419A of the Code; (ii) incurred any liability for excise tax under Sections 4972, 4975, or 4976 of the Code or any liability or penalty under ERISA; or (iii) breached any of the duties or failed to perform any of the obligations imposed upon the fiduciaries or plan administrators under Title I or ERISA.
(d)            Except as disclosed in Section 2.13 of the RVB Disclosure Schedule, each Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to RVB or River Valley Financial (other than ordinary benefit claims and administration expenses).  Neither RVB nor River Valley Financial would have any liability or contingent liability if any Plan (including without limitation the payment by RVB or River Valley Financial of premiums for health care coverage for active employees or retirees, or the spouses or other family members of such active employees or retirees) were terminated or if RVB or River Valley Financial were to cease its participation therein.  Except as disclosed in the RVB Disclosure Schedule, neither RVB nor River Valley Financial nor any of their affiliates or persons acting on their behalf have made any written or oral promises or statements to employees or retirees or the spouses or other family members of such employees or retirees who are now living which might reasonably have been construed by them as promising “lifetime” or other vested rights to benefits under any Plan that cannot be unilaterally terminated or modified by RVB or River Valley Financial at their discretion at any time without further obligation.
(e)            Except as disclosed in Section 2.13 of the RVB Disclosure Schedule, in the case of each Plan which is a defined benefit plan (within the meaning of Section 3(35) of ERISA), the net fair market value of the assets held to fund such Plan equals or exceeds the present value of all accrued benefits thereunder, both vested and nonvested, on a termination basis, as determined in accordance with an actuarial costs method acceptable under Section 3(31) of ERISA.
(f)            On a timely basis, RVB and River Valley Financial have made all contributions or payments to or under each Plan as required pursuant to each such Plan, any collective bargaining agreements or other provision for reserves to meet contributions and payments under such Plans, which have not been made because they are not yet due.
(g)            Except as provided in the RVB Disclosure Schedule, no Plan has ever acquired or held any “employer security” or “employer real property” (each as defined in Section 407(d) of ERISA).
(h)            Neither RVB nor River Valley Financial has ever contributed to or is obligated to contribute under any “multiemployer plan” (as defined in Section 3(37) of ERISA).  Except as disclosed in Section 2.13 of the RVB Disclosure Schedule, neither RVB nor River Valley

Financial has ever maintained, established, sponsored, participated in, or contributed to, any pension plan subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.  Except as set forth in Section 2.13 of the RVB Disclosure Schedule, none of the Plans is a multiple employer plan (as defined in Section 413(c) of the Code) and neither RVB nor River Valley Financial has participated in or been obligated to contribute to a multiple employer plan (as defined in Section 413(c) of the Code).  None of the Plans is a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.
(i)            RVB and River Valley Financial have complied with all requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), HIPAA, the Family and Medical Leave Act of 1993, as amended, the Women’s Health and Cancer Rights Act of 1998, the Newborns’ and Mothers’ Health Protection Act of 1996 and any similar provisions of state law applicable to their employees, to the extent so required.  To the extent required under HIPAA and the regulations issued thereunder, RVB and River Valley Financial have, prior to the Effective Time, performed all material obligations under the medical privacy rules of HIPAA (45 C.F.R. Parts 160 and 164), the electronic data interchange requirements of HIPAA (45 C.F.R. Parts 160 and 162), and the security requirements of HIPAA (45 C.F.R. Part 142).  Neither RVB nor River Valley Financial has unsatisfied material obligations to any employees or qualified beneficiaries pursuant to COBRA, HIPAA or any state law governing health care coverage or extension.  Except as listed in the RVB Disclosure Schedule, neither RVB nor River Valley Financial provides or is obligated to provide health or welfare benefits to any current or future retired or former employee, or the spouse or other family member of such retired or former employee, other than any benefits required to be provided under COBRA.  Each Plan is in compliance with the Patient Protection and Affordable Care Act and its companion bill, the Health Care and Education Reconciliation Act of 2010, to the extent applicable.
(j)            There are no pending audits or investigations by any governmental agency involving the Plans, and to RVB’s knowledge no threatened or pending claims (except for individual claims for benefits payable in the normal operation of the Plans), suits or proceedings involving any Plan, any fiduciary thereof or service provider thereto, nor to RVB’s knowledge is there any reasonable basis for any such claim, suit or proceeding.
(k)            Since January 1, 2015, there has been no amendment to, announcement by RVB or River Valley Financial relating to, or change in employee participation or coverage under, any Plan which would increase materially the expense of maintaining such Plan above the level of the expense incurred therefor for the most recent fiscal year, except for increases directly resulting from an increase in the number of persons employed by RVB or River Valley Financial or promotions of existing employees in the ordinary course of business consistent with past practice.
(l)            Except as disclosed in the RVB Disclosure Schedule, the Mergers will not result in the payment, vesting or acceleration of any benefit under any Plan sponsored or contributed to by RVB or River Valley Financial.  Except as disclosed in Section 2.13 of the RVB Disclosure Schedule, no Plan provides for “parachute payments” within the meaning of Section 280G of the Code.

(m)            All Options have been granted, maintained and administered in such manner that they are exempt from the application of Section 409A of the Code.  Neither RVB nor River Valley Financial has any liability or obligation to provide any gross-up of the tax imposed by Section 409A(a)(1)(B) of the Code.
(n)            With respect to the River Valley Bancorp Employee Stock Ownership Plan and Trust Agreement (Amended and Restated Effective January 1, 2012) (the “ESOP”), except as set forth on Section 2.13(n) of the RVB Disclosure Schedule: (i) the ESOP constitutes a qualified plan within the meaning of Section 401(a) of the Code and the trust is exempt from federal income tax under Section 501(a) of the Code; (ii) the ESOP has been maintained and operated in compliance in all material respects with all applicable provisions of Sections 409 and 4975 of the Code and the regulations and rulings thereunder; (iii) all contributions required by such plan have been made or will be made on a timely basis; and (iv) no termination, partial termination or discontinuance of contributions has occurred without a determination by the IRS that such action does not affect the tax-qualified status of such ESOP.
Section 2.14.  Title to Properties; Insurance.  Each of RVB, any of the Subsidiaries, and the Trust own good, marketable and indefeasible fee simple title to all real properties reflected on the RVB Financial Statements as being owned by such entities (collectively, the “Fee Real Estate”), free and clear of all liens, charges and encumbrances (except taxes which are a lien but not yet payable and liens, charges or encumbrances reflected in the RVB Financial Statements and easements, rights-of-way, and other restrictions of record which would not materially interfere, prevent or frustrate the current use of the Fee Real Estate).  A list and description of the locations of all Fee Real Estate are set forth in Section 2.14(i) of the RVB Disclosure Schedule. Except as otherwise disclosed to GABC, the Fee Real Estate is not subject to any lease, option to purchase, right of first refusal, purchase agreement or grant to any Person of any right relating to the purchase, use, occupancy or enjoyment of such property or any portion thereof.  No portion of the Fee Real Estate is operated as a nonconforming use under applicable zoning codes.  No portion of the Fee Real Estate is located in either a “Special Flood Hazard Area” pursuant to the Federal Insurance Rate Maps created by the Federal Emergency Management Agency or an area which is inundated by a “100 year” flood as provided by any Governmental Entity. All material leasehold interests used by RVB and River Valley Financial in their respective operations (collectively, the “Leased Real Estate” and, together with the Fee Real Estate, the “Real Estate”) are held pursuant to lease agreements (collectively, the “Leases”) which are valid and enforceable in accordance with their terms.  True, complete and correct copies of the Leases have been provided to GABC, and a list of the Leases are set forth in Section 2.14(ii) of the RVB Disclosure Schedule.  There is no breach or default by any party under any Lease that is currently outstanding, and no party to any Lease has given notice (whether written or oral) of, or made a claim with respect to, any breach or default thereunder.  None of the Leased Real Estate is subject to any sublease or grant to any Person of any right to the use, occupancy or enjoyment of the property or any portion thereof.  Except as set forth in Section 2.14(iii) of the RVB Disclosure Schedule, no consent under any Lease is required in connection with the transactions contemplated by this Agreement.  The Real Estate complies in all material respects with all applicable private agreements, zoning codes, ordinances and requirements and other governmental laws and regulations relating thereto and there are no litigation or condemnation proceedings pending or, to the knowledge of RVB, threatened with respect to the Real Estate.  All licenses and permits necessary for the occupancy and use of the

Real Estate for the current use of the Real Estate have been obtained and are in full force and effect.  All buildings, structures and improvements located on, fixtures contained in, and appurtenances attached to the Real Estate are in good condition and repair, subject to normal wear and tear, and no condition exists which materially interferes with the economic value or use thereof.  RVB, the Subsidiaries, and the Trust have valid title or other ownership or use rights under licenses to all material intangible personal or intellectual property used by RVB, any of the Subsidiaries, or the Trust in their respective businesses free and clear of any claim, defense or right of any other person or entity that is material to RVB’s, any of the Subsidiaries’, or the Trust’s ownership or use rights to such property, subject only to rights of the licensor pursuant to applicable license agreements, which rights do not materially adversely interfere with the use or enjoyment of such property.  All insurable properties owned or held by RVB, the Subsidiaries, and the Trust are insured in such amounts, and against fire and other risks insured against by extended coverage and public liability insurance, as is customary with companies of the same size and in the same business.
Section 2.15.     Environmental Matters.
(a)            As used in this Agreement, “Environmental Laws” means all local, state and federal environmental laws and regulations in all jurisdictions in which RVB, any of the Subsidiaries, or the Trust has done business or owned property, including, without limitation, the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Federal Clean Water Act, the Federal Clean Air Act and the Federal Toxic Substances Control Act.
(b)            To the knowledge of RVB and River Valley Financial, neither (i) the conduct by RVB, any of the Subsidiaries, and the Trust of operations at any property, whether currently or previously owned or leased, nor (ii) any condition of any property currently or previously owned or leased by RVB, any of the Subsidiaries, or the Trust, nor (iii) the condition of any property currently or previously held by RVB, any of the Subsidiaries, or the Trust as a trust asset, violates or violated Environmental Laws in any respect, and no condition or event has occurred with respect to any such property that, with notice or the passage of time, or both, would constitute a material violation of Environmental Laws or obligate (or potentially obligate) RVB, any of the Subsidiaries, or the Trust to remedy, stabilize, neutralize or otherwise alter the environmental condition of any such property.  RVB, the Subsidiaries, and the Trust have not received any notice from any person or entity that RVB, any of the Subsidiaries, and the Trust or the operation of any facilities or any property currently or previously owned or leased by any of them, or currently or previously held as a trust asset, are or were in violation of any Environmental Laws or that any of them is responsible (or potentially responsible) for the cleanup of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on or beneath any such property.
Section 2.16.  Compliance with Law.  RVB, any of the Subsidiaries, and the Trust have not engaged in any activity nor taken or omitted to take any action which has resulted or, to the knowledge of RVB’s Management, could reasonably be expected to result, in the violation of any local, state, federal or foreign law, statute, rule, regulation or ordinance or of any order, injunction, judgment or decree of any court or government agency or body, the violation of which could reasonably be expected to have a Material Adverse Effect on RVB.  RVB, any of the Subsidiaries, and the Trust each have all material licenses, franchises, permits and other governmental authorizations that are legally required to enable them to conduct their respective businesses as presently conducted and are in compliance in all material respects with all applicable laws and regulations.  The offer and sale by RVB of the RVB Common that is issued and outstanding, and the continuing offer of RVB Common pursuant to the options and warrants that are presently outstanding and the sales of RVB Common pursuant to such options and warrants that have occurred and which may prior to the Closing Date have occurred, have been and will be either registered or qualified under the Securities Act of 1933, as amended (the “1933 Act”), and the securities laws of all states or other jurisdictions that may be applicable, or have been or will be exempt from such registration and qualification requirements.  RVB, any of the Subsidiaries, and the Trust are not subject to any agreement, commitment or understanding with, or order and directive of, any regulatory agency or government authority with respect to the business or operations of RVB, any of the Subsidiaries, or the Trust.  River Valley Financial has not received any notice of enforcement actions or criticisms since January 1, 2013 from any regulatory agency or government authority relating to its compliance with the Bank Secrecy Act, the Truth-in-Lending Act, the Community Reinvestment Act, the Gramm-Leach-Bliley Act of 1999, the USA Patriot Act, the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001, the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act or any laws with respect to the protection of the environment or the rules and regulations promulgated thereunder.  RVB has not received any notice of enforcement actions or criticisms since January 1, 2013, from any regulatory agency or government authority relating to its compliance with any securities laws applicable to RVB.  River Valley Financial received a rating of “satisfactory” or better in its most recent examination or interim review with respect to the Community Reinvestment Act.
Sectionn 2.17.  Brokerage.  Except as set forth in Section 2.17 of the RVB Disclosure Schedule, there are no claims, agreements, arrangements, or understandings (written or otherwise) for brokerage commissions, finders’ fees or similar compensation in connection with the Holding Company Merger and the Bank Merger payable by RVB or River Valley Financial.
Section 2.18.  Material Contracts.  Except as set forth in Section 2.18 of the RVB Disclosure Schedule, each of RVB, any of the Subsidiaries, and the Trust is not a party to or bound by any oral or written (i) material agreement, contract or indenture under which it has borrowed or will borrow money (not including federal funds and money deposited, including without limitation, checking and savings accounts and certificates of deposit and borrowings from the FHLBB and the FRB); (ii) material guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and guarantees made in the ordinary course of business and letters of credit issued in the ordinary course of business; (iii) material contract, arrangement or understanding with any present or former officer, director or shareholder (except for deposit or loan agreements entered into in the ordinary course of business); (iv) material license, whether as licensor or licensee; (v) contract or commitment for the purchase of materials, supplies or other real or personal property in an amount in excess of One Hundred Thousand and 00/100 Dollars ($100,000.00) annually, or for the performance of services over a period of more than thirty (30) days and involving an amount in excess of One Hundred Thousand and 00/100 Dollars ($100,000.00) annually; (vi) joint venture or partnership agreement or arrangement; (vii) contract, arrangement or understanding with any present or former agent, consultant, representative, broker, adviser, finder, or business intermediary that, by its terms, is not terminable by RVB, any of the Subsidiaries, or the Trust, respectively, for any reason or for no reason, (A) in the case of such a person who has (or at the time of the entry into such a binding commitment had) no material relationship with any past or present officer, employee, shareholder, or director of RVB, any of the Subsidiaries, or the Trust, without the payment of any amount greater than Twenty-Five Thousand and 00/100 Dollars ($25,000.00) (in any one instance) or Fifty Thousand and 00/100 Dollars ($50,000.00) (in the aggregate), or (B) in the case of such a person who has or had such a material relationship, without the payment by reason of such termination of any amount; or (viii) material contract, agreement or other commitment not made in the ordinary course of business.
Section 2.19.  Compliance with Americans with Disabilities Act.  (a) To the best of RVB’s knowledge, RVB, the Subsidiaries, and the Trust, and their respective properties (including those held by either of them in a fiduciary capacity) are in compliance with all applicable provisions of the Americans with Disabilities Act (the “ADA”), and (b) no action under the ADA against RVB, any of the Subsidiaries, or the Trust, or any of its properties has been initiated nor, to the best of RVB’s knowledge, has been threatened or contemplated.
Section 2.20.  Absence of Undisclosed Liabilities. Except as set forth in Section 2.20 of the RVB Disclosure Schedule, RVB, the Subsidiaries and the Trust do not have any liabilities, whether accrued, absolute, contingent, or otherwise, existing or arising out of any transaction or state of facts existing on or prior to the date hereof, except (a) as and to the extent disclosed, reflected or reserved against in the RVB Financial Statements, (b) any agreement, contract, obligation, commitment, arrangement, liability, lease or license which individually is less than Fifty Thousand and 00/100 Dollars ($50,000.00) per year and which may be terminated within one year from the date of this Agreement, (c) liabilities incurred since June 30, 2015 in the ordinary course of business consistent with past practice that either alone or when considered with all similar liabilities, have not had or would not reasonably be expected have a Material Adverse Effect on RVB, (d) liabilities incurred for reasonable legal, accounting, financial advising fees and out-of-pocket expenses or fees in connection with the transactions contemplated by this Agreement, and (e) unfunded loan commitments made in the ordinary course of the River Valley Financial’s business consistent with past practices.
Section 2.21.  Deposit Insurance.  The deposits of River Valley Financial are insured by the FDIC in accordance with the Federal Deposit Insurance Act, and River Valley Financial has paid all premiums and assessments with respect to such deposit insurance.
Section 2.22.  Absence of Defaults.  RVB, any of the Subsidiaries, and the Trust are not in violation of its respective organizational documents or to the knowledge of RVB in default under any material agreement, commitment, arrangement, loan, lease, insurance policy or other instrument, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event known to RVB’s Management that, with the lapse of time or giving of notice or both, would constitute such a default, except for defaults which would not have a Material Adverse Effect.
Section 2.23.  Tax and Regulatory Matters.  Each of RVB, any of the Subsidiaries, and the Trust has not taken or agreed to take any action or has any knowledge of any fact or circumstance that would (a) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code or (b) materially impede or delay receipt of any regulatory approval required for consummation of the transactions contemplated by this Agreement.
Section 2.24.  Securities Law Compliance.  Shares of RVB Common are traded on the NASDAQ Capital Market under the symbol of “RIVR.”  RVB has complied in all material respects with all applicable state, federal or foreign securities laws, statutes, rules, regulations or orders, injunctions or decrees of any applicable government agency relating thereto.  Since January 1, 2014, RVB has filed all reports and other documents required to be filed by it under the Securities and Exchange Act of 1934 (the “1934 Act”) and the 1933 Act, including RVB’s Annual Report on Form 10-K for the year ended December 31, 2014, copies of which have previously been delivered to GABC.  Since January 1, 2014, all such SEC filings were true, accurate and complete in all material respects as of the dates of the filings (except for information included therein as of a certain date, which shall have been true and correct as of such date), and no such filings, at the time they were filed, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made, at the time and in the light of the circumstances under which they were made, not false or misleading.
Section 2.25.  Shareholder Rights Plan.  Other than provisions in its Articles of Incorporation, to be as amended by the Articles of Amendment, and Bylaws which may be deemed to have an anti-takeover effect, RVB does not have a shareholder rights plan or any other plan, program or agreement involving, restricting, prohibiting or discouraging a change in control or merger of RVB or River Valley Financial or which may be considered an anti-takeover mechanism.
Section 2.26.  Indemnification Agreements.  Except as set forth in Section 2.26 of the RVB Disclosure Schedule, RVB, any of the Subsidiaries, or the Trust is not a party to any indemnification, indemnity or reimbursement agreement, contract, commitment or understanding to indemnify any present or former director, officer, employee, shareholder or agent against any liability or hold the same harmless from liability other than as expressly provided in the organizational documents of RVB, any of the Subsidiaries, or the Trust.
Section 2.27.  Statements True and Correct.  To the best of the knowledge of RVB, none of the information supplied or to be supplied by RVB or River Valley Financial for inclusion in any documents to be filed with the FRB, the DFI, the FDIC, the SEC, or any other regulatory authority in connection with the Mergers will, at the respective times such documents are filed, be false or misleading with respect to any material fact or omit to state any material fact necessary in order to make the statements therein not misleading.
Section 2.28.  RVB’s Knowledge.  With respect to representations and warranties herein that are made or qualified as being made “to the knowledge of RVB” or words of similar import, it is understood and agreed that matters within the knowledge of any of the directors or executive officers of RVB, any of the Subsidiaries, or the Trust shall be considered to be within the knowledge of RVB.

Section 2.29.  Nonsurvival of Representations and Warranties.  The representations and warranties contained in this Article II shall expire on the Closing Date or the earlier termination of this Agreement, and, thereafter, RVB, the Subsidiaries, and the Trust and all directors and officers of RVB, the Subsidiaries, and the Trust shall have no further liability with respect thereto.
ARTICLE III

REPRESENTATIONS AND WARRANTIES OF
 GABC AND GERMAN AMERICAN
GABC and German American hereby jointly and severally make the following representations and warranties to RVB and River Valley Financial:
Section 3.01.   Organization and Capital Stock.
(a)            GABC is a corporation duly incorporated and validly existing under the IBCL and has the corporate power to own all of its property and assets, to incur all of its liabilities and to carry on its business as now being conducted.
(b)            German American is a corporation duly incorporated and validly existing under the IFIA and has the corporate power to own all of its property and assets, to incur all of its liabilities and to carry on its business as now being conducted.  All of the capital stock of German American is owned by GABC.
(c)            GABC has authorized capital stock of (i) 30,000,000 shares of GABC Common, no par value, of which, as of August 1, 2015, 13,259,594 shares were issued and outstanding, and (ii) 500,000 shares of preferred stock, no par value per share, of which no shares are issued and outstanding, and there has been no material change in such capitalization or issued or outstanding shares since August 1, 2015.  All of the issued and outstanding shares of GABC Common are duly and validly issued and outstanding, fully paid and non-assessable.
(d)            The shares of GABC Common that are to be issued to the holders of RVB Common pursuant to the Holding Company Merger have been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued and outstanding, fully paid and non-assessable.
Section 3.02.  Authorization.  The Boards of Directors of GABC and German American and the sole shareholder of German American have, by all appropriate action, approved this Agreement and the Mergers and authorized the execution hereof on GABC’s and German American’s behalf, as applicable, by their respective duly authorized officers and the performance by each such entity of its obligations hereunder.  Nothing in the Articles of Incorporation or Bylaws of GABC or German American, as amended, or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which either of them or any of their subsidiaries is bound or subject would prohibit GABC or German American from entering into and consummating this Agreement and the Mergers on the terms and conditions herein contained.  This Agreement has been duly and validly executed and delivered by GABC and German

American and constitutes a legal, valid and binding obligation enforceable against them in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, and similar laws of general applicability relating to or affecting creditors’ rights or by general equitable principles.  No other corporate acts or proceedings are required by law to be taken by GABC or German American to authorize the execution, delivery and performance of this Agreement.  Except for any requisite approvals of the FRB, FDIC and DFI, and the SEC’s order declaring effective GABC’s registration statement under the 1933 Act with respect to the Holding Company Merger, no notice to, filing with, authorization by, or consent or approval of, any federal or state regulatory authority is necessary for the execution and delivery of this Agreement or the consummation of the Mergers by GABC or German American.  Neither GABC nor German American is, nor will be by reason of the consummation of the transactions contemplated herein, in material default under or in material violation of any provision of, nor will the consummation of the transactions contemplated herein afford any party a right to accelerate any indebtedness under, its articles of incorporation or bylaws, any material promissory note, indenture or other evidence of indebtedness or security therefor, or any material lease, contract, or other commitment or agreement to which it is a party or by which it or its property is bound.
Section 3.03.  Subsidiaries.  Each of GABC’s subsidiaries is duly organized and validly existing under the laws of the jurisdiction of its incorporation and has the corporate power to own its respective properties and assets, to incur its respective liabilities and to carry on its respective business as now being conducted.
Section 3.04.    Financial Information.
(a)            The consolidated balance sheet of GABC and its subsidiaries as of December 31, 2013 and 2014 and related consolidated statements of income, changes in shareholders’ equity and cash flows for the three years ended December 31, 2014, together with the notes thereto, included in GABC’s Annual Report on Form 10-K for the annual period then ended (the “10-K”) and the consolidated balance sheets of GABC as of June 30, 2015, and related consolidated statements of income and cash flows included in GABC’s Quarterly Report on Form 10-Q for the quarterly period then ended (the “10-Q”) (together, the financial statements included in the 10-K and the 10-Q are referred to herein as the “GABC Financial Statements”) have been prepared in accordance with GAAP (except as disclosed therein) and fairly present the consolidated financial position and the consolidated results of operations, changes in shareholders’ equity and cash flows of GABC and its consolidated subsidiaries as of the dates and for the periods indicated.
(b)            Neither GABC nor German American has any material liability, fixed or contingent, except to the extent set forth in the GABC Financial Statements or incurred in the ordinary course of business since December 31, 2014.
Section 3.05.  Absence of Changes.  Since December 31, 2014, there has not been any material adverse change in the consolidated financial condition or the consolidated results of operations or the business of GABC and its subsidiaries, taken as a whole.

Section 3.06.   Reports.
(a)            Since January 1, 2012, GABC and each of its subsidiaries have filed all reports, notices and other statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC, (ii) the FRB, (iii) the FDIC, (iv) the DFI, (v) any applicable state securities or banking authorities, and (vi) any other governmental authority with jurisdiction over GABC or any of its subsidiaries.  As of their respective dates, each of such reports and documents, as amended, including the financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed.
(b)            GABC has filed all reports and other documents required to be filed under the 1933 Act and the Securities Exchange Act of 1934, as amended (the “1934 Act”), required to be filed by it (collectively, the “SEC Reports”).  All such SEC Reports were true, accurate and complete in all material respects as of the dates of the SEC Reports, and no such filings contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, at the time and in the light of the circumstances under which they were made, not false or misleading.  GABC has made available to RVB copies of all comment letters received by GABC from the SEC since January 1, 2012 relating to the SEC Reports, together with all written responses of GABC thereto.  As of the date of this Agreement, there are no outstanding or unresolved comments in such comment letters received by GABC, and to the knowledge of GABC, none of the SEC Reports is the subject of any ongoing review by the SEC.
Section 3.07.  Absence of Litigation.  There is no material litigation, claim or other proceeding pending or, to the knowledge of GABC, threatened, before any judicial, administrative or regulatory agency or tribunal against GABC or any of its subsidiaries, or to which the property of GABC or any of its subsidiaries is subject, which is required to be disclosed in SEC reports under Item 103 of Regulation S-K, and which has not been so disclosed.
Section 3.08.  Absence of Agreements with Banking Authorities.  Except as set forth in Section 3.08 of the disclosure schedule that has been prepared by GABC and delivered by GABC to RVB in connection with the execution and delivery of this Agreement (the “GABC Disclosure Schedules”), neither GABC nor any of its subsidiaries is subject to any order (other than orders applicable to bank holding companies or banks generally), or is a party to any agreement or memorandum of understanding with (or any resolution of its board of directors suggested by) any federal or state agency charged with the supervision or regulation of banks or bank holding companies, including, without limitation the FDIC, the DFI, and the FRB, in each case that has been issued, executed or delivered on or after January 1, 2012.
Section 3.09.  Environmental Matters.  Except as set forth on Section 3.09 of the GABC Disclosure Schedules, to the knowledge of GABC and German American, neither (i) the conduct by GABC or German American or their subsidiaries of operations at any property, whether currently or previously owned or leased, nor (ii) any condition of any property currently or previously owned or leased by GABC or German American or their subsidiaries, nor (iii) the condition of any property currently or previously held by GABC or German American or their subsidiaries as a trust asset, violates or violated Environmental Laws in any respect, and no condition or event has occurred with respect to any such property that, with notice or the passage of time, or both, would constitute a material violation of Environmental Laws or obligate (or potentially obligate) GABC or German American or their subsidiaries to remedy, stabilize, neutralize or otherwise alter the environmental condition of any such property.  GABC and German American have not received any notice from any person or entity that GABC or German American or their subsidiaries or the operation of any facilities or any property currently or previously owned or leased by any of them, or currently or previously held as a trust asset, are or were in violation of any Environmental Laws or that any of them is responsible (or potentially responsible) for the cleanup of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on or beneath any such property.
Section 3.10.  Compliance with Law.  GABC and its subsidiaries have all material licenses, franchises, permits and other governmental authorizations that are legally required to enable them to conduct their respective businesses as presently conducted and are in compliance in all material respects with all applicable laws and regulations.
Section 3.11.  Brokerage.  Other than GABC’s engagement of Raymond James & Associates, Inc., there are no claims, agreements, arrangements, or understandings (written or otherwise) for brokerage commissions, finders’ fees or similar compensation in connection with the Holding Company Merger or the Bank Merger payable by GABC and its subsidiaries or German American.
Section 3.12.  Statements True and Correct.  To the best of the knowledge of GABC, none of the information supplied or to be supplied by GABC and its subsidiaries for inclusion in any documents to be filed with the FRB, the DFI, the FDIC, the SEC, or any other regulatory authority in connection with the Mergers will, at the respective times such documents are filed, be false or misleading with respect to any material fact or omit to state any material fact necessary in order to make the statements therein not misleading.
Section 3.13.  GABC’s Knowledge.  With respect to representations and warranties herein that are made or qualified as being made “to the knowledge of GABC” or words of similar import, it is understood and agreed that matters within the knowledge of any of the directors or executive officers of GABC or German American shall be considered to be within the knowledge of GABC.
Section 3.14.  Nonsurvival of Representations and Warranties.  The representations and warranties contained in this Article III shall expire on the Closing Date or the earlier termination of this Agreement, and thereafter GABC and German American and all directors and officers of GABC and German American shall have no further liability with respect thereto.
ARTICLE IV

COVENANTS OF RVB AND RIVER VALLEY FINANCIAL
Section 4.01.   Conduct of Business.
(a)            From the date hereof until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated by this Agreement or as required under applicable law in RVB’s Management’s reasonable judgment (provided that RVB gives GABC prompt notice that it has determined that such is required under applicable law), RVB, the Subsidiaries, and the Trust shall continue to carry on their respective businesses, and shall discharge or incur obligations and liabilities only in the ordinary course of business as heretofore conducted and, by way of amplification and not limitation with respect to such obligation, except as otherwise provided in the following subparagraphs (i) through (xxiv), RVB, any of the Subsidiaries, and the Trust will not, without the prior written consent of GABC:
(i)            declare or pay any dividend or make any other distribution to shareholders, whether in cash, stock or other property, except RVB’s quarterly cash dividend in an amount not to exceed $0.23 per share; provided, however, RVB and GABC shall coordinate RVB’s dividend schedule for the quarter in which the Closing occurs so that RVB’s shareholders do not received dividends for both GABC Common and RVB Common for the same calendar quarter; or
(ii)            issue (or agree to issue) any common or other capital stock or trust preferred securities (except for the issuance of up to 39,066 shares of RVB Common pursuant to the payment and other terms of, and upon exercise by the holders of, those stock options and warrants held by employees or directors of RVB and River Valley Financial as of the date of this Agreement) or any options, warrants or other rights to subscribe for or purchase common or any other capital stock or trust preferred securities or any securities convertible into or exchangeable for any such instruments; or
(iii)            directly or indirectly redeem, purchase or otherwise acquire (or agree to redeem, purchase or acquire) any of the common or any other capital stock or trust preferred securities of RVB, any of the Subsidiaries, or the Trust; or
(iv)            effect a split, reverse split, reclassification, or other similar change in, or of, any common or other capital stock or otherwise reorganize or recapitalize; or
(v)            change the organizational documents of RVB, any of the Subsidiaries, or the Trust; or
(vi)            except as contemplated by this Agreement, pay or agree to pay, conditionally or otherwise, any bonus, additional compensation (other than ordinary and normal bonuses and salary increases consistent with past practices) or severance benefit or otherwise make any changes out of the ordinary course of business with respect to the fees or compensation payable or to become payable to consultants, advisors, investment bankers, brokers, attorneys, accountants, directors, officers or employees of RVB, any of the Subsidiaries, or the Trust, or, except as required by law or as contemplated by this Agreement, adopt, terminate, or make any change in any Plan or other arrangement or payment made to, for or with any consultants, advisors, investment bankers, brokers, attorneys, accountants, directors, officers or employees; provided, however, that RVB and River Valley Financial may pay the fees, expenses and other compensation of consultants, advisors, investment bankers, brokers, attorneys and accountants when, if, and as earned or payable in accordance with the terms of the contracts, arrangements or understandings of RVB, any of the Subsidiaries, or the Trust entered into in the ordinary course of business; or
(vii)            borrow or agree to borrow any material amount of funds except in the ordinary course of business, or directly or indirectly guarantee or agree to guarantee any material obligations of others except in the ordinary course of business or pursuant to outstanding letters of credit; or
(viii)            make, renew or otherwise modify any loan, loan commitment, letter of credit or other extension of credit (individually, a “Loan” and collectively, “Loans”) to any one borrower, or group of affiliated or associated borrowers, if the Loan is an existing credit on the books of River Valley Financial or any subsidiary of River Valley Financial and classified or graded as “Other Loans Especially Mentioned,” “Substandard,” “Doubtful” or “Loss” in an amount in excess of Four Hundred Twenty-Five Thousand and 00/100 Dollars ($425,000.00) without the prior written consent of GABC, which consent shall be deemed received unless GABC shall object thereto within three (3) business days after receipt of written notice from River Valley Financial.  River Valley Financial also, in respect of any one borrower or group of affiliated or associated borrowers, shall not, without the prior written consent of GABC, make, renew, modify, amend, or extend the maturity of (1) any commercial Loan in excess of Four Hundred Twenty-Five Thousand and 00/100 Dollars ($425,000.00), (2) any 1- to-4-family, residential mortgage Loan with a loan to value ratio in excess of eighty-five percent (85%) (unless private mortgage insurance is obtained) or any other 1- to-4-family, residential mortgage Loan in excess of Four Hundred Twenty-Five Thousand and 00/100 Dollars ($425,000.00), (3) any consumer Loan in excess of Fifty Thousand and 00/100 Dollars ($50,000.00); (4) any home equity Loan or line of credit in excess of One Hundred Thousand and 00/100 Dollars ($100,000.00), (5) any credit card account in excess of Ten Thousand and 00/100 Dollars ($10,000.00); or (6) any Loan participation; provided, that River Valley Financial may take any such action in respect of any such Loan or Loans if the Chief Credit Officer of German American (or his or her designee) shall be provided with notice of the proposed action in writing at least three (3) business days prior thereto and does not object; or
(ix)            other than U.S. Treasury obligations or asset-backed securities issued or guaranteed by United States governmental agencies or financial institution certificates of deposit insured by the FDIC, in either case having an average remaining life of five (5) years or less (except that maturities may extend to seven (7) years on variable-rate securities), purchase or otherwise acquire any investment security for the accounts of RVB, any of the Subsidiaries, or the Trust, or sell any investment security owned by either of them which is designated as held-to-maturity, or engage in any activity that would require the establishment of a trading account for investment securities; or
(x)            increase or decrease the rate of interest paid on time deposits, or on certificates of deposit, except in a manner and pursuant to policies consistent with past practices; or

(xi)  enter into or amend any material lease, agreement, contract or commitment out of the ordinary course of business or amend any Lease; or
(xii)  except in the ordinary course of business, place on any of the assets or properties of RVB, any of the Subsidiaries, or the Trust any mortgage, pledge, lien, charge, or other encumbrance; or
(xiii)  except in the ordinary course of business, cancel, release, compromise or accelerate any material indebtedness owing to RVB, any of the Subsidiaries, or the Trust, or any claims which either of them may possess, or voluntarily waive any material rights with respect thereto; or
(xiv)  sell or otherwise dispose of any loan, loan participation, real property or any material amount of any personal property other than properties acquired in foreclosure or otherwise in the ordinary course of collection of indebtedness to RVB, any of the Subsidiaries, or the Trust or encumber any real property by mortgage, lease, easement, or otherwise; or
(xv)  foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a phase one environmental report thereon, prepared by a reliable and qualified environmental professional reasonably acceptable to GABC, which does not indicate the presence of material or reportable quantities of pollutants, contaminants or hazardous or toxic waste materials or any recognized environmental conditions at the property; provided, however, that each of RVB, any of the Subsidiaries, and the Trust shall not be required to obtain such a report with respect to single family, non-agricultural residential property of five (5) acres or less to be foreclosed upon unless it has reason to believe that such property might contain such materials or otherwise might be contaminated or subject to a recognized environmental condition; or
(xvi)  commit any act or fail to do any act which will cause a material breach of any material lease, agreement, contract or commitment; or
(xvii)  violate any law, statute, rule, governmental regulation or order, which violation might have a Material Adverse Effect on its business, financial condition, or earnings; or
(xviii)  purchase any real or personal property or make any other capital expenditure where the amount paid or committed therefor is in excess of Twenty Thousand and 00/100 Dollars ($20,000.00) individually, or Fifty Thousand and 00/100 Dollars ($50,000.00) in the aggregate for all such purchases, other than purchases of property made in the ordinary course of business in connection with loan collection activities or foreclosure sales in connection with any of River Valley Financial’s loans; or
(xix)  issue certificate(s) for shares of RVB Common to any RVB shareholder in replacement of certificate(s) claimed to have been lost or destroyed without first obtaining from such shareholder(s), at the expense of such holder(s), a surety bond from a recognized insurance company in an amount that would indemnify RVB (and its successors) against lost certificate(s) (but in an amount not less than one hundred fifty percent (150%) of the estimated per share value of the Merger Consideration under this Agreement), and obtaining a usual and customary affidavit of loss and indemnity agreement from such shareholder(s);
(xx)            hold a special, regular or annual meeting (or take action by consent in lieu thereof) of the Board of Directors, managers or shareholders, as applicable of RVB, any of the Subsidiaries, or the Trust for the purpose of appointing or electing any new member to the Board of Directors or as a manager of RVB, any of the Subsidiaries, or the Trust (whether to fill a vacancy or otherwise) unless such new member of the Board of Directors or manager is approved in advance in writing by GABC; or
(xxi)            make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to RVB, any of the Subsidiaries, or the Trust, surrender right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment relating to RVB, any of the Subsidiaries, or the Trust, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax, except as required by law; or
(xxii)            merge, combine, or consolidate with or, other than in the ordinary course of business consistent with past practice, sell the assets or the securities of RVB, any of the Subsidiaries, or the Trust to any other person, corporation, or entity, effect a share exchange or enter into any other transaction not in the ordinary course; or
(xxiii)            fail to make additions to River Valley Financial’s reserves for loan losses, or any other reserve account, in the ordinary course of business and in accordance with sound banking practices; or
(xxiv)            agree in writing to take any of the foregoing actions.
(b)            RVB shall promptly supplement, amend and update, upon the occurrence of any change prior to the Effective Time, and as of the Effective Time, the RVB Disclosure Schedule with respect to any matters or events hereafter arising which, if in existence or having occurred as of the date of this Agreement, would have been required to be set forth or described in the RVB Disclosure Schedule or this Agreement and including, without limitation, any fact which, if existing or known as of the date hereof, would have made any of the representations or warranties of RVB contained herein materially incorrect, untrue or misleading.  No such supplement, amendment or update shall become part of the RVB Disclosure Schedule unless GABC shall have first consented in writing with respect thereto.
(c)            RVB shall promptly notify GABC in writing of the occurrence of any matter or event known to RVB that is, or is likely to have, a Material Adverse Effect on the business, operations, properties, assets or condition (financial or otherwise) of RVB, any of the Subsidiaries, or the Trust.
(d)            On and after the date of this Agreement and until the Effective Time or until this Agreement is terminated as herein provided, and except with the prior written approval of GABC or to the extent required under such circumstances by applicable fiduciary duties of RVB’s

Board of Directors under Indiana law as determined by the members thereof in good faith after advice to that effect given by counsel experienced in mergers and acquisitions under Indiana law, RVB shall neither permit nor authorize its directors, officers, employees, agents or representatives (or those of its Subsidiaries or the Trust) to, directly or indirectly, initiate, solicit or knowingly encourage, or provide information to, any corporation, association, partnership, person or other entity or group concerning any merger, consolidation, share exchange, combination, purchase or sale of substantial assets, sale of shares of common stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing the right to acquire, capital stock) or similar transaction relating to RVB (each, an “Acquisition Transaction”), any of its Subsidiaries, or the Trust or to which RVB, any of the Subsidiaries, or the Trust or their respective shareholders or members may become a party.
(e)            RVB shall promptly communicate to GABC the terms of any inquiry, proposal, indication of interest, or offer which RVB, any of its Subsidiaries, or the Trust may receive with respect to an Acquisition Transaction and the identity of the person or entity making such inquiry or proposal.  RVB shall also keep GABC reasonably informed of the status and details (including amendments or proposed amendments) of any such inquiry, proposal, indication or interest or offer.  This subsection (e) shall not authorize RVB, any of its Subsidiaries, or the Trust or any of their directors, officers, employees, agents or representatives, to initiate any discussions or negotiations with respect to an Acquisition Transaction with a third party or (except as permitted by subsection (d) hereof) to furnish information to any third party or to cooperate in any way with the making of a proposal, indication of interest, or offer with respect to an Acquisition Transaction.
(f)            RVB, the Subsidiaries, and the Trust shall maintain, or cause to be maintained, in full force and effect insurance on its properties and operations and fidelity coverage on its directors, officers and employees in such amounts and with regard to such liabilities and hazards as customarily are maintained by other companies operating similar businesses.
Section 4.02.  Subsequent Discovery of Events or Conditions.  RVB shall, in the event RVB, any of its Subsidiaries, or the Trust obtains knowledge of the occurrence of any event or condition which would have been materially inconsistent with any of its representations and warranties made to GABC and German American under Article II had such event or condition occurred or existed (or, as to events or conditions that occurred or came into existence in whole or in part prior to the date of this Agreement, been known to RVB, any of its Subsidiaries, or the Trust) on or before the date of this Agreement, or which would be materially inconsistent with its past or expected future satisfaction of any of its agreements or covenants included in Article IV of this Agreement, give prompt notice thereof to GABC.
Section 4.03.    Shareholder and Other Approvals; Cooperation.
(a)            (RVB shall submit this Agreement and the Articles of Amendment to its shareholders for approval and adoption at a special meeting to be called and held in accordance with applicable law and the Articles of Incorporation and Bylaws of RVB.  Unless precluded by applicable fiduciary duties of RVB’s Board of Directors under Indiana law as determined by the members thereof in good faith after advice to that effect given by counsel experienced in mergers and acquisitions under Indiana law, the Board of Directors of RVB, acting unanimously, shall recommend to RVB’s shareholders that such shareholders approve and adopt the Articles of Amendment, this Agreement and the Plans of Merger and the Mergers contemplated hereby and thereby.  RVB shall use its best efforts to perform and fulfill all other conditions and obligations on its part to be performed or fulfilled under this Agreement and to effect the Mergers in accordance with the terms and provisions hereof.  RVB shall furnish (or cause the Subsidiaries or the Trust, as applicable, to furnish) to GABC in a timely manner all information, data and documents in the possession of RVB, the Subsidiaries, and the Trust requested by GABC as may be required to obtain any necessary regulatory or other approvals of the Mergers (all of which shall be true, accurate and complete, to the best of the knowledge of their respective management) and shall otherwise cooperate fully with GABC to carry out the purpose and intent of this Agreement.  RVB, any of the Subsidiaries, and the Trust shall not (a) knowingly take any action that would, or is reasonably likely to, prevent or impede the Mergers from qualifying as a reorganization within the meaning of Section 368 of the Code; or (b) knowingly take any action or inaction that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Mergers set forth in this Agreement not being satisfied, (iii) a material violation of any provision of this Agreement or (iv) a delay in the consummation of the Mergers except, in each case, as may be required by applicable law or regulation.
(b)            River Valley Financial shall submit the Bank Merger Agreement to RVB, as its sole shareholder, for approval by unanimous written consent without a meeting in accordance with applicable law and the Articles of Incorporation and By-laws of River Valley Financial at a date reasonably in advance of the filing of applications for regulatory approval of the Bank Merger.  The Board of Directors of River Valley Financial shall recommend approval of the Bank Merger Agreement and the Bank Merger to RVB, as the sole shareholder of River Valley Financial, and RVB, as sole shareholder of River Valley Financial, shall approve the Bank Merger Agreement and the Bank Merger.
Section 4.04.  SEC Registration Matters.  RVB shall cooperate with GABC in the preparation and filing of the Registration Statement described by Section 5.01, and RVB and River Valley Financial shall use their reasonable best efforts in the taking of any other action required to be taken under any applicable federal or state securities laws in connection with the Mergers and shall furnish all information concerning it and its management and directors and the holders of its capital stock as may be reasonably requested in connection with any such action.
Section 4.05.  Environmental Reports.  RVB shall cooperate with an environmental professional designated by GABC that is reasonably acceptable to RVB (the “Designated Environmental Consultant”) to conduct a Phase I Environmental Site Assessment (ESA) and, if necessary, a Phase II subsurface investigation (Phase II) on all real property owned or leased (other than in connection with the operation of ATMs located on leased real estate) by RVB, any of the Subsidiaries, or the Trust as of the date of this Agreement, and (except as otherwise provided in Section 4.01.(a)(xv)) any real property acquired or leased (other than in connection with the operation of ATMs located on leased real estate) by RVB, any of the Subsidiaries, or the Trust after the date of this Agreement (collectively, the “RVB Property”).  German American shall be responsible for the costs of the Phase I’s and German American and River Valley Financial shall each be responsible for 50% of the costs of any Phase II’s.

The Designated Environmental Consultant shall prepare a DRAFT Phase I ESA report(s) identifying potential Recognized Environmental Conditions (RECs) in connection with any RVB Property.  GABC shall furnish to RVB the draft Phase I ESA report(s) that it receives with respect to any RVB Property promptly upon GABC’s receipt of such draft report, but in no event later than five (5) business days after its receipt thereof.  RVB shall provide to GABC any comments or concerns in connection with the draft Phase I ESA within five (5) business days following its receipt of the draft report from GABC.  GABC shall furnish the Final Phase I ESA report(s) promptly upon GABC’s receipt of such report, but in no event later than five (5) business days after its receipt thereof.
The Designated Environmental Consultant shall provide any proposed recommendations in connection with the Final Phase I ESA in a separate letter.  GABC shall furnish a copy of the proposed recommendations promptly upon GABC’s receipt, but in no event later than five (5) business days after its receipt thereof.  RVB shall provide any comments or concerns in connection with the proposed recommendations within five (5) business days after its receipt of such recommendations from GABC.  If GABC reasonably determines after collaborating with and considering any comments from RVB that a Phase II subsurface investigation is required as to any RVB Property based on the Final Phase I ESA report prepared by the Designated Environmental Consultant, and should GABC order the Designated Environmental Consultant to perform such further investigatory procedures, RVB, the Subsidiaries, and the Trust shall cooperate with such further investigatory procedures.
Should GABC, on the basis of the results of any Phase II Report(s) prepared by the Designated Environmental Consultant, reasonably determine that (A) the aggregate costs of taking all remedial and corrective actions and measures (1) required by applicable law, or (2) recommended by the Phase II Report(s), in the aggregate (including the aggregate costs of the taking of the further investigative procedures and the obtaining of the Phase II Report(s) of the results thereof), would exceed the sum of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00), or (B) that the sum of such costs identified in clause (A) cannot be reasonably estimated with any degree of certainty but could reasonably exceed the sum of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) in the aggregate, then GABC shall have the right pursuant to Section 7.04 hereof to terminate this Agreement immediately by giving RVB notice of termination, specifying the basis under this Section 4.05 for doing so, without further obligation.
Section 4.06.    Access to Information.
(a)            RVB, the Subsidiaries, and the Trust shall permit GABC and its consultants reasonable access to their properties to perform any investigations, tests, surveys reasonably required by GABC and shall disclose and make available to GABC all books, documents, papers and records relating to their assets, stock, ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including general ledgers), tax records, minute books of directors’, managers’ and shareholders’ meetings, organizational documents, material contracts and agreements, loan files, trust files, investments files, filings with any regulatory authority, accountants’ workpapers, litigation files, plans affecting employees, and any other business activities or prospects in which GABC may have a direct or an indirect interest in light of the transactions contemplated by this Agreement; provided that such access or investigation shall not interfere unnecessarily with the operations of RVB and River Valley Financial or their Subsidiaries or the Trust.
(b)            During the period from the date of this Agreement to the Effective Time or the date this Agreement is terminated pursuant to Article VII, RVB will cause one or more of its or River Valley Financial’s designated representatives to confer on a regular basis with the Chief Executive Officer of GABC, or any other person designated in a written notice given to RVB by GABC pursuant to this Agreement, to report the general status of the ongoing operations of RVB, the Subsidiaries, and the Trust.  RVB will promptly notify GABC of any material change in the normal course of the operation of its business or properties and of any regulatory complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of litigation involving RVB, any of the Subsidiaries, or the Trust, and will keep GABC fully informed of such events.
Section 4.07.  Title to Real Estate.  RVB shall provide copies of all existing title policies with respect to any parcel of Fee Real Estate to GABC and any other title information reasonably requested by GABC.  GABC shall have the right to obtain updated title insurance commitments with respect to any parcel of Fee Real Estate from a national title company selected by GABC (the “Title Company”), showing the condition of title to any parcel of the Fee Real Estate.  GABC may also obtain surveys of any parcel of the Fee Real Estate prepared in accordance with ALTA Minimum Standard Detail Requirements.  If GABC becomes aware of any material defect, whether disclosed by a title commitment, survey or otherwise, that GABC reasonably deems unacceptable other than Standard Permitted Exceptions, GABC may notify RVB of such defect prior to the Closing Date.  The term “Standard Permitted Exceptions” shall include (i) liens for real estate taxes and assessments not yet delinquent; and (ii) utility, access and other easements, rights of way, restrictions and exceptions existing on the Fee Real Estate as shown in the title commitments or surveys, none of which impair such real property for the use and business being conducted thereon in any material respect.  RVB shall have ten (10) days after receipt of GABC’s notice to cure or remove any such unacceptable defects.  If RVB does not cure or remove such defects within said period, GABC may either (i) terminate this Agreement pursuant to Section 7.04 hereof immediately by giving RVB notice of termination, specifying the basis under this Section 4.07 for doing so, without further obligation, or (ii) waive such defects and continue the transactions contemplated by this Agreement.  At the Closing and as a condition thereto, GABC shall receive the following evidence of title with respect to any parcels of the Fee Real Estate reasonably deemed necessary by GABC (collectively, the “Title Policies”): (i) owner’s policies of title insurance (or signed marked-up proforma policies or commitments binding coverage) issued by the Title Company, in amounts reasonably designated by GABC, showing a good and marketable title in the Fee Real Estate, subject only to Standard Permitted Exceptions and other exceptions reasonably acceptable to GABC, including any endorsements reasonably required by GABC and dated no earlier than the Closing Date, or (ii) such endorsements to existing title policies held by RVB, any of the Subsidiaries, or the Trust reasonably required by GABC, including, without limitation, date-down endorsements and non-imputation endorsements.
Section 4.08.  Confidentiality.  RVB, the Subsidiaries, and the Trust shall use commercially reasonable efforts to cause their respective officers, employees, and authorized representatives to hold in strict confidence all confidential data and information obtained by them from GABC or German American, unless such information (a) was already known to RVB, any of the Subsidiaries, or the Trust, (b) becomes available to RVB, any of the Subsidiaries, or the Trust from other sources, (c) is independently developed by RVB, any of the Subsidiaries, or the Trust, (d) is disclosed by RVB, any of the Subsidiaries or the Trust with and in accordance with the terms of prior written approval of GABC, or (e) is or becomes readily ascertainable from public or published information or trade sources or public disclosure of such information is required by law or requested by a court or other governmental agency, commission, or regulatory body.  RVB, the Subsidiaries, and the Trust further agree that, in the event this Agreement is terminated, they will return to GABC, or destroy, all information obtained by RVB, the Subsidiaries, and the Trust from GABC or German American, including all copies made of such information by RVB, the Subsidiaries, and the Trust.  This provision shall survive the Closing Date or the earlier termination of this Agreement.
Section 4.09.  Fairness Opinion.  On the date hereof or as soon as reasonably practicable following the date hereof, RVB shall use its reasonable efforts to procure the written opinion of KBW to the Board of Directors of RVB to the effect that, as of the date of this Agreement, the Merger Consideration to be paid in the Holding Company Merger, is fair, from a financial point of view, to the holders of RVB Common (the “RVB Fairness Opinion”).  The RVB Fairness Opinion shall be included in the Proxy Statement/Prospectus included as part of the Registration Statement described by Section 5.01.
Section 4.10.  Short-Swing Trading Exception.  RVB’s Board of Directors shall adopt such resolutions as are necessary to cause any shares of RVB Common owned by executive officers and directors of RVB and canceled in the Merger to qualify for the exemptions provided in Rule 16b-3(d) under the 1934 Act.
Section 4.11.  Dividend Reinvestment Plan.  RVB shall terminate its participation in Computershare CIB, A Direct Stock Purchase and Dividend Reinvestment Plan effective no later than the Effective Time.
Section 4.12.  Complete Freezing of Pentegra Plan.  RVB shall take whatever steps are necessary to freeze the Pentegra Plan as of December 31, 2015, so that the accrual of additional benefits under the Pentegra Plan shall cease as of December 31, 2015.
Section 4.13.  Additional Financial Information.    RVB shall furnish to GABC prior to the Closing the consolidated balance sheets of RVB as of December 31, 2015 and related consolidated statements of income, changes of shareholders’ equity and cash flows for the year ended December 31, 2015 (without footnotes), prepared in accordance with GAAP, and fairly present the consolidated financial position and the consolidated results of operations, changes in shareholders’ equity and cash flows of RVB in all material respects as of the dates and for the periods indicated.  RVB shall provide GABC with an opportunity to discuss such financial statements with RVB and BKD, LLP prior to the Closing, the results of which are reasonably satisfactory to GABC.

ARTICLE V

COVENANTS OF GABC AND GERMAN AMERICAN
Section 5.01.    Regulatory Approvals and Registration Statement.
(a)            GABC shall as promptly as practicable file or cooperate with RVB and River Valley Financial in filing all regulatory applications required in order to consummate the Mergers, including all necessary applications or notices for the prior approvals of the FRB, the DFI and the FDIC.  GABC shall keep RVB reasonably informed as to the status of such applications or notices and promptly send or deliver copies of such applications or notices, and of any supplementally filed materials, to counsel for RVB.
(b)            GABC shall file as promptly as practicable with the SEC the registration statement relating to the shares of GABC Common to be issued to the shareholders of RVB pursuant to this Agreement (the “Registration Statement”), and shall use its best efforts to cause it to become effective as soon as practicable and thereafter, until the date of the shareholder meeting of RVB at which the Merger will be submitted to a vote, or termination of this Agreement, to keep the same effective.  At the time the Registration Statement becomes effective, the form of the Registration Statement shall comply in all material respects with the provisions of the 1933 Act and the published rules and regulations thereunder, and shall (to the best of the knowledge of GABC) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading.  At the time of the mailing thereof to the shareholders and at the time of any shareholders meeting, the Proxy Statement/Prospectus included as part of the Registration Statement, as amended or supplemented by any amendment or supplement, shall (to the best of the knowledge of GABC) not contain any untrue statement of a material fact or omit to state any material fact regarding GABC, German American or the Holding Company Merger necessary to make the statements therein not false or misleading.  GABC shall promptly and properly prepare and file any other filings required under the 1934 Act relating to the Mergers, or otherwise required of it under the 1934 Act prior to the Effective Time.
Section 5.02.  Subsequent Discovery of Events or Conditions.  GABC shall, in the event it or German American obtains knowledge of the occurrence of any event or condition which would have been materially inconsistent with any of its representations and warranties made to RVB under Article III had such event or condition occurred or existed (or, as to events or conditions that occurred or came into existence in whole or in part prior to the date of this Agreement, been known to GABC or German American) on or before the date of this Agreement, or which would be materially inconsistent with its past or expected future satisfaction of any of its agreements or covenants included in Article V of this Agreement, give prompt notice thereof to RVB.
Section 5.03.  Consummation of Agreement.  GABC shall use its best efforts to perform and fulfill all conditions and obligations to be performed or fulfilled under this Agreement and to effect the Mergers in accordance with the terms and conditions of this Agreement.

Section 5.04.  Preservation of Business.  GABC shall:  (a) conduct its business substantially in the manner as is presently being conducted and in the ordinary course of business and not amend its articles of incorporation in any manner that requires the approval of shareholders of GABC under the IBCL; (b) file, and cause its subsidiaries to file, all required reports with applicable regulatory authorities; (c) comply with all laws, statutes, ordinances, rules or regulations applicable to it and to the conduct of its business, the noncompliance with which results or could result in a Material Adverse Effect on the financial condition, results of operation, business, assets or capitalization of GABC on a consolidated basis; and (d) comply in all material respects with each contract, agreement, commitment, obligation, understanding, arrangement, lease or license to which it is a party by which it is or may be subject or bound, the breach of which could result in a Material Adverse Effect on the financial condition, results of operations, business, assets or capitalization of GABC on a consolidated basis.  GABC shall promptly notify RVB in writing of the occurrence of any matter or event known to GABC that is, or is likely to have a Material Adverse Effect on the businesses, operations, properties, assets or condition (financial or otherwise) of GABC and its subsidiaries on a consolidated basis.
Section 5.05.   Representation on GABC Board and German American Regional Advisory Board.
(a)            GABC shall cause one (1) person who is currently a member of the RVB Board of Directors (who shall be chosen by GABC after the opportunity for consultation regarding its choice having been afforded to RVB) to be appointed to the GABC Board of Directors at the monthly meeting following the Closing Date, and no later than thirty (30) days after the Closing Date.  The person appointed will then be nominated for election to serve for a term of three (3) years at the first annual meeting of the shareholders of GABC for which nominations remain open following the person’s appointment.
(b)            GABC shall cause all independent directors who are currently members of the River Valley Financial Board of Directors, other than the director appointed to GABC’s Board of Directors pursuant to Section 5.05(a) hereof, to be appointed to a newly-created Regional Advisory Board of German American, as soon as practicable after the Effective Time, and in no event later than thirty (30) days after the Effective Time.
Section 5.06.  Employee Benefit Plans and Employee Payments.
(a)            GABC and GABC’s subsidiaries, as applicable, shall provide compensation and benefits to the officers and employees of RVB, any of the Subsidiaries, or the Trust who continue as employees of GABC or any of GABC’s subsidiaries after the Effective Time (“Continuing Employees”) that are generally comparable to those provided to similarly situated employees of GABC and GABC’s subsidiaries.
(b)            GABC and GABC’s subsidiaries, as applicable, shall cause Continuing Employees to receive credit for prior service with RVB, any of the Subsidiaries, or the Trust for purposes of eligibility and vesting (but not for purposes of accrual of benefits) under those GABC and German American employee benefit plans (in effect as of the Effective Time) that are made available to such Continuing Employees; provided, however, that in no event will any credit be given to the extent it would result in the duplication of benefits for the same period of service.  Except as otherwise provided herein, GABC may determine to keep RVB’s or River Valley Financial’s separate benefit plans in effect for the Continuing Employees through the last day of 2016, or thereafter, even if the Effective Time occurs prior to the last day of 2016, if permitted by applicable law and the provisions of such plans; provided, however, that, to the extent that GABC determines, in its sole discretion, that RVB or River Valley Financial’s employee benefit plans should be terminated, either as of the Effective Time or such later time as GABC may determine is appropriate, Continuing Employees shall become eligible to participate in the employee benefit plans of GABC or German American upon such termination, subject to the terms and conditions of such plans.  To the extent that the initial period of coverage for Continuing Employees under any GABC or German American health and dental plan is not a full twelve (12) month period of coverage, such benefit plans shall provide credit for any deductibles and co-insurance payments made by such Continuing Employees under the corresponding and comparable RVB or River Valley Financial plan during the balance of such twelve (12) month period of coverage provided that GABC can obtain, in a manner reasonably satisfactory to GABC, the necessary data.
(c)            After the Effective Time, RVB’s and River Valley Financial’s sick time and vacation time policies shall terminate and all Continuing Employees shall be subject to GABC’s paid-time-off policy.  Notwithstanding the foregoing, all accrued and unpaid sick and vacation time of Continuing Employees at the Effective Time, up to but not beyond two hundred (200) hours per Continuing Employee, shall be carried over to GABC’s paid-time-off policy.
(d)            Until the Effective Time, RVB, any of the Subsidiaries, and the Trust, whichever is applicable, shall be liable for all obligations for continued health coverage pursuant to Section 4980B of the Code and Sections 601 through 609 of ERISA (“COBRA”) for eligible employees who incur a qualifying event before the Effective Time.  GABC or a GABC subsidiary, whichever is applicable, shall after the Effective Time be liable for (i) all obligations for continued health coverage under COBRA with respect to each qualified beneficiary of RVB, any of the Subsidiaries, or the Trust who incurs a termination on and after the Effective Time, and (ii) for continued health coverage under COBRA from and after the Effective Time for each qualified beneficiary of RVB, any of the Subsidiaries, or the Trust who incurs a qualifying event before the Effective Time.
(e)            GABC or German American intends to retain substantially all of the employees of RVB, any of the Subsidiaries, or the Trust after the Effective Time.  Except for those employees entitled to the benefits set forth in Section 5.06(n) hereof, those employees of RVB, any of the Subsidiaries, or the Trust, as of the Effective Time (i) who GABC or its subsidiaries elect not to employ after the Effective Time or who become Continuing Employees but are terminated by German American (or a subsidiary of German American) other than for cause within twelve (12) months after the Closing Date, and (ii) who sign and deliver a Termination and Release Agreement in the form attached hereto as Exhibit 5.06(e), shall be entitled to a severance payment (payable, net of deductions, in a lump-sum payment promptly upon termination of employment and provided that they have satisfied the applicable conditions for such payment) equal to one (1) week of pay, at their base rate of pay in effect at the time of termination, for each full year of continuous service with RVB, any of the Subsidiaries, or the Trust, and their successors, with a minimum of twelve (12) weeks.  In addition, any such terminated employees shall be entitled to their accrued paid-time-off and to continuation coverage under German

American’s group health plans as required by COBRA, subject to timely election and payment of the applicable COBRA premium by such terminated employees.
(f)            Nothing in this Section shall be deemed to apply to employees other than those described in this Section, or to limit or modify GABC’s or German American’s at-will employment policy or any employee’s at-will employment status.  It is understood and agreed between the parties that all provisions contained in this Agreement with respect to employment, employee benefit plans or employee compensation are included for the sole benefit of the respective parties hereto and do not and shall not create any right in any other Person, including, but not limited to, any Continuing Employee, any participant in any benefit or compensation plan or any beneficiary thereof.  Nothing in this Agreement shall be deemed to constitute an amendment of any employee benefit plan of GABC or German American, nor shall it limit the right of RVB, River Valley Financial, GABC or German American from amending or terminating their respective employee benefit plans from time to time.
(g)            As to RVB’s welfare benefit plans:
(i)   To the extent allowable under the plans, all fully insured welfare benefit plans (including, but not limited to, health, dental/vision, life/AD&D, LTD) currently sponsored by RVB shall continue as separate plans after the Effective Time, until such time as GABC determines, in its sole discretion, that it will terminate any or all of such plans.
(ii)   As of the Effective Time RVB shall take, or cause to be taken, all actions necessary to assign any and all applicable group insurance policies to GABC and to provide GABC all necessary financial, enrollment, eligibility, contractual and other information related to its welfare benefit plans to assist GABC in the administration of such plans.
(iii)   From the date of this Agreement through the Effective Time, RVB shall continue to pay the applicable insurance premiums necessary to continue the benefits under RVB’s fully insured welfare benefit plans.
(iv)   The directors of RVB will continue to be offered the opportunity to purchase health insurance under River Valley Financial’s health insurance program, subject to each director timely paying 100% of the cost of the premium for such health insurance, until River Valley Financial’s health insurance program is terminated; provided, however, that the  opportunity to purchase health insurance shall end prior to the termination of River Valley Financial’s health insurance program if the carrier that insures River Valley Financial’s health insurance program ceases to, or otherwise does not, permit the directors of RVB to purchase health insurance under River Valley Financial’s health insurance program.
(h)            As to the River Valley Bancorp, Inc. 401(k) Plan (the “RVB 401(k) Plan”):
(i)    RVB shall continue to make all matching employer contributions which it is required to make to the RVB 401(k) Plan, including elective deferral contributions of those RVB 401(k) Plan participants who are employed by RVB or its Subsidiaries, as well as an employer matching contribution of no more than 4.5% of the salary of each 401(k) participant hired after September 1, 2005, which may need to be made post-Closing under the terms of the RVB 401(k) Plan. In addition, RVB shall continue in full force and effect, until the Effective Time: (i) the fidelity bond, if any, issued to RVB as described in ERISA Sec. 412; and (ii) the ERISA fiduciary liability insurance policy currently in effect, if any, for the benefit of the covered fiduciaries of the RVB 401(k) Plan.
(ii)            RVB, by resolution of its directors prior to the Closing, shall amend the RVB 401(k) Plan to permit employees hired before September 1, 2005, to receive allocations of matching contributions in accordance with the terms of the RVB 401(k) Plan, effective with respect to the employees’ elective deferral contributions made to the RVB 401(k) Plan starting January 1, 2016.
(iii)            GABC or one of its subsidiaries, as directed by GABC, shall assume the sponsorship of the RVB 401(k) Plan, effective as of the Effective Time.  RVB and River Valley Financial shall undertake all such actions directed by GABC as may be necessary or appropriate, including, without limitation, notifying and signing documents requested by service providers for the RVB 401(k) Plan, in order to effectuate the assumption of the sponsorship of the RVB 401(k) Plan by GABC or one of its subsidiaries as of the Effective Time.
(i)            Prior to the Effective Time with respect to the ESOP:
(i)            RVB, by resolution of its directors, shall terminate the ESOP as of the day before the Effective Time.  As soon as practical following the approval of the Holding Company Merger by RVB’s shareholders, RVB shall prepare a request for a determination letter from the IRS to the effect that the termination of the ESOP does not affect its tax‑qualified status.  Such determination letter request shall be filed by RVB as soon as practical following the approval of the Holding Company Merger by RVB’s shareholders.  GABC shall not take any action or refrain from taking any action that would delay the receipt of such favorable determination letter. Upon receipt of such favorable determination letter, GABC shall promptly process distributions to participants and beneficiaries with respect to the ESOP.  To the extent any notifications or applications with the IRS to comply with the provisions of this Section 5.06(i) are required to be filed after the Closing Date, GABC shall promptly make such notifications or applications.
(ii)            RVB shall continue to make annual employer contributions of $100,000 to the ESOP, paid on a pro rata basis for the year in which the Closing occurs.  In addition, RVB shall continue in full force and effect, until the Effective Time: (i) the fidelity bond, if any, issued to RVB as described in ERISA Sec. 412; and (ii) the ERISA fiduciary liability insurance policy currently in effect, if any, for the benefit of the covered fiduciaries of the ESOP.
(j)            Prior to the Closing Date, River Valley Financial shall terminate the Amended and Restated Director Deferred Compensation Master Agreement between River Valley

Financial and participants therein (the “Deferred Compensation Plan”) in accordance with Treasury Regulation §1.409A-3(j)(4)(ix)(B).  The present value of each participant’s benefit shall be distributed in a lump sum on the date of termination consistent with Section XII of the Deferred Compensation Plan, as disclosed in the RVB Disclosure Schedule.
(k)            From and after the date of this Agreement, RVB shall not award any additional equity grants or awards of any kind under any of the RVB Stock Option Plans or the River Valley Bancorp Recognition and Retention Plan and Trust under any other arrangement.  Prior to the Effective Time, RVB shall use its best efforts, including using its best efforts to obtain any necessary consents from optionees, with respect to the RVB Stock Option Plans, to permit the conversion of each outstanding stock option into cash as provided in Section 1.03(d), and from grantees of restricted stock awards under the River Valley Bancorp Recognition and Retention Plan and Trust to permit the vesting of restricted shares and exchange for the Merger Consideration as provided in Section 1.03(d).  RVB shall take action prior to the Effective Time to cause the termination of the RVB Stock Option Plans as of the Effective Date.
(l)            Immediately on or prior to the Effective Time, RVB shall, subject to the occurrence of the Effective Time, terminate the 2014 River Valley Financial Bank Incentive Plan and the 2015 River Valley Financial Bank Incentive Plan, and any amounts accrued thereunder shall be paid in a lump sum on or prior to the Effective Time.
(m)            Prior to the Effective Time, River Valley Financial shall, subject to the occurrence of the Effective Time, terminate the River Valley Financial Bank Supplemental Life Insurance Agreement, in accordance with its terms and conditions.
(n)            River Valley Financial agrees to pay out all amounts payable pursuant to the employment agreements with River Valley and River Valley Financial dated November 20, 2007, as amended, of (i) Matthew P. Forrester, (2) Anthony D. Brandon, and (ii) John Muessel (collectively, the “Employment Agreements”), as identified in the RVB Disclosure Schedule as if the change in control payments contemplated by the Employment Agreements had been triggered by the Merger, provided that Messrs. Forrester, Brandon and Muessel shall each enter into a Release With Respect to Employment Agreement in the form of Exhibit 5.06(n) hereto, respectively.  Such payments will be made in a lump sum no later than the Effective Time.
(o)            As of October 27, 2015, RVB shall cause River Valley Financial to take any and all action to amend that certain River Valley Financial Bank Salary Continuation Agreement with Matthew P. Forrester (“Salary Continuation Agreement”) to eliminate the acceleration of benefits under that Agreement upon a termination of employment after a Change in Control to the extent permitted under Section 409A of the Code.  GABC agrees to assume the Salary Continuation Agreement with Matthew P. Forrester as of the Effective Time and to honor its terms from and after that date.
(p)            German American will assume and honor the terms of the River Valley Financial Bank Split Dollar Insurance Plan.
(q)            As to the RVB portion of the Pentegra Plan:

(i)            RVB, by resolution of its directors, and by other actions prescribed or requested by the administrator of the Pentegra Plan, and by providing timely notification to affected participants, shall cause the RVB portion of the Pentegra Plan to be amended so as to cease the future accrual of benefits effective December 31, 2015.
(ii)            GABC intends to have GABC or one its subsidiaries, as directed by GABC, assume the sponsorship of the RVB portion of the Pentegra Plan.  Accordingly, upon receipt of direction from GABC prior to the Closing Date that GABC or one its subsidiaries will assume the sponsorship of the RVB portion of the Pentegra Plan, River Valley Financial, by resolution of its directors, shall transfer sponsorship of its participation in the Pentegra Plan to GABC or one of GABC’s subsidiaries, as directed by GABC, and RVB and River Valley Financial also shall undertake all such other actions as may be necessary or appropriate, including, without limitation, notifying and signing documents requested by the administrator of the Pentegra Plan, in order to effectuate the assumption of the sponsorship of the RVB portion of the Pentegra Plan by GABC or one of its subsidiaries as of the Effective Time.
(iii)            In lieu of assuming sponsorship of the RVB portion of the Pentegra Plan, GABC retains the option and sole discretion, prior to the Closing Date:  (A) to direct RVB to withdraw from the Pentegra Plan and to direct RVB to pay to the Pentegra Plan the amount associated with such withdrawal; (B) if GABC decides to establish a successor plan, to direct RVB to notify the administrator of the Pentegra Plan that a successor plan will be established and to direct RVB to pay to the Pentegra Plan the amount associated with the establishment of a successor plan that will maintain the RVB portion of the Pentegra Plan; or (C) to direct RVB to undertake one or more other actions that are or become available with respect to the future of the RVB portion of the Pentegra Plan.  RVB agrees to follow such directions from GABC and to complete and make effective all actions directed by GABC not later than the Effective Time.
Section 5.07.    Indemnification and Insurance.
(a)            GABC shall indemnify and hold harmless (including the advancement of expenses as incurred) each present and former director, manager and officer of RVB, each of the Subsidiaries, and the Trust (each, an “Indemnified Party”) following the Effective Time, against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the same extent (and subject to the making of the same findings as to eligibility for such indemnification and/or advancement of expenses) that such Indemnified Party would have been indemnified (or entitled to advancement of expenses) as a director, manager or officer of RVB, any of the Subsidiaries, or the Trust, under applicable Indiana law or any organizational documents of RVB, any of the Subsidiaries, or the Trust as in effect as of the date of this Agreement.
(b)            GABC shall cause the persons serving as officers, managers and directors of RVB, each of the Subsidiaries, and the Trust immediately prior to the Effective Time to be covered for a period of three (3) years after the Effective Time by the directors’ and officers’ liability insurance policy currently maintained by River Valley Financial (the “Existing Policy”) or by a comparable or better policy (the “Replacement Policy”).  Prior to the Effective Time, as instructed by GABC, River Valley Financial shall cause the applicable broker of record for its Existing Policy to be assigned to GABC’s designee.  Such assignment in favor of GABC’s designee shall be executed by River Valley Financial with sufficient time to allow GABC and its designee to place the insurance required by this Section.  The Existing Policy or Replacement Policy, subject to policy terms and conditions, shall provide coverage with respect to covered acts or omissions occurring prior to the Effective Time; provided, however, that GABC shall not be required to pay annual premiums for the Existing Policy (or for any Replacement Policy) in excess of one hundred fifty percent (150%) of the annual premium for the current annual term of the Existing Policy (the “Maximum Amount”); and, provided, further, however, that, if notwithstanding the use of reasonable efforts to do so, GABC is unable to maintain or obtain the insurance called for by this Section 5.07(b), GABC shall obtain as much comparable insurance as is available for the Maximum Amount.  GABC’s obligations within this Section 5.07(b) apply solely and exclusively to the Existing Policy at current limits of insurance, as well as its other terms, conditions, exclusions and annual premium as of the date of this Agreement, and which must be continuously maintained in force by River Valley Financial without interruption, cancellation or amendment until the Effective Time or GABC’s obligations within this Section shall cease.
(c)            The provisions of this Section 5.07 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.
(d)            In the event that either GABC or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of GABC shall assume the obligations set forth in this Section 5.07.
Section 5.08.  Short-Swing Trading Exemption.  Prior to the Closing Date, the Board of Directors of GABC shall adopt such resolutions as necessary to cause any shares of GABC Common Stock to be received by executive officers and directors of GABC as part of the Merger Consideration to qualify for the exemptions provided in Rule 16b-3(d) under the 1934 Act.
Section 5.09.  Community Involvement.  In 2016 and 2017, GABC shall cause German American to donate to not-for-profit organizations in the banking markets served by River Valley Financial at levels and in a manner materially consistent with River Valley Financial’s past practice.
Section 5.10.  Trust Preferred Securities.  Upon the Effective Time, GABC shall assume the due and punctual performance and observance of the covenants and conditions to be performed by RVB under the Indenture dated as of March 26, 2003 (the “Indenture”) between RVB and U.S. Bank National Association , as Trustee, relating to Capital Securities due March 26, 2033 (the “Capital Securities”) and the due and punctual payments of the principal of and premium, if any, and interest on the Capital Securities, as required by Article XI of the Indenture.

In connection therewith, GABC shall execute and deliver any supplemental indentures, and the parties hereto shall provide any opinion of counsel to the trustee thereof, required to make such assumptions effective.
Section 5.11.  Updated GABC Disclosure Schedules.  GABC shall promptly supplement, amend and update, upon the occurrence of any change prior to the Effective Time, and as of the Effective Time, the GABC Disclosure Schedule with respect to any matters or events hereafter arising which, if in existence or having occurred as of the date of this Agreement, would have been required to be set forth or described in the GABC Disclosure Schedules or this Agreement and including, without limitation, any fact which, if existing or known as of the date hereof, would have made any of the representations or warranties of GABC contained herein materially incorrect, untrue or misleading.  No such supplement, amendment or update shall become part of the GABC Disclosure Schedules unless RVB shall have first consented in writing with respect thereto.
ARTICLE VI

CONDITIONS PRECEDENT TO THE MERGER
Section 6.01.  Conditions of GABC’s and German American’s Obligations.  The obligations of GABC and German American to effect the Mergers shall be subject to the satisfaction (or waiver by GABC and German American) prior to or on the Closing Date of the following conditions:
(a)            The representations and warranties made by RVB and River Valley Financial in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date (except that representations and warranties that by their express terms speak as of the date of this Agreement or some other date shall be true and correct only as of such date); provided that no representation or warranty of RVB, except for those included in Sections 2.01, 2.02 and 2.06, inclusive, hereof, shall be deemed untrue, inaccurate or incorrect for purposes hereunder as a consequence of the existence of any fact, event or circumstance inconsistent with such representation or warranty, unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty of RVB or River Valley Financial, has had or would result in a Material Adverse Effect on RVB, any of the Subsidiaries, or the Trust.
(b)            RVB, the Subsidiaries, and the Trust shall have performed and complied in all material respects with all of its obligations and agreements required to be performed on or prior to the Closing Date under this Agreement.
(c)            The shareholders of RVB shall have approved and adopted the Articles of Amendment, this Agreement and the Holding Company Plan of Merger as required by applicable law and its Articles of Incorporation.
(d)           No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Mergers shall be in effect, nor shall any proceeding by any bank regulatory authority, governmental agency or other person seeking any of the foregoing be pending.  There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Mergers, which makes the consummation of the Mergers illegal.
(e)            All necessary regulatory approvals, consents, authorizations and other approvals required by law or stock market requirements for consummation of the Mergers shall have been obtained and shall remain in full force and effect, and all statutory or regulatory waiting periods in respect thereof shall have expired, and no such approvals shall contain any burdensome conditions, stipulations, restrictions or requirements which GABC reasonably determines in good faith would materially adversely affect the consolidated financial condition, earnings, business, properties or operations of RVB, any of the Subsidiaries, or the Trust.
(f)            GABC shall have received the environmental reports required by Section 4.05 and 4.01(a)(xv) hereof and shall not have elected, pursuant to Section 4.05 hereof, to terminate and cancel this Agreement.
(g)            GABC shall have received from RVB on or prior to the Closing the items and documents, in form and content reasonably satisfactory to GABC, set forth in Section 1.09(a) hereof.
(h)            The Registration Statement shall be effective under the 1933 Act and no stop orders suspending the effectiveness of the Registration Statement shall be in effect or proceedings for such purpose pending before or threatened by the SEC.
(i)            GABC shall have obtained an opinion of Bingham Greenebaum Doll LLP, in form and substance reasonably acceptable to the parties, dated on or about the date the Proxy Statement/Prospectus is delivered to the RVB shareholders to the effect that the Mergers effected pursuant to this Agreement shall constitute a reorganization within the meaning of Section 368(a) of the Code.  Such opinion shall be based upon factual representations received by counsel from RVB and GABC, which representations may take the form of written certifications.
(j)            The Title Company shall have agreed to issue the Title Policies at the Closing.
(k)            GABC and RVB shall have received a letter of tax advice, in a form satisfactory to GABC and its advisors and RVB, from RVB’s outside, independent certified public accountants to the effect that any amounts that are paid by River Valley Financial or RVB before the Effective Time, or required under the Employment Agreements, or this Agreement (or other plans or agreements entered into in connection with this Agreement) to be paid at or after the Effective Time, to Persons who are disqualified individuals in respect of RVB, its Subsidiaries or their successors, and that otherwise should be allowable as deductions for federal income tax purposes, should not be disallowed as deductions for such purposes by reason of Section 280G of the Code.
Section 6.02.  Conditions of RVB’s and River Valley Financial’s Obligations.  RVB’s and River Valley Financial’s obligations to effect the Mergers shall be subject to the satisfaction (or waiver by RVB and River Valley Financial) prior to or on the Closing Date of the following conditions:
(a)            The representations and warranties made by GABC and German American in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date (except that representations and warranties that by their express terms speak as of the date of this Agreement or some other date shall be true and correct only as of such date); provided that no representation or warranty of GABC shall be deemed untrue, inaccurate or incorrect for purposes hereunder as a consequence of the existence of any fact, event or circumstance inconsistent with such representation or warranty, unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty of GABC, has had or would result in a Material Adverse Effect on GABC.
(b)            GABC and German American shall each have performed and complied in all material respects with all of its obligations and agreements required to be performed prior to the Closing Date under this Agreement.
(c)            The shareholders of RVB shall have approved and adopted the Articles of Amendment, this Agreement and the Holding Company Plan of Merger as required by applicable law and its Articles of Incorporation.
(d)            No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Mergers shall be in effect, nor shall any proceeding by any bank regulatory authority, other governmental agency or other person seeking any of the foregoing be pending.  There shall not be any action taken, or any statute, rule, regulation or order enacted, enforced or deemed applicable to the Mergers, which makes the consummation of the Mergers illegal.
(e)            All necessary regulatory approvals, consents, authorizations and other approvals required by law for consummation of the Mergers shall have been obtained and all waiting periods required by law shall have expired.
(f)            RVB shall have received from GABC at the Closing the items and documents, in form and content reasonably satisfactory to RVB, listed in Section 1.09(b) hereof.
(g)            The Registration Statement shall be effective under the 1933 Act and no stop orders suspending the effectiveness of the Registration Statement shall be in effect or proceedings for such purpose pending before or threatened by the SEC.
(h)            RVB shall have obtained an opinion of Bingham Greenebaum Doll LLP, in form and substance reasonably acceptable to the parties, dated on or about the date the Proxy Statement/Prospectus is delivered to the RVB shareholders to the effect that the Mergers effected pursuant to this Agreement shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that no gain or loss will be recognized by shareholders of RVB to the extent they receive shares of GABC Common in the Holding Company Merger in exchange for their shares of RVB Common, except that gain or loss will be recognized with respect to any cash received.  Such opinion shall be based upon factual representations received by counsel from RVB and GABC, which representations may take the form of written certifications.
(i)            GABC and RVB shall have received a letter of tax advice, in a form satisfactory to GABC and its advisors and RVB, from RVB’s outside, independent certified public accountants to the effect that any amounts that are paid by River Valley Financial or RVB before the Effective Time, or required under the Employment Agreements, or this Agreement (or other plans or agreements entered into in connection with this Agreement) to be paid at or after the Effective Time, to Persons who are disqualified individuals in respect of RVB, its Subsidiaries or their successors, and that otherwise should be allowable as deductions for federal income tax purposes, should not be disallowed as deductions for such purposes by reason of Section 280G of the Code.
(j)            The shares of GABC Common issued in the Holding Company Merger shall be eligible for trading on the NASDAQ Global Market.
ARTICLE VII

TERMINATION OR ABANDONMENT
Section 7.01.  Mutual Agreement.  This Agreement may be terminated by the mutual written agreement of RVB and GABC, approved by their respective Boards of Directors, at any time prior to the Effective Time, regardless of whether shareholder approval of this Agreement and the Mergers by the shareholders of RVB shall have been previously obtained.
Section 7.02.  By Unilateral Action.  Either party may, in addition to any other remedies to which such party may be entitled, terminate this Agreement at any time prior to the Effective Time and abandon the Mergers, if such party’s Board of Directors determines that:
(a)            either
(i)            the other party has breached any representation or warranty contained herein (other than those breaches that do not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the other party), which breach cannot be cured, or has not been cured within thirty (30) days after the giving of written notice to such party of such breach; or
(ii)            the other party has breached in any material respect any of the covenants or agreements contained herein, which breach cannot be cured, or has not been cured within thirty (30) days after the giving of written notice to the other party of such breach; or
(b)            any of the conditions to the obligations of such party are not satisfied or waived on or prior to the Closing Date and are not capable of being satisfied by June 30, 2016, immediately upon delivery of written notice thereof to the other party on the Closing Date.

Section 7.03.  Shareholder Approval Denial.  If the Articles of Amendment, this Agreement and consummation of the Mergers are not approved by the required vote of the RVB Common shares outstanding on the record date for the meeting (including any adjournments) of RVB Common shareholders at which the proposal for the approval of the Articles of Amendment, this Agreement and consummation of the Mergers is submitted to them for a vote, then either party (subject to Section 7.10(b)) may terminate this Agreement by giving written notice thereof to the other party.
Section 7.04.  Adverse Environmental Reports; Title Defects.  GABC may terminate this Agreement under the circumstances, and by providing to RVB the written notices, specified in Section 4.05 or Section 4.07.
Section 7.05.  Termination Upon Adverse Regulatory Determination.  In connection with the filings that GABC, German American, RVB and/or River Valley Financial may be required to make in connection with the Mergers with banking and antitrust regulatory agencies (“Agencies”), each party shall use its best efforts to obtain all necessary approvals of, or clearances from, the Agencies, and shall cause its respective agents and advisors to cooperate and use their best efforts in connection therewith.  GABC (or its subsidiaries) shall be responsible for making the required filings for the Mergers (except to the limited extent that the applicable law, regulations, or forms specify that RVB or River Valley Financial is the appropriate filing party) with the Agencies, and for discussing such filings with the Agencies and responding to comments thereon.  If any required filing is disapproved by any of the Agencies, or any determination is made by any of the Agencies that either of the Mergers cannot be consummated except on terms and conditions that are materially adverse to GABC (an “Adverse Determination”), then GABC shall promptly advise RVB of such Adverse Determination and GABC’s intended course of action with respect thereto.  In the event that GABC in its sole discretion determines to seek a judicial or regulatory appeal or review (formal or informal) of the Adverse Determination, RVB and River Valley Financial (and their agents and advisors) shall continue to cooperate with such appeal and review procedure and use its best efforts to assist in connection with obtaining reversal or modification of such Adverse Determination.  In the event that (i) GABC in its sole discretion elects not to seek an appeal or review of the Adverse Determination or elects in its sole discretion at any time after seeking such an appeal or review to discontinue that effort, or (ii) GABC seeks such an appeal or review but all avenues for such appeal or review are exhausted without the Adverse Determination having been vacated or overruled or modified in such a manner that the Adverse Determination is no longer materially adverse, then either GABC or RVB may terminate this Agreement without obligation to the other on account of the Adverse Determination.
Section 7.06.  Regulatory Enforcement Matters.  In the event that RVB or River Valley Financial, on the one hand, or GABC or German American, on the other hand, should become a party or subject to any cease and desist order imposed by any federal or state agency charged with the supervision or regulation of banks or their holding companies after the date of this Agreement, then the party that is not (and whose affiliate is not) subject to such regulatory enforcement may terminate this Agreement by giving written notice thereof to the other party.

Section 7.07.  Lapse of Time.  If the Closing Date does not occur on or prior to June 30, 2016, then this Agreement may be terminated by the Board of Directors of either RVB or GABC by giving written notice thereof to the other party.
Section 7.08.  Lack of Exclusivity.  In the event RVB (a) breaches its notice obligations under Section 4.01(e) related to an Acquisition Transaction, or (b) does not terminate all discussions, negotiations and information exchanges related to such inquiry, proposal, indication of interest or offer related to an Acquisition Transaction within thirty (30) days after the first communication between RVB or River Valley Financial and the third party and provide GABC with written notice of such termination, GABC may terminate this Agreement by written notice to RVB.
Section 7.09.    Effect of Termination.
(a)            Upon termination, this Agreement shall be of no further force or effect, and there shall be no further obligations or restrictions on future activities on the part of either party or their respective directors, officers, employees, agents and shareholders, except as provided in compliance with: (i) the obligations of the parties to pay their expenses pursuant to Section 8.02, and (ii) the obligation of RVB to pay certain termination fees under the circumstances described by subsection (b) of this Section 7.09; provided, however, that termination shall not in any way release a breaching party from liability for any willful breach of this Agreement giving rise to such termination.
(b)            Notwithstanding the foregoing, in the event that this Agreement is terminated by GABC either (i) pursuant to Section 7.08; or (ii) due to the failure of the RVB Board to include its unanimous recommendation in favor of both the Articles of Amendment and the Holding Company Merger in the proxy statement delivered to shareholders of RVB with regard to the meeting of RVB shareholders held to consider the Articles of Amendment and the Holding Company Merger, or the withdrawal by the RVB Board of such recommendations following the submission by any other person or entity not a party to this Agreement of an indication of interest to RVB or River Valley Financial contemplating a merger, consolidation, plan of stock exchange, sale of all or substantially all assets, or other business combination with RVB or River Valley Financial, then, in addition to whatever legal rights or remedies GABC may be entitled to assert against any third party, RVB shall, upon GABC’s demand and not later than the second business day after the making of such demand, pay to GABC a termination fee of Three Million Two Hundred Thirty-Six Thousand and 00/100 Dollars ($3,236,000.00).  If RVB should fail or refuse to pay any amount demanded by GABC pursuant to the preceding sentence and GABC recovers such disputed amount pursuant to a legal proceeding, RVB shall, in addition thereto, pay to GABC all costs, charges, expenses (including, without limitation the fees and expenses of counsel) and other amounts expended by GABC in connection with or arising out of such legal proceeding.  The termination fee payable by RVB constitutes liquidated damages and not a penalty for terminations under subsections (i) and(ii) above.

ARTICLE VIII

MISCELLANEOUS
Section 8.01.  Liabilities.  In the event that this Agreement is terminated or the Mergers abandoned pursuant to the provisions of Article VII hereof, no party and no officer, director, manager, or employee of any party hereto shall have any liability to any other party for costs, expenses, damages, termination fees, or otherwise except to the extent specifically set forth in Section 7.09.
Section 8.02.  Expenses.  Except as otherwise provided in Section 4.05 hereof, RVB shall pay all expenses of RVB, any of the Subsidiaries, and the Trust, and their respective shareholders, officers, managers and directors incidental to the Mergers contemplated hereby, and GABC shall pay all expenses of GABC and its subsidiaries and their respective shareholders, officers and directors incidental to the Mergers contemplated hereby.
Section 8.03.  Notices.  Any notice or other communication hereunder shall be in writing and shall be deemed to have been given or made (a) on the date of delivery, in the case of hand delivery, (b) the next business day if timely deposited the prior business day for shipping with a recognized overnight courier delivery service, with all shipping fees for next business day delivery prepaid or billed to shipper, and (c) three (3) business days after deposit in the United States Registered or Certified Mail, with mailing receipt postmarked by the Postal Service to show date of mailing, postage prepaid; addressed (in any case) as follows:
(a)	If to GABC:
German American Bancorp, Inc.
711 Main Street
Box 810
Jasper, Indiana 47546
Attn: Mark A. Schroeder, Chairman and Chief Executive Officer

with a copy to:
Bingham Greenebaum Doll LLP
2700 Market Tower
10 W. Market Street
Indianapolis, Indiana 46204
Attn: Jeremy E. Hill, Esq.

(b)	If to RVB:
River Valley Bancorp
430 Clifty Dr.
P.O. Box 1590
Madison, Indiana 47250
Attn: Matthew P. Forrester, President and Chief Executive Officer

with a copy to:
Barnes & Thornburg LLP

11 South Meridian Street
Indianapolis, Indiana 46204-3535
Attn: Claudia Swhier, Esq.

or to such other address as any party may from time to time designate by notice to the others.
Section 8.04.  Non-survival of Representations, Warranties and Agreements.  None of the representations, warranties, covenants and agreements of the parties in this Agreement or in any instrument delivered by the parties pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, and agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein (including, without limitation those included in Section 5.07) that by their terms apply or are to be performed in whole or in part after the Effective Time.
Section 8.05.  Representations Not Affected by Review.  The reliability and binding effect of any representation or warranty made by any party in this Agreement shall not be diminished or limited in any way by any review, or by the opportunity to conduct any review, by or on behalf of the intended beneficiary of the subject matter of the representation or warranty, whether before or after the date of this Agreement, unless and to the extent that the reviewing party and the other party expressly agree otherwise in writing.
Section 8.06.  Press Releases.  GABC and RVB shall use reasonable efforts (i) to develop a joint communications plan with respect to this Agreement and the transactions contemplated hereby, (ii) to ensure that all press releases and other public statements with respect to this Agreement and the transactions contemplated hereby shall be consistent with such joint communications plan, and (iii) except in respect of any announcement required by applicable law or by obligations pursuant to any listing agreement with or rules of NASDAQ, to consult with each other before issuing any press release or, to the extent practical, otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.
Section 8.07.  Entire Agreement.  Except for that certain Confidentiality Agreement dated July 20, 2015, and accepted by or on behalf of the parties thereto as of that date (the “NDA”), this Agreement and the exhibits, schedules, appendices, and agreements contemplated hereunder constitutes the entire agreement between the parties and supersedes and cancels any and all prior discussions, negotiations, undertakings and agreements between the parties relating to the subject matter hereof.
Section 8.08.  Headings and Captions.  The captions of Articles and Sections hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.
Section 8.09.  Waiver, Amendment or Modification.  The conditions of this Agreement that may be waived may only be waived by written notice specifically waiving such condition addressed to the party claiming the benefit of the waiver.  The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same.  This Agreement may not be amended or modified except by a written document duly executed by the parties hereto.
Section 8.10.  Rules of Construction.  Unless the context otherwise requires (a) a term used herein has the meaning assigned to it, and (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.
Section 8.11.  Counterparts/Facsimiles.  This Agreement may be executed and delivered (including by facsimile transmission) in two (2) or more counterparts, each of which shall be deemed an original and all of which shall be deemed one and the same instrument.  A telecopy, facsimile, or email transmission of a signed counterpart of this Agreement will be sufficient to bind the party or parties whose signature(s) appear thereon.
Section 8.12.  Successors.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, estates, heirs, personal representatives, and executors.  Except for the persons intended to be benefited by (and to the extent provided by) Section 5.07, there shall be no third party beneficiaries hereof.
Section 8.13.  Governing Law; Assignment; Specific Performance.  This Agreement shall be governed by the laws of the State of Indiana.  This Agreement may not be assigned by any of the parties hereto.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms on a timely basis or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court with jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.
Section 8.14.  Securityholder Litigation.  Each party shall notify the other parties hereto in writing of any litigation related to this Agreement, the Mergers or the other transactions contemplated by this Agreement that is brought, or, to the knowledge of such party, threatened in writing, against it and/or the members of its Board of Directors (any such litigation and/or the executive officers or members of the Board of Directors of a party (a “Transaction Litigation”)), and shall keep the other parties reasonably informed with respect to the status thereof. Each party shall give the other parties the opportunity to participate in the defense or settlement of any Transaction Litigation, and, except to the extent required by applicable law, no party shall settle, agree to any undertakings or approve or otherwise agree to any waiver that may be sought in connection with such Transaction Litigation, without the prior written consent of the other parties (which shall not be unreasonably withheld, conditioned or delayed).
[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.
GERMAN AMERICAN BANCORP, INC.

By:	/s/ Mark A. Schroeder
Mark A. Schroeder
Chairman and Chief Executive Officer

GERMAN AMERICAN BANCORP

By:	/s/ Mark A. Schroeder
Mark A. Schroeder
Chairman and Chief Executive Officer

RIVER VALLEY BANCORP

By:	/s/ Matthew P. Forrester
Matthew P. Forrester
President and Chief Executive Officer

RIVER VALLEY FINANCIAL BANK

By:	/s/ Matthew P. Forrester
Matthew P. Forrester
President and Chief Executive Officer

EXHIBIT 1.01
PLAN OF MERGER
The following constitutes a Plan of Merger within the meaning of the Indiana Business Corporation Law (Indiana Code 23-1-40-1) (“IBCL”):
1.            The names of each corporation planning to merge (the “Merger”) are:
German American Bancorp, Inc., an Indiana corporation (the “Surviving Corporation”)
River Valley Bancorp, an Indiana corporation (the “Merging Corporation”)
2.            The corporation surviving the Merger is German American Bancorp, Inc., the name of which is not changed pursuant to this Plan of Merger.
3.            At the time of filing with the Indiana Secretary of State of appropriate Articles of Merger with respect to the Merger or at such later time as shall be specified by such Articles of Merger (the “Effective Time”), each of the shares of common stock, without par value, of the Merging Corporation (“Merging Corporation Stock”) that shall then be issued and outstanding shall be converted into the right to receive, without interest, a cash payment of $_______ per share and 0.770 newly-issued shares of common stock of the Surviving Corporation (such cash and such newly-issued shares are hereafter referred to as the “Merger Consideration”), all subject to and in accordance with the terms and provisions of Article I of the Agreement and Plan of Reorganization among the Surviving Corporation, the Merging Corporation and certain of their subsidiaries dated October 26, 2015.
4.            The shares of Surviving Corporation stock issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding shares of Surviving Corporation stock.
5.            The Articles of Incorporation and the Bylaws of the Surviving Corporation (each as amended immediately prior to the effective time of the merger) shall not change as a result of the Merger.
6.            No fractional shares of the Surviving Corporation Stock shall be issued in the Merger and, in lieu thereof, holders of shares of Merging Corporation Stock who would otherwise be entitled to a fractional share interest (after taking into account all shares of Merging Corporation Stock held by such holder) in stock of the Surviving Corporation shall be paid an amount in cash equal to the product of multiplying such fractional share by $_________.
7.             From time to time on and after the Effective Time, the last acting officers of the Surviving Corporation or the corresponding officers of the Surviving Corporation may, in the name of the Surviving Corporation, execute and deliver all such proper deeds, assignments and other instruments and take or cause to be taken all such further or other actions as the Surviving Corporation, or its successors or assigns, may deem necessary or desirable in order to vest in, perfect or confirm to the Surviving Corporation and its successors and assigns, title to and possession of all of the property, rights, privileges, powers and franchises of the Merger Corporation and otherwise to carry out the intent and purposes of this Plan of Merger.

EXHIBIT 1.05
AGREEMENT AND PLAN OF BANK MERGER
Between
GERMAN AMERICAN BANCORP
And
RIVER VALLEY FINANCIAL BANK
THIS AGREEMENT AND PLAN OF BANK MERGER (this “Agreement”), made between GERMAN AMERICAN BANCORP (hereinafter referred to as “German American”), a bank organized under the laws of the State of Indiana, being located at 711 Main Street, Jasper, County of Dubois, in the State of Indiana, and RIVER VALLEY FINANCIAL BANK (hereinafter referred to as “River Valley Financial”), a bank organized under the laws of the State of Indiana, being located at 430 Clifty Drive, Madison, County of Jefferson, in the State of Indiana, each acting pursuant to a resolution of its board of directors adopted by the vote of at least a majority of its directors, witnesses as follows:
SECTION 1.
River Valley Financial shall be merged with and into German American under the charter of the latter (the “Merger”), subject to and effective in accordance with the terms and conditions of this Agreement.  The Articles of Incorporation and Bylaws of German American, as in effect immediately prior to the effective time of the Merger, shall continue, unchanged, as the Articles of Incorporation and Bylaws of the surviving bank from and after the effective time of the Merger.
SECTION 2.
The name of the surviving bank shall be “German American Bancorp.”
SECTION 3.
The business of the surviving bank shall be that business that is authorized to be conducted by a bank organized under the laws of the State of Indiana.  The business of banking of the surviving bank shall be conducted by the surviving bank at its main office, which shall be located at 711 Main Street, Jasper, Indiana, and at its legally established branches.
SECTION 4.
The Merger shall have all of the effects provided by the Indiana Financial Institutions Act, as amended.  All assets of River Valley Financial as they exist at the effective time of the Merger shall pass to and vest in the surviving bank without any conveyance or other transfer.

The surviving bank shall be responsible for all of the liabilities of every kind and description of River Valley Financial existing as of the effective time of the Merger.
SECTION 5.
At the effective time of the Merger, the shares of capital stock of German American that were issued and outstanding immediately prior to the Merger shall continue to be issued and outstanding, and the shares of capital stock of River Valley Financial that were issued and outstanding immediately prior to the Merger shall be canceled.
SECTION 6.
The members of the board of directors of German American immediately prior to the effective time of the Merger shall continue to serve as members of the Board of Directors of the surviving bank at and after the effective time of the Merger until the next annual meeting or until such time as their successors have been elected and have qualified.  The officers of German American immediately prior to the effective time of the Merger shall continue to serve as officers of the surviving bank at and after the effective time of the Merger until they are removed or resign their offices.
SECTION 7.
This Agreement may be terminated by the mutual consent of the boards of directors of German American and River Valley Financial at any time prior to the effective time of the Merger.  Notwithstanding the foregoing, in the event that that certain Agreement and Plan of Reorganization dated October 26, 2015, by and among German American Bancorp, Inc., River Valley Bancorp, German American and River Valley Financial (“Master Agreement”) is terminated without the transactions contemplated thereby being consummated as provided therein, then this Agreement shall also be terminated and shall be of no further force and effect.
SECTION 8.
This Agreement shall be approved by the sole shareholder of each of the merging banks as required by law.  Subject to Section 9 of this Agreement, the Merger shall become effective at the time specified in the Articles of Merger filed with the Department of Financial Institutions of the State of Indiana and the Secretary of State of the State of Indiana (the “Effective Time”).
SECTION 9.
Anything herein to the contrary notwithstanding, the obligations of the merging banks under this Agreement are subject to and expressly conditioned upon the consummation of the merger of German American Bancorp, Inc., and River Valley Bancorp, as described in the Master Agreement.
SECTION 10.
From time to time on and after the Effective Time, the last acting officers of River Valley Financial or the corresponding officers, shareholder, or agents of German American may, in the
2

name of the surviving bank, execute and deliver all such proper deeds, assignments and other instruments and take or cause to be taken all such further or other actions as the surviving bank, or its successors or assigns, may deem necessary or desirable in order to vest in, perfect or confirm to the surviving bank and its successors and assigns, title to and possession of all of the property, rights, privileges, powers and franchises of River Valley Financial and otherwise to carry out the intent and purposes of this Agreement.
SECTION 11.
Pursuant to the requirements of the regulations of the Office of the Comptroller of the Currency, as successor to the Office of Thrift Supervision (the “Regulations”), River Valley Financial established and has maintained a liquidation account for the benefit of its savings account holders as of December 31, 1994 and September 30, 1996 (“eligible savers”). In the event of a complete liquidation of the surviving bank, the surviving bank shall comply with such Regulations with respect to the amount and the priorities on liquidation of each of the surviving bank’s eligible savers’ inchoate interest in the liquidation account, to the extent it is still in existence; provided, that an eligible saver’s inchoate interest in the liquidation account shall not entitle such eligible saver to any voting rights at meetings of the surviving bank’s shareholders.
WITNESS, the signatures of said merging banks this ___ day of _______, 201__, each set by its Chairman or President and attested to by its Cashier or Secretary, pursuant to a resolution of its board of directors, acting by a majority of its members.
GERMAN AMERICAN BANCORP
Attest:

By:
Secretary		Mark A. Schroeder
Chairman and Chief Executive Officer

RIVER VALLEY FINANCIAL BANK

Attest:

By:
Secretary		Matthew P. Forrester
President and Chief Executive Officer

3

EXHIBIT 1.09(a)(iii)
ARTICLES OF AMENDMENT

Attached hereto.

ARTICLES OF AMENDMENT
OF THE
ARTICLES OF INCORPORATION OF
RIVER VALLEY BANCORP
River Valley Bancorp (hereinafter referred to as the “Corporation”), existing pursuant to the Indiana Business Corporation Law, as amended (the “Act”), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certifies the following facts:
ARTICLE I

Amendment
Section 1.   The name of the Corporation is River Valley Bancorp.
Section 2.   The date of incorporation of the Corporation is May 22, 1996.
Section 3.   The name of the Corporation following this amendment to the Articles of Incorporation is River Valley Bancorp.
Section 4.   The text of the Articles of Incorporation of the Corporation is amended as follows:
Article 11 of the Articles of Incorporation of the Corporation shall be deleted in its entirety.
EFFECTIVE DATE
The amendment set forth in these Articles of Amendment to the Articles of Incorporation of the Corporation shall be effective as of the time and date of filing of these Articles of Amendment with the Indiana Secretary of State.

ARTICLE II

Manner of Adoption and Vote
Section 1.   Action by Directors.  The Board of Directors of the Corporation duly and unanimously adopted a resolution proposing to amend the terms and provisions of the Articles of Incorporation of the Corporation at a meeting duly called and held on October ___, 2016, at which a quorum of such Board was present throughout.  The Board of Directors also called a meeting of the Shareholders of the Corporation to be held on ________________, 2016, to vote on the proposed amendment.
Section 2.   Action by Shareholders.  The Shareholders of the Corporation entitled to vote in respect of the Articles of Amendment duly adopted the proposed amendment.  The amendment was adopted by vote of such Shareholders during the Shareholder meeting duly called by the Board of Directors.  The result of such vote is as follows:

Common Stock, without par value

Shares Entitled to Vote
Shares Represented at the Meeting
Shares Voted in Favor
Shares Voted Against
Shares Abstaining
Broker Non-votes

Section 3.   Compliance with Legal Requirements:  The manner of the adoption by the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.
I hereby verify subject to penalties for perjury that the statements contained herein are true this ____ day of ___________, 2016.

Matthew P. Forrester, President and CEO

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EXHIBIT 1.09(a)(xi)
FORRESTER EMPLOYMENT AGREEMENT

Attached hereto.

TRANSITION EMPLOYMENT AGREEMENT
This Transition Employment Agreement (“Agreement”) is made and entered into this _____ day of ______________, 2016, by and between MATTHEW FORRESTER (“Employee”) and GERMAN AMERICAN BANCORP (“German American”).
German American Bancorp, Inc. (“GABC”) is a holding company for a group of several related and/or affiliated companies, including, but not limited to, German American Bancorp (GABC’s banking subsidiary), German American Investment Services, Inc. (GABC’s financial advisory and investment subsidiary) and German American Insurance, Inc. (GABC’s insurance subsidiary) (collectively, “Affiliates”).  During Employee’s employment relationship with German American, Employee may perform services for and/or have access to Confidential Information of one or more of the Affiliates.  Therefore, this Agreement is intended to protect the legitimate business interests of GABC and any Affiliate(s) for which Employee performs services and/or about which Employee has access to Confidential Information regarding.  Accordingly, the term “German American,” as used in this Agreement, shall be deemed to include, in addition to German American Bancorp, GABC and any Affiliate(s) for which Employee performs any services and/or about which Employee is exposed to Confidential Information regarding.  GABC and any such Affiliate(s) shall be entitled to enforce this Agreement against Employee as if GABC and/or such Affiliate(s) were a party to this Agreement.
1.	Employment.
German American hereby employs Employee and Employee hereby accepts employment upon the terms and conditions set forth in this Agreement.
2.	Term of Agreement.
Subject to the provisions for termination hereinafter provided, the term of this Agreement shall commence at 11:59 P.M. EST the day of the effective date of the merger of River Valley Financial Bank into German American Bancorp pursuant to that certain Agreement and Plan of Reorganization dated October 26, 2015 (the “Commencement Date”), and continue for a term of three (3) years (the “Term”).  Upon the expiration of the Term this Agreement shall expire and shall not be subject to any renewal, upon which time Employee’s employment shall terminate.  If for any reason the agreement between River Valley Financial Bank and German American Bancorp providing for the merger is terminated without the merger having been completed, then this Agreement shall be deemed null and void and of no force or effect, and no party to this Agreement shall have any rights or obligation hereunder.
3.	Duties.
During the Term of this Agreement, Employee shall be the Regional Chairperson and shall perform all duties related and necessary to that position.  Employee agrees to abide by all by-laws, policies, practices, procedures, and rules of German American.
Employee shall devote all of his professional time, efforts, skill and ability to the business of German American, and shall not, during the Term of this Agreement, be engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage, unless Employee has obtained the prior written approval of German American which approval shall not be unreasonably withheld; but this shall not be construed as preventing Employee from investing his assets in such form or manner as will not require any services on the part of Employee in the operation of the affairs of the companies in which such investments are made.  Further, this Paragraph 3 shall not prevent Employee from participating in charitable or other not-for-profit activities as long as such activities do not materially interfere with Employee’s work for German American.  It is specifically agreed that the Employee’s position on the board of directors of the Federal Home Loan Bank of Indianapolis is an approved activity under the terms of this section of this Agreement.
4.	Business Opportunities.
Employee will take no action that deprives German American of any business opportunities within the scope of Employee’s existing duties and, should Employee be offered or become aware of any such opportunities, Employee shall advise German American in writing, and German American shall have the right of first refusal before Employee pursues such opportunity.
5.	Compensation and Benefits.
German American shall compensate Employee for services performed during the Term of this Agreement as follows:
A.	Annual Salary. German American shall pay Employee a total Annual Salary of One Hundred Seventy-Five Thousand and 00/100 Dollars ($175,000.00) (minus all applicable deductions and withholdings, including federal, state, and local taxes, and FICA), payable in accordance with German American’s normal payroll policies. At least annually, German American shall review and may increase Employee’s Annual Salary as German American determines to be reasonable and appropriate.
B.	Incentive Programs. Employee shall be entitled to participate in German American’s Short Term Management Incentive program and Long Term Management Incentive program in accordance with German American’s applicable incentive programs. The terms and conditions on which German American shall provide such incentives are the same as it provides such incentives to its other management employees holding positions similar to that of Employee. Employee understands and agrees that all such incentives are subject to change from time to time at the sole discretion of German American.
Notwithstanding the above, during the calendar year(s) of 2016, 2017, and 2018 of Employee’s employment with German American, German American shall guarantee Employee annual German American W-2 reported compensation (including W-2 reportable compensation for elections and deferrals) in the amount of Two Hundred Seventy-Five Thousand and 00/100 Dollars ($275,000.00) (minus all applicable deductions and withholdings, including federal, state, and
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local taxes, and FICA).  In the event Employee’s employment initiates after the first day of 2016 or terminates prior to the conclusion of any calendar year in the guarantee period, such guaranteed annual compensation shall be prorated for the portion of the calendar year during which Employee was employed by German American during such calendar year.
C.	Benefits. Employee shall be entitled to all benefits otherwise provided to full-time employees of German American and in accordance with German American’s policies. The terms and conditions on which German American shall provide benefits to Employee are the same as it provides such benefits to its other management employees holding positions similar to that of Employee. Employee understands and agrees that all benefits are subject to change from time to time at the sole discretion of German American.
6.	Expense Reimbursement.
German American shall reimburse Employee for all reasonable out-of-pocket expenses that are incurred by Employee in providing services to German American hereunder, so long as Employee provides German American with reasonable documentation necessary to support such expenses.  All expense reimbursement shall be paid to Employee consistent with German American’s expense reimbursement policy, in effect from time to time.
7.	Confidential Information and Return of Property.
In connection with Employee’s employment with German American, Employee will receive oral and written information in confidence relating to German American, which information is or is deemed to be Confidential Information (as defined herein) and the sole and exclusive property of German American.  For purposes of this Agreement, “Confidential Information” means information that German American owns or possesses, that it uses or is potentially useful in its business, that it treats as proprietary, private or confidential, and that is not generally known to the public, including, but not limited to, trade secrets (as defined by the Indiana Trade Secrets Act, Ind. Code sec. 24-2-3-1, et. seq.), information relating to German American’s business plans, financial condition, products and services, operating and other costs, sales, pricing, clients, potential clients, vendors, referral sources, consultants, client usage requirements and investment information, client specifications and preferences, account information, marketing ideas, plans for products and services, plans for improvements and development of products and services, billing and collection information, any procedure, discovery, formula, data, results, idea or technique, any trade dress, copyright, patent or other intellectual property right or registration or application therefor or materials relating thereto, and any information relating to the foregoing or to any development, marketing, servicing, sales, financing, legal or other business activities or to any present or future products or services, prices, plans, forecasts, employees, or consultants, whether in oral, written, graphic or electronic form and any other information which derives independent economic value, either actual or potential.  Information supplied to Employee from outside sources and/or third parties will also be considered Confidential Information unless and until German American designates it otherwise.
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Employee agrees to use Confidential Information solely in the course of Employee’s duties with German American and in furtherance of German American’s business.  Employee hereby further agrees that the above-referenced information will be kept confidential at all times during Employee’s employment with German American and thereafter, that Employee will not disclose or communicate to any third party any of the Confidential Information and will not make use of the Confidential Information on Employee’s own behalf or on the behalf of a third party without, in each instance, the prior written consent of German American, except as otherwise required by law.
Nothing contained in this Agreement shall be construed as giving Employee any proprietary interest in the tangible or intangible assets of German American.  Upon the termination of Employee’s employment with German American, Employee shall promptly deliver to German American (without keeping copies thereof) all German American property, including, without limitation, all written records, software, hardware, credit cards, keys, computer access codes or disks, financial information, charts, files, business plans, correspondence, manuals, notes, reports, programs, proposals, and any documents containing Confidential Information, concerning German American.
This Paragraph 7 shall survive the termination of this Agreement, by expiration or otherwise.
8.	Restrictive Covenant. Employee acknowledges that during Employee’s employment with German American, Employee will have extensive access to Confidential Information and may develop business relationships and goodwill in German American’s Business and with German American’s clients and prospective clients. As a result of the extensive access to Confidential Information and the development of business relationships and goodwill, Employee agrees that Employee shall not, without the prior written consent of German American, directly or indirectly, for Employee or on behalf of any Competitor:
a.	During Employee’s employment with German American, and during the Restricted Period, employ, solicit, contact, or communicate with, for the purpose of hiring, employing or engaging, any individual who is an employee, agent, or independent contractor of German American, or who has been, within the twelve (12) month period immediately preceding the termination of Employee’s employment with German American.

b.	During Employee’s employment with German American, and during the Restricted Period, compete with German American by engaging in any bank or bank-related business which competes with the Business of German American as conducted during Employee’s employment with German American for any financial institution, including, but not limited to, banks, savings and loan associations, and credit unions, within a forty mile radius of Madison, Indiana.

c.	During Employee’s employment with German American, and during the Restricted Period, canvas, solicit, or accept any Business from any Client or Potential Client of German American.

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d.	During Employee’s employment with German American, and during the Restricted Period, induce, cause, advise, or otherwise influence any vendors, referral sources, consultants, Clients, or Potential Clients of German American to cease doing Business with German American.

e.	During Employee’s employment with German American, and during the Restricted Period, make any negative or disparaging remarks about German American, to any Competitor, Client, Prospective Client, employee, independent contractor, vendor, referral source, and/or consultant of German American, or to any other individual or entity.

The term “Restricted Period” as used herein shall refer to a period of thirty-six (36) months from the termination of Employee’s employment with German American, for whatever reason, if such termination occurs during the Term or upon the expiration of the Term.

The term “Business” as used herein shall refer to German American’s financial services and/or products (including personal banking, business banking, commercial lending, personal lending, mortgage loan origination, financial advising, investment and/or insurance services and/or products) which are the same or substantially similar to, or the functional equivalent or alternative for, those financial services Employee performed and/or those financial products marketed and/or offered by Employee for or on behalf of German American at any time during the twelve (12) month period immediately preceding the termination of Employee’s employment with German American.

The term “Competitor” as used herein shall refer to any individual or entity that engages in the business of providing financial services and/or products, including personal and business banking, commercial and personal lending, mortgage loan origination, financial advising, investment and/or insurance services and/or products.

The term “Client” as used herein shall refer to any individual or entity: (i) who German American does Business with at the time of Employee’s termination of employment or at any time during the twelve (12) month period immediately preceding Employee’s termination of employment; and (ii) which Employee did Business with on behalf of German American at the time of Employee’s termination of employment or at any time during the twelve (12) month period immediately preceding Employee’s termination of employment, or which Employee had access to any Confidential Information regarding.

The term “Potential Client” as used herein shall refer to any individual or entity: (i) who German American has solicited, approached, or contracted concerning the possibility of doing Business with at the time of Employee’s termination of employment or at any time during the twelve (12) month period immediately preceding Employee’s termination of employment; and (ii) which Employee was involved in any such solicitation, approach or contact, or which Employee had access to any Confidential Information regarding.

Employee acknowledges and agrees that the restricted period of time, the geographic scope, and the definitions used in this Paragraph 8 are reasonable.  Employee further
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acknowledges that because of the nature of the Business, the nature of Employee’s employment with German American, and the nature of the Confidential Information, which Employee has and will have access to, any breach of this Paragraph 8 would result in the inevitable disclosure of German American’s Confidential Information and/or trade secrets.  Employee acknowledges that German American has a legitimate business interest justifying the restrictions contained in this Agreement and that such restrictions are reasonably necessary to protect such legitimate business interests and the protection of German American’s Confidential Information and/or trade secrets.  Accordingly, this Paragraph 8 shall be enforced to the maximum extent allowed by law.

This Paragraph 8 shall survive the termination of this Agreement, by expiration or otherwise.
9.	Breach of Agreement.
A.	Employee acknowledges that any breach of Paragraphs 7 or 8 of this Agreement by Employee may cause irreparable damage to German American and that the legal remedies available to German American will be inadequate. Therefore, in the event of any threatened or actual breach of Paragraphs 7 or 8 of this Agreement by Employee, Employee agrees that German American shall be entitled to specific enforcement of this Agreement through injunctive or other equitable relief in addition to legal remedies. If Employee is found, by a court of competent jurisdiction, to have breached any of the terms of Paragraphs 7 or 8 of this Agreement, Employee agrees to pay German American its reasonable attorney’s fees and costs incurred in seeking relief from Employee’s breach, in addition to any other relief allowed by law. Further, the restricted periods of time in Paragraph 8 of this Agreement shall be extended by one additional day for each day a court of competent jurisdiction finds Employee to have been in breach of Paragraph 8 of this Agreement.
Employee and German American hereby submit to the jurisdiction and venue of the Dubois County, Indiana Courts and the United States District Court for the Southern District of Indiana, as applicable, in any cause of action to enforce the terms and conditions of Paragraphs 7 or 8 of this Agreement.
B.	Employee and German American hereby agree that any claim, controversy, or dispute arising out of or relating to this Agreement or the breach thereof, except those identified in Paragraph 9(A) of this Agreement, shall be settled by binding arbitration in Dubois County, Indiana. Such arbitration shall be conducted in accordance with the rules of the American Arbitration Association, then in effect. Each party shall bear their own attorney’s fees and costs in such proceeding. Arbitration shall be the sole and exclusive method of resolving such claims, controversies, or disputes under this Agreement, except those identified in Paragraph 9(A).
This Paragraph 9 shall survive the termination of this Agreement, by expiration or otherwise.
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10.	Termination. At any time during Employee’s employment and after October 27, 2016, German American may terminate this Agreement and Employee’s employment for any reason by providing Employee thirty (30) day advance written notice of its intent to terminate pursuant to this Paragraph 10. At any time on or before October 27, 2016, German American may terminate Employee’s employment only for “Just Cause.” For this purpose, Just Cause shall mean termination because of, in the good faith determination of German American, Employee’s: (i) personal dishonesty, incompetence, or willful misconduct; (ii) breach of fiduciary duty involving personal profit; (iii) intentional failure to perform stated duties; (iv) willful violation of any law, rule, regulation (other than traffic violations or similar offenses), or final cease-and-desist order; or (iv) material breach of any provision of this Agreement. In the event of termination for Just Cause, German American shall deliver a notice to Employee specifying the particulars of the reasons underlying the Just Cause termination.
At any time during Employee’s employment, Employee may terminate this Agreement and Employee’s employment for any reason by providing German American thirty (30) day advance written notice of his intent to terminate pursuant to this Paragraph 10.  If Employee terminates pursuant to the Paragraph 10, German American may choose to terminate Employee’s employment immediately in lieu of any notice.
Except as otherwise set forth herein, following the effective date of termination established pursuant to this Paragraph 10, German American and Employee shall have no further obligations to each other under this Agreement, except those obligations surviving herein.
11.	Indemnification.
German American shall indemnify Employee to the fullest extent permitted by German American’s articles of incorporation, by-laws and applicable federal or state banking or other laws for all amounts (including, without limitation, judgments, fines, settlement payments, expenses and attorneys’ fees) incurred or paid by Employee in connection with any action, suit, investigation or proceeding arising out of or relating to the performance by Employee or services for, or the acting by Employee as a director, officer or employee of, German American, any subsidiary of German American or any other person or enterprise at German American’s request.  Expenses, including but not limited to attorneys’ fees and disbursements, incurred in defending any action, suit, investigation or proceeding, for which Employee may be entitled to indemnification under this Paragraph 11 upon final disposition of such action, shall be paid by German American in advance of the final disposition, to the maximum extent permitted by applicable laws and regulations; provided, however, that prior to making any such payments German American shall receive an undertaking by or on behalf of Employee to repay such amounts if it shall ultimately be determined that he is not entitled to indemnification.
12.	Suspension.
If Employee is suspended and/or temporarily prohibited from participating in the conduct of German American’s affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. § 1818(e)(3) and (g)(1)), German American’s
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obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings.  If the charges in the notice are dismissed, German American shall (i) pay Employee all or part of the compensation withheld while its obligations under this Agreement were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.  If the charges in the notice are not dismissed within thirty (30) days following the date of suspension, German American shall be entitled to terminate this Agreement by written notice to Employee and this Agreement and Employee’s employment shall terminate at the close of business on the date German American provides such notice.  Such termination shall be considered a termination of Employee by German American pursuant to Paragraph 10 of this Agreement.
13.	Removal or Prohibition.
If Employee is removed and/or permanently prohibited from participating in the conduct of German American’s affairs by an order issued under section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. § 1818(e)(4) or (g)(1)), all obligations of German American under this Agreement shall terminate as of the effective date of the order and shall be considered a termination of Employee by German American pursuant to Paragraph 10 of this Agreement.
14.	Default of German American.
If German American is in default (as defined in section 3(x)(1) of the Federal Deposit Insurance Act), all obligations under this Agreement shall terminate as of the date of default, and shall be considered a termination of Employee by German American pursuant to Paragraph 10 of this Agreement.
15.	Termination by Regulatory Action.
All obligations under this Agreement may be terminated except to the extent determined that the continuation of the Agreement is necessary for the continued operation of German American: (i) by the Federal Deposit Insurance Corporation (the “Corporation”), at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of German American under the authority contained in Section 13(c) of the Federal Deposit Insurance Act; or (ii) by the Corporation at the time the Corporation approves a supervisory merger to resolve problems related to operation of German American or when German American is determined to be in an unsafe and unsound condition. Such termination shall be considered a termination of Employee by German American pursuant to Paragraph 10 of this Agreement.
16.	Conflict with Regulations.
If any of the provisions in this Agreement shall conflict with 12 C.F.R. § 30, Appendix A, or the Corporation policies adopted thereunder (as the same may be amended from time to time) the requirements of such regulation shall supersede any contrary provisions herein and shall prevail.
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17.	Successors and Assigns.
This Agreement shall be binding upon and inure to the benefit of the successors and assigns of German American, and unless clearly inapplicable, all references herein to German American shall be deemed to include any such successor.  In addition, this Agreement shall be binding upon and inure to the benefit of Employee and his heirs, executors, legal representatives and assigns; provided, however, that the obligations of Employee hereunder are personal in nature and may not be delegated without the prior written approval of German American.
18.	Choice of Law.
This Agreement shall be interpreted, construed, and governed by the laws of the State of Indiana, regardless of the place of execution or performance.  This Paragraph 18 shall survive the termination of this Agreement, by expiration or otherwise.
19.	Survival of Salary Continuation Agreement and Entire Agreement.
This Agreement contains the entire agreement of the parties and replaces and supersedes all employment agreements and other agreements between Employee and River Valley Financial Bank (including all related entities thereto).  Provided that, the certain Salary Continuation Agreement between River Valley Financial Bank and Employee dated January 25, 2007 shall continue in its amended form as of the Commencement Date.
This Agreement is intended to supersede and replace all prior agreements, understandings and arrangements between or among German American, or any agent thereof, and the Employee, or any agent thereof, relating to the employment of Employee.
This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.
This Agreement may be executed in multiple counterparts, each of which (or a facsimile thereof) shall be deemed an original, but all of which shall be considered a single instrument.
20.	Severability.
If any provision of this Agreement shall be held by a court of competent jurisdiction to be contrary to law or public policy, the remaining provisions shall remain in full force and effect.
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21.	Waiver. No act or omission by German American shall be deemed a waiver by German American of any of German American’s rights under this Agreement. Employee acknowledges that every situation is unique and German American may need to respond to the actions of one employee differently than to the actions of another employee. Therefore, the failure of German American to enforce the same, similar, or different restrictions against another employee, or to seek a different remedy shall not be construed as a waiver or estoppel to the enforcement of any restrictions against Employee.
22.	Notice.
Any notices, requests, demands, or other communications provided for by this Agreement shall be sufficient if in writing and if (i) delivered by hand to the other party; (ii) sent by facsimile communication with appropriate confirmation of delivery; (iii) sent by registered or certified United States Mail, return receipt requested, with all postage prepaid; or (iv) sent by recognized commercial express courier services, with all delivery charges prepaid; and addressed as follows:
If to German American:
German American Bancorp
 Attn:  Mark A. Schroeder, Chairman & Chief Executive Officer
711 Main Street, P.O. Box 810
Jasper, Indiana 47547-0810

If to Employee:
Matthew Forrester
 At the address on file with the German American
23.	Acknowledgement.
Employee represents and acknowledges that Employee has had adequate time to review this Agreement, Employee has had the opportunity to ask questions and receive answers from German American regarding this Agreement, and Employee has had the opportunity to consult with legal advisors of his choice concerning the terms and conditions of this Agreement.
24.	Code Section 409A.
It is intended that any amounts payable under this Agreement and the German American’s and Employee’s exercise of authority or discretion hereunder shall be exempt from or comply with Section 409A of the Code (including the Treasury regulations and other published guidance relating thereto) so as not to subject Employee to the payment of any interest or additional tax imposed under Section 409A of the Code.  In furtherance of this intent, (a) for any amount payable in two or more installments, each installment shall be treated as a separate payment, (b) if, due to the circumstances giving rise to any lump sum payment or payments under this Agreement, the date of payment or the commencement of such payments thereof must be delayed for six months following Employee’s separation from service in order to meet the requirements of Section 409A(a)(2)(B) of the Code applicable to “specified employees,” then such payment or
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payments shall be so delayed and paid upon expiration of such six month period and (b) each payment which is to be paid during a designated period that begins in a first taxable year and ends in a second taxable year shall be paid in the second taxable year.  With regard to any provision herein that provides for reimbursement of expenses or in-kind benefits: (i) the right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit, and (ii) the amount of expenses eligible for reimbursement or in-kind benefits provided during any taxable year shall not affect the expenses eligible for reimbursement or in-kind benefits to be provided in any other taxable year, provided that the foregoing shall not be violated with regard to expenses covered by Code Section 105(h) that are subject to a limit related to the period in which the arrangement is in effect.  Any expense or other reimbursement payment made pursuant to this Agreement or any plan, program, agreement or arrangement of the German American referred to herein, shall be made on or before the last day of the taxable year following the taxable year in which such expense or other payment to be reimbursed is incurred.  To the extent that any Treasury regulations, guidance or changes to Section 409A would result in the Employee becoming subject to interest and additional tax under Section 409A of the Code, the German American and Employee agree to amend this Agreement in order to bring this Agreement into compliance with Code Section 409A.

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IN WITNESS WHEREOF, the parties hereto have voluntarily executed this Agreement as of the day and year first above written.

“GERMAN AMERICAN”	“EMPLOYEE”
GERMAN AMERICAN BANCORP

By:
Mark A. Schroeder,	Matthew Forrester
Chairman and Chief Executive Officer

[SIGNATURE PAGE TO EMPLOYMENT AGREEMENT]

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EXHIBIT 1.09(a)(xii)
BRANDON EMPLOYMENT AGREEMENT

Attached hereto.

TRANSITION EMPLOYMENT AGREEMENT
This Transition Employment Agreement (“Agreement”) is made and entered into this _____ day of _____________, 2016, by and between ANTHONY BRANDON (“Employee”) and GERMAN AMERICAN BANCORP (“German American”).
German American Bancorp, Inc. (“GABC”) is a holding company for a group of several related and/or affiliated companies, including, but not limited to, German American Bancorp (GABC’s banking subsidiary), German American Investment Services, Inc. (GABC’s financial advisory and investment subsidiary) and German American Insurance, Inc. (GABC’s insurance subsidiary) (collectively, “Affiliates”).  During Employee’s employment relationship with German American, Employee may perform services for and/or have access to Confidential Information of one or more of the Affiliates.  Therefore, this Agreement is intended to protect the legitimate business interests of GABC and any Affiliate(s) for which Employee performs services and/or about which Employee has access to Confidential Information regarding.  Accordingly, the term “German American,” as used in this Agreement, shall be deemed to include, in addition to German American Bancorp, GABC and any Affiliate(s) for which Employee performs any services and/or about which Employee is exposed to Confidential Information regarding.  GABC and any such Affiliate(s) shall be entitled to enforce this Agreement against Employee as if GABC and/or such Affiliate(s) were a party to this Agreement.
1.	Employment.
German American hereby employs Employee and Employee hereby accepts employment upon the terms and conditions set forth in this Agreement.
2.	Term of Agreement.
Subject to the provisions for termination hereinafter provided, the term of this Agreement shall commence at 11:59 P.M. EST the day of the effective date of the merger of River Valley Financial Bank into German American Bancorp pursuant to that certain Agreement and Plan of Reorganization dated October 26, 2015 (the “Commencement Date”), and continue for a term of one (1) year (the “Term”).  Upon the expiration of the Term this Agreement shall expire and Employee’s employment with German American shall continue on an at-will basis, subject to termination by either party, at any time, and for any reason.  If for any reason the agreement between River Valley Financial Bank and German American Bancorp providing for the merger is terminated without the merger having been completed, then this Agreement shall be deemed null and void and of no force or effect, and no party to this Agreement shall have any rights or obligation hereunder.
3.	Duties.
During the Term of this Agreement, Employee shall be the Regional President and shall perform all duties related and necessary to that position.  Employee agrees to abide by all by-laws, policies, practices, procedures, and rules of German American.

Employee shall devote all of his professional time, efforts, skill and ability to the business of German American, and shall not, during the Term of this Agreement, be engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage, unless Employee has obtained the prior written approval of German American which approval shall not be unreasonably withheld; but this shall not be construed as preventing Employee from investing his assets in such form or manner as will not require any services on the part of Employee in the operation of the affairs of the companies in which such investments are made.  Further, this Paragraph 3 shall not prevent Employee from participating in charitable or other not-for-profit activities as long as such activities do not materially interfere with Employee’s work for German American.
4.	Business Opportunities.
Employee will take no action that deprives German American of any business opportunities within the scope of Employee’s existing duties and, should Employee be offered or become aware of any such opportunities, Employee shall advise German American in writing, and German American shall have the right of first refusal before Employee pursues such opportunity.
5.	Compensation and Benefits.
German American shall compensate Employee for services performed during the Term of this Agreement as follows:
A.	Annual Salary. German American shall pay Employee a total Annual Salary of One Hundred Twenty-Five Thousand and 00/100 Dollars ($125,000.00) (minus all applicable deductions and withholdings, including federal, state, and local taxes, and FICA), payable in accordance with German American’s normal payroll policies. At least annually, German American shall review and may increase Employee’s Annual Salary as German American determines to be reasonable and appropriate.
B.	Incentive Programs. Employee shall be entitled to participate in German American’s Short Term Management Incentive program and Long Term Management Incentive program in accordance with German American’s applicable incentive programs. The terms and conditions on which German American shall provide such incentives are the same as it provides such incentives to its other management employees holding positions similar to that of Employee. Employee understands and agrees that all such incentives are subject to change from time to time at the sole discretion of German American.
Notwithstanding the above, during the calendar year of 2016 of Employee’s employment with German American, German American shall guarantee Employee annual German American W-2 reported compensation (including W-2 reportable compensation for elections and deferrals) in the amount of One Hundred Seventy-Five Thousand and 00/100 Dollars ($175,000.00) (minus all applicable deductions and withholdings, including federal, state, and local taxes,
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and FICA).  In the event Employee’s employment initiates after the first day of 2016 or terminates prior to the conclusion of any calendar year in the guarantee period, such guaranteed annual compensation shall be prorated for the portion of the calendar year during which Employee was employed by German American during such calendar year.
C.	Benefits. Employee shall be entitled to all benefits otherwise provided to full-time employees of German American and in accordance with German American’s policies. The terms and conditions on which German American shall provide benefits to Employee are the same as it provides such benefits to its other management employees holding positions similar to that of Employee. Employee understands and agrees that all benefits are subject to change from time to time at the sole discretion of German American.
6.	Expense Reimbursement.
German American shall reimburse Employee for all reasonable out-of-pocket expenses that are incurred by Employee in providing services to German American hereunder, so long as Employee provides German American with reasonable documentation necessary to support such expenses.  All expense reimbursement shall be paid to Employee consistent with German American’s expense reimbursement policy, in effect from time to time.
7.	Confidential Information and Return of Property.
In connection with Employee’s employment with German American, Employee will receive oral and written information in confidence relating to German American, which information is or is deemed to be Confidential Information (as defined herein) and the sole and exclusive property of German American.  For purposes of this Agreement, “Confidential Information” means information that German American owns or possesses, that it uses or is potentially useful in its business, that it treats as proprietary, private or confidential, and that is not generally known to the public, including, but not limited to, trade secrets (as defined by the Indiana Trade Secrets Act, Ind. Code sec. 24-2-3-1, et. seq.), information relating to German American’s business plans, financial condition, products and services, operating and other costs, sales, pricing, clients, potential clients, vendors, referral sources, consultants, client usage requirements and investment information, client specifications and preferences, account information, marketing ideas, plans for products and services, plans for improvements and development of products and services, billing and collection information, any procedure, discovery, formula, data, results, idea or technique, any trade dress, copyright, patent or other intellectual property right or registration or application therefor or materials relating thereto, and any information relating to the foregoing or to any development, marketing, servicing, sales, financing, legal or other business activities or to any present or future products or services, prices, plans, forecasts, employees, or consultants, whether in oral, written, graphic or electronic form and any other information which derives independent economic value, either actual or potential.  Information supplied to Employee from outside sources and/or third parties will also be considered Confidential Information unless and until German American designates it otherwise.
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Employee agrees to use Confidential Information solely in the course of Employee’s duties with German American and in furtherance of German American’s business.  Employee hereby further agrees that the above-referenced information will be kept confidential at all times during Employee’s employment with German American and thereafter, that Employee will not disclose or communicate to any third party any of the Confidential Information and will not make use of the Confidential Information on Employee’s own behalf or on the behalf of a third party without, in each instance, the prior written consent of German American, except as otherwise required by law.
Nothing contained in this Agreement shall be construed as giving Employee any proprietary interest in the tangible or intangible assets of German American.  Upon the termination of Employee’s employment with German American, Employee shall promptly deliver to German American (without keeping copies thereof) all German American property, including, without limitation, all written records, software, hardware, credit cards, keys, computer access codes or disks, financial information, charts, files, business plans, correspondence, manuals, notes, reports, programs, proposals, and any documents containing Confidential Information, concerning German American.
This Paragraph 7 shall survive the termination of this Agreement, by expiration or otherwise.
8.	Restrictive Covenant. Employee acknowledges that during Employee’s employment with German American, Employee will have extensive access to Confidential Information and may develop business relationships and goodwill in German American’s Business and with German American’s clients and prospective clients. As a result of the extensive access to Confidential Information and the development of business relationships and goodwill, Employee agrees that Employee shall not, without the prior written consent of German American, directly or indirectly, for Employee or on behalf of any Competitor:
a.	During Employee’s employment with German American, and during the Restricted Non-Solicitation Period, employ, solicit, contact, or communicate with, for the purpose of hiring, employing or engaging, any individual who is an employee, agent, or independent contractor of German American, or who has been, within the twelve (12) month period immediately preceding the termination of Employee’s employment with German American.

b.	During Employee’s employment with German American, and during the Restricted Non-Competition Period, compete with German American by engaging in any bank or bank-related business which competes with the Business of German American as conducted during Employee’s employment with German American for any financial institution, including, but not limited to, banks, savings and loan associations, and credit unions, within the Restricted Area.

c.	During Employee’s employment with German American, and during the Restricted Non-Solicitation Period, canvas, solicit, or accept any Business from any Client or Potential Client of German American.

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d.	During Employee’s employment with German American, and during the Restricted Non-Solicitation Period, induce, cause, advise, or otherwise influence any vendors, referral sources, consultants, Clients, or Potential Clients of German American to cease doing Business with German American.

e.	During Employee’s employment with German American, and during the Restricted Non-Solicitation Period, make any negative or disparaging remarks about German American, to any Competitor, Client, Prospective Client, employee, independent contractor, vendor, referral source, and/or consultant of German American, or to any other individual or entity.

Subject to the provisions below, the term “Restricted Non-Competition Period” as used herein shall refer to a period of twelve (12) months from the termination of Employee’s employment with German American if such termination occurs during the Term or upon the expiration of the Term.

Subject to the provisions below, the term “Restricted Non-Solicitation Period” as used herein shall refer to a period of twenty-four (24) months from the termination of Employee’s employment with German American if such termination occurs during the Term or upon the expiration of the Term.

Subject to the provisions below, the term “Restricted Area” as used herein shall refer to a forty mile radius of Madison, Indiana.

The term “Business” as used herein shall refer to German American’s financial services and/or products (including personal banking, business banking, commercial lending, personal lending, mortgage loan origination, financial advising, investment and/or insurance services and/or products) which are the same or substantially similar to, or the functional equivalent or alternative for, those financial services Employee performed and/or those financial products marketed and/or offered by Employee for or on behalf of German American at any time during the twelve (12) month period immediately preceding the termination of Employee’s employment with German American.

The term “Competitor” as used herein shall refer to any individual or entity that engages in the business of providing financial services and/or products, including personal and business banking, commercial and personal lending, mortgage loan origination, financial advising, investment and/or insurance services and/or products.

The term “Client” as used herein shall refer to any individual or entity: (i) who German American does Business with at the time of Employee’s termination of employment or at any time during the twelve (12) month period immediately preceding Employee’s termination of employment; and (ii) which Employee did Business with on behalf of German American at the time of Employee’s termination of employment or at any time during the twelve (12) month period immediately preceding Employee’s termination of employment, or which Employee had access to any Confidential Information regarding.

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The term “Potential Client” as used herein shall refer to any individual or entity: (i) who German American has solicited, approached, or contracted concerning the possibility of doing Business with at the time of Employee’s termination of employment or at any time during the twelve (12) month period immediately preceding Employee’s termination of employment; and (ii) which Employee was involved in any such solicitation, approach or contact, or which Employee had access to any Confidential Information regarding.

Employee acknowledges and agrees that the restricted period of time, the geographic scope, and the definitions used in this Paragraph 8 are reasonable.  Employee further acknowledges that because of the nature of the Business, the nature of Employee’s employment with German American, and the nature of the Confidential Information, which Employee has and will have access to, any breach of this Paragraph 8 would result in the inevitable disclosure of German American’s Confidential Information and/or trade secrets.  Employee acknowledges that German American has a legitimate business interest justifying the restrictions contained in this Agreement and that such restrictions are reasonably necessary to protect such legitimate business interests and the protection of German American’s Confidential Information and/or trade secrets.  Accordingly, this Paragraph 8 shall be enforced to the maximum extent allowed by law.

This Paragraph 8 shall survive the termination of this Agreement, by expiration or otherwise.
9.	Breach of Agreement.
A.	Employee acknowledges that any breach of Paragraphs 7 or 8 of this Agreement by Employee may cause irreparable damage to German American and that the legal remedies available to German American will be inadequate. Therefore, in the event of any threatened or actual breach of Paragraphs 7 or 8 of this Agreement by Employee, Employee agrees that German American shall be entitled to specific enforcement of this Agreement through injunctive or other equitable relief in addition to legal remedies. If Employee is found, by a court of competent jurisdiction, to have breached any of the terms of Paragraphs 7 or 8 of this Agreement, Employee agrees to pay German American its reasonable attorney’s fees and costs incurred in seeking relief from Employee’s breach, in addition to any other relief allowed by law. Further, the restricted periods of time in Paragraph 8 of this Agreement shall be extended by one additional day for each day a court of competent jurisdiction finds Employee to have been in breach of Paragraph 8 of this Agreement.
Employee and German American hereby submit to the jurisdiction and venue of the Dubois County, Indiana Courts and the United States District Court for the Southern District of Indiana, as applicable, in any cause of action to enforce the terms and conditions of Paragraphs 7 or 8 of this Agreement.
B.	Employee and German American hereby agree that any claim, controversy, or dispute arising out of or relating to this Agreement or the breach thereof, except those identified in Paragraph 9(A) of this Agreement, shall be settled by binding arbitration in Dubois County, Indiana. Such arbitration shall be conducted in
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accordance with the rules of the American Arbitration Association, then in effect.  Each party shall bear their own attorney’s fees and costs in such proceeding.  Arbitration shall be the sole and exclusive method of resolving such claims, controversies, or disputes under this Agreement, except those identified in Paragraph 9(A).
This Paragraph 9 shall survive the termination of this Agreement, by expiration or otherwise.
10.	Termination. At any time during Employee’s employment, German American may terminate this Agreement and Employee’s employment for any reason by providing Employee thirty (30) day advance written notice of its intent to terminate pursuant to this Paragraph 10.
At any time during Employee’s employment, Employee may terminate this Agreement and Employee’s employment for any reason by providing German American thirty (30) day advance written notice of his intent to terminate pursuant to this Paragraph 10.  If Employee terminates pursuant to the Paragraph 10, German American may choose to terminate Employee’s employment immediately in lieu of any notice.
Except as otherwise set forth herein, following the effective date of termination established pursuant to this Paragraph 10, German American and Employee shall have no further obligations to each other under this Agreement, except those obligations surviving herein.
11.	Indemnification.
German American shall indemnify Employee to the fullest extent permitted by German American’s articles of incorporation, by-laws and applicable federal or state banking or other laws for all amounts (including, without limitation, judgments, fines, settlement payments, expenses and attorneys’ fees) incurred or paid by Employee in connection with any action, suit, investigation or proceeding arising out of or relating to the performance by Employee or services for, or the acting by Employee as a director, officer or employee of, German American, any subsidiary of German American or any other person or enterprise at German American’s request.  Expenses, including but not limited to attorneys’ fees and disbursements, incurred in defending any action, suit, investigation or proceeding, for which Employee may be entitled to indemnification under this Paragraph 11 upon final disposition of such action, shall be paid by German American in advance of the final disposition, to the maximum extent permitted by applicable laws and regulations; provided, however, that prior to making any such payments German American shall receive an undertaking by or on behalf of Employee to repay such amounts if it shall ultimately be determined that he is not entitled to indemnification.
12.	Suspension.
If Employee is suspended and/or temporarily prohibited from participating in the conduct of German American’s affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. § 1818(e)(3) and (g)(1)), German American’s
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obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings.  If the charges in the notice are dismissed, German American shall (i) pay Employee all or part of the compensation withheld while its obligations under this Agreement were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.  If the charges in the notice are not dismissed within thirty (30) days following the date of suspension, German American shall be entitled to terminate this Agreement by written notice to Employee and this Agreement and Employee’s employment shall terminate at the close of business on the date German American provides such notice.  Such termination shall be considered a termination of Employee by German American pursuant to Paragraph 10 of this Agreement.
13.	Removal or Prohibition.
If Employee is removed and/or permanently prohibited from participating in the conduct of German American’s affairs by an order issued under section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. § 1818(e)(4) or (g)(1)), all obligations of German American under this Agreement shall terminate as of the effective date of the order and shall be considered a termination of Employee by German American pursuant to Paragraph 10 of this Agreement.
14.	Default of German American.
If German American is in default (as defined in section 3(x)(1) of the Federal Deposit Insurance Act), all obligations under this Agreement shall terminate as of the date of default, and shall be considered a termination of Employee by German American pursuant to Paragraph 10 of this Agreement.
15.	Termination by Regulatory Action.
All obligations under this Agreement may be terminated except to the extent determined that the continuation of the Agreement is necessary for the continued operation of German American: (i) by the Federal Deposit Insurance Corporation (the “Corporation”), at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of German American under the authority contained in Section 13(c) of the Federal Deposit Insurance Act; or (ii) by the Corporation at the time the Corporation approves a supervisory merger to resolve problems related to operation of German American or when German American is determined to be in an unsafe and unsound condition. Such termination shall be considered a termination of Employee by German American pursuant to Paragraph 10 of this Agreement.
16.	Conflict with Regulations.
If any of the provisions in this Agreement shall conflict with 12 C.F.R. § 30, Appendix A, or the Corporation policies adopted thereunder (as the same may be amended from time to time) the requirements of such regulation shall supersede any contrary provisions herein and shall prevail.
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17.	Successors and Assigns.
This Agreement shall be binding upon and inure to the benefit of the successors and assigns of German American, and unless clearly inapplicable, all references herein to German American shall be deemed to include any such successor.  In addition, this Agreement shall be binding upon and inure to the benefit of Employee and his heirs, executors, legal representatives and assigns; provided, however, that the obligations of Employee hereunder are personal in nature and may not be delegated without the prior written approval of German American.
18.	Choice of Law.
This Agreement shall be interpreted, construed, and governed by the laws of the State of Indiana, regardless of the place of execution or performance.  This Paragraph 18 shall survive the termination of this Agreement, by expiration or otherwise.
19.	Entire Agreement.
This Agreement contains the entire agreement of the parties and replaces and supersedes all employment agreements and other agreements between Employee and River Valley Financial Bank (including all related entities thereto).  This Agreement is intended to also supersede and replace all prior agreements, understandings and arrangements between or among German American, or any agent thereof, and the Employee, or any agent thereof, relating to the employment of Employee.
This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.
This Agreement may be executed in multiple counterparts, each of which (or a facsimile thereof) shall be deemed an original, but all of which shall be considered a single instrument.
20.	Severability.
If any provision of this Agreement shall be held by a court of competent jurisdiction to be contrary to law or public policy, the remaining provisions shall remain in full force and effect.
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21.	Waiver. No act or omission by German American shall be deemed a waiver by German American of any of German American’s rights under this Agreement. Employee acknowledges that every situation is unique and German American may need to respond to the actions of one employee differently than to the actions of another employee. Therefore, the failure of German American to enforce the same, similar, or different restrictions against another employee, or to seek a different remedy shall not be construed as a waiver or estoppel to the enforcement of any restrictions against Employee.
22.	Notice.
Any notices, requests, demands, or other communications provided for by this Agreement shall be sufficient if in writing and if (i) delivered by hand to the other party; (ii) sent by facsimile communication with appropriate confirmation of delivery; (iii) sent by registered or certified United States Mail, return receipt requested, with all postage prepaid; or (iv) sent by recognized commercial express courier services, with all delivery charges prepaid; and addressed as follows:
If to German American:
German American Bancorp
 Attn:  Mark A. Schroeder, Chairman & Chief Executive Officer
711 Main Street, P.O. Box 810
Jasper, Indiana 47547-0810

If to Employee:
Anthony Brandon
 At the address on file with the German American
23.	Acknowledgement.
Employee represents and acknowledges that Employee has had adequate time to review this Agreement, Employee has had the opportunity to ask questions and receive answers from German American regarding this Agreement, and Employee has had the opportunity to consult with legal advisors of his choice concerning the terms and conditions of this Agreement.
24.	Code Section 409A.
It is intended that any amounts payable under this Agreement and the German American’s and Employee’s exercise of authority or discretion hereunder shall be exempt from or comply with Section 409A of the Code (including the Treasury regulations and other published guidance relating thereto) so as not to subject Employee to the payment of any interest or additional tax imposed under Section 409A of the Code.  In furtherance of this intent, (a) for any amount payable in two or more installments, each installment shall be treated as a separate payment, (b) if, due to the circumstances giving rise to any lump sum payment or payments under this Agreement, the date of payment or the commencement of such payments thereof must be delayed for six months following Employee’s separation from service in order to meet the requirements of Section 409A(a)(2)(B) of the Code applicable to “specified employees,” then such payment or
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payments shall be so delayed and paid upon expiration of such six month period and (b) each payment which is to be paid during a designated period that begins in a first taxable year and ends in a second taxable year shall be paid in the second taxable year.  With regard to any provision herein that provides for reimbursement of expenses or in-kind benefits: (i) the right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit, and (ii) the amount of expenses eligible for reimbursement or in-kind benefits provided during any taxable year shall not affect the expenses eligible for reimbursement or in-kind benefits to be provided in any other taxable year, provided that the foregoing shall not be violated with regard to expenses covered by Code Section 105(h) that are subject to a limit related to the period in which the arrangement is in effect.  Any expense or other reimbursement payment made pursuant to this Agreement or any plan, program, agreement or arrangement of the German American referred to herein, shall be made on or before the last day of the taxable year following the taxable year in which such expense or other payment to be reimbursed is incurred.  To the extent that any Treasury regulations, guidance or changes to Section 409A would result in the Employee becoming subject to interest and additional tax under Section 409A of the Code, the German American and Employee agree to amend this Agreement in order to bring this Agreement into compliance with Code Section 409A.

++THE REMAINDER OF THIS PAGE IS BLANK++
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IN WITNESS WHEREOF, the parties hereto have voluntarily executed this Agreement as of the day and year first above written.

“GERMAN AMERICAN”	“EMPLOYEE”
GERMAN AMERICAN BANCORP

By:
Mark A. Schroeder,	Anthony Brandon
Chairman and Chief Executive Officer

[SIGNATURE PAGE TO EMPLOYMENT AGREEMENT]

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EXHIBIT 1.09(a)(xiii)
MUESSEL EMPLOYMENT AGREEMENT

Attached hereto.

TRANSITION EMPLOYMENT AGREEMENT
This Transition Employment Agreement (“Agreement”) is made and entered into this _____ day of ____________, 2016, by and between JOHN MUESSEL (“Employee”) and GERMAN AMERICAN BANCORP (“German American”).
German American Bancorp, Inc. (“GABC”) is a holding company for a group of several related and/or affiliated companies, including, but not limited to, German American Bancorp (GABC’s banking subsidiary), German American Investment Services, Inc. (GABC’s financial advisory and investment subsidiary) and German American Insurance, Inc. (GABC’s insurance subsidiary) (collectively, “Affiliates”).  During Employee’s employment relationship with German American, Employee may perform services for and/or have access to Confidential Information of one or more of the Affiliates.  Therefore, this Agreement is intended to protect the legitimate business interests of GABC and any Affiliate(s) for which Employee performs services and/or about which Employee has access to Confidential Information regarding.  Accordingly, the term “German American,” as used in this Agreement, shall be deemed to include, in addition to German American Bancorp, GABC and any Affiliate(s) for which Employee performs any services and/or about which Employee is exposed to Confidential Information regarding.  GABC and any such Affiliate(s) shall be entitled to enforce this Agreement against Employee as if GABC and/or such Affiliate(s) were a party to this Agreement.
1.	Employment.
German American hereby employs Employee and Employee hereby accepts employment upon the terms and conditions set forth in this Agreement.
2.	Term of Agreement.
Subject to the provisions for termination hereinafter provided, the term of this Agreement shall commence at 11:59 P.M. EST the day of the effective date of the merger of River Valley Financial Bank into German American Bancorp pursuant to that certain Agreement and Plan of Reorganization dated October 26, 2015 (the “Commencement Date”), and continue for a term of three (3) years (the “Term”).  Upon the expiration of the Term this Agreement shall expire and shall not be subject to any renewal, upon which time Employee’s employment shall terminate.  If for any reason the agreement between River Valley Financial Bank and German American Bancorp providing for the merger is terminated without the merger having been completed, then this Agreement shall be deemed null and void and of no force or effect, and no party to this Agreement shall have any rights or obligation hereunder.
3.	Duties.
During the Term of this Agreement, Employee shall be the Vice President & Trust Officer and shall perform all duties related and necessary to that position.  Employee agrees to abide by all by-laws, policies, practices, procedures, and rules of German American.

Employee shall devote all of his professional time, efforts, skill and ability to the business of German American, and shall not, during the Term of this Agreement, be engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage, unless Employee has obtained the prior written approval of German American which approval shall not be unreasonably withheld; but this shall not be construed as preventing Employee from investing his assets in such form or manner as will not require any services on the part of Employee in the operation of the affairs of the companies in which such investments are made.  Further, this Paragraph 3 shall not prevent Employee from participating in charitable or other not-for-profit activities as long as such activities do not materially interfere with Employee’s work for German American.
4.	Business Opportunities.
Employee will take no action that deprives German American of any business opportunities within the scope of Employee’s existing duties and, should Employee be offered or become aware of any such opportunities, Employee shall advise German American in writing, and German American shall have the right of first refusal before Employee pursues such opportunity.
5.	Compensation and Benefits.
German American shall compensate Employee for services performed during the Term of this Agreement as follows:
A.	Annual Salary. German American shall pay Employee a total Annual Salary of One Hundred Thousand and 00/100 Dollars ($100,000.00) (minus all applicable deductions and withholdings, including federal, state, and local taxes, and FICA), payable in accordance with German American’s normal payroll policies. At least annually, German American shall review and may increase Employee’s Annual Salary as German American determines to be reasonable and appropriate.
B.	Incentive Programs. Employee shall be entitled to participate in German American’s Trust Group Incentive program in accordance with German American’s applicable incentive programs. The terms and conditions on which German American shall provide such incentives are the same as it provides such incentives to its other employees holding positions similar to that of Employee. Employee understands and agrees that all such incentives are subject to change from time to time at the sole discretion of German American.
Notwithstanding the above, during the calendar year(s) of 2016, 2017, and 2018 of Employee’s employment with German American, German American shall guarantee Employee annual German American W-2 reported compensation (including W-2 reportable compensation for elections and deferrals) in the amount of One Hundred Ten Thousand and 00/100 Dollars ($110,000.00) (minus all applicable deductions and withholdings, including federal, state, and local taxes, and FICA).  In the event Employee’s employment initiates after the first day of 2016 or terminates prior to the conclusion of any calendar year in the guarantee
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period, such guaranteed annual compensation shall be prorated for the portion of the calendar year during which Employee was employed by German American during such calendar year.
C.	Benefits. Employee shall be entitled to all benefits otherwise provided to full-time employees of German American and in accordance with German American’s policies. The terms and conditions on which German American shall provide benefits to Employee are the same as it provides such benefits to its other management employees holding positions similar to that of Employee. Employee understands and agrees that all benefits are subject to change from time to time at the sole discretion of German American.
6.	Expense Reimbursement.
German American shall reimburse Employee for all reasonable out-of-pocket expenses that are incurred by Employee in providing services to German American hereunder, so long as Employee provides German American with reasonable documentation necessary to support such expenses.  All expense reimbursement shall be paid to Employee consistent with German American’s expense reimbursement policy, in effect from time to time.
7.	Confidential Information and Return of Property.
In connection with Employee’s employment with German American, Employee will receive oral and written information in confidence relating to German American, which information is or is deemed to be Confidential Information (as defined herein) and the sole and exclusive property of German American.  For purposes of this Agreement, “Confidential Information” means information that German American owns or possesses, that it uses or is potentially useful in its business, that it treats as proprietary, private or confidential, and that is not generally known to the public, including, but not limited to, trade secrets (as defined by the Indiana Trade Secrets Act, Ind. Code sec. 24-2-3-1, et. seq.), information relating to German American’s business plans, financial condition, products and services, operating and other costs, sales, pricing, clients, potential clients, vendors, referral sources, consultants, client usage requirements and investment information, client specifications and preferences, account information, marketing ideas, plans for products and services, plans for improvements and development of products and services, billing and collection information, any procedure, discovery, formula, data, results, idea or technique, any trade dress, copyright, patent or other intellectual property right or registration or application therefor or materials relating thereto, and any information relating to the foregoing or to any development, marketing, servicing, sales, financing, legal or other business activities or to any present or future products or services, prices, plans, forecasts, employees, or consultants, whether in oral, written, graphic or electronic form and any other information which derives independent economic value, either actual or potential.  Information supplied to Employee from outside sources and/or third parties will also be considered Confidential Information unless and until German American designates it otherwise.
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Employee agrees to use Confidential Information solely in the course of Employee’s duties with German American and in furtherance of German American’s business.  Employee hereby further agrees that the above-referenced information will be kept confidential at all times during Employee’s employment with German American and thereafter, that Employee will not disclose or communicate to any third party any of the Confidential Information and will not make use of the Confidential Information on Employee’s own behalf or on the behalf of a third party without, in each instance, the prior written consent of German American, except as otherwise required by law.
Nothing contained in this Agreement shall be construed as giving Employee any proprietary interest in the tangible or intangible assets of German American.  Upon the termination of Employee’s employment with German American, Employee shall promptly deliver to German American (without keeping copies thereof) all German American property, including, without limitation, all written records, software, hardware, credit cards, keys, computer access codes or disks, financial information, charts, files, business plans, correspondence, manuals, notes, reports, programs, proposals, and any documents containing Confidential Information, concerning German American.
This Paragraph 7 shall survive the termination of this Agreement, by expiration or otherwise.
8.	Restrictive Covenant. Employee acknowledges that during Employee’s employment with German American, Employee will have extensive access to Confidential Information and may develop business relationships and goodwill in German American’s Business and with German American’s clients and prospective clients. As a result of the extensive access to Confidential Information and the development of business relationships and goodwill, Employee agrees that Employee shall not, without the prior written consent of German American, directly or indirectly, for Employee or on behalf of any Competitor:
a.	During Employee’s employment with German American, and during the Restricted Non-Solicitation Period, employ, solicit, contact, or communicate with, for the purpose of hiring, employing or engaging, any individual who is an employee, agent, or independent contractor of German American, or who has been, within the twelve (12) month period immediately preceding the termination of Employee’s employment with German American.

b.	During Employee’s employment with German American, and during the Restricted Non-Competition Period, compete with German American by engaging in any bank or bank-related business which competes with the Business of German American as conducted during Employee’s employment with German American for any financial institution, including, but not limited to, banks, savings and loan associations, and credit unions, within the Restricted Area.

c.	During Employee’s employment with German American, and during the Restricted Non-Solicitation Period, canvas, solicit, or accept any Business from any Client or Potential Client of German American.

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d.	During Employee’s employment with German American, and during the Restricted Non-Solicitation Period, induce, cause, advise, or otherwise influence any vendors, referral sources, consultants, Clients, or Potential Clients of German American to cease doing Business with German American.

e.	During Employee’s employment with German American, and during the Restricted Non-Solicitation Period, make any negative or disparaging remarks about German American, to any Competitor, Client, Prospective Client, employee, independent contractor, vendor, referral source, and/or consultant of German American, or to any other individual or entity.

Subject to the provisions below, the term “Restricted Non-Competition Period” and “Restricted Non-Solicitation Period” as used herein shall refer to a period of thirty-six (36) months from the termination of Employee’s employment with German American if such termination occurs during the Term or upon the expiration of the Term.

Subject to the provisions below, the term “Restricted Area” as used herein shall refer to a forty mile radius of Madison, Indiana.

The term “Business” as used herein shall refer to German American’s financial services and/or products (including personal banking, business banking, commercial lending, personal lending, mortgage loan origination, financial advising, investment and/or insurance services and/or products) which are the same or substantially similar to, or the functional equivalent or alternative for, those financial services Employee performed and/or those financial products marketed and/or offered by Employee for or on behalf of German American at any time during the twelve (12) month period immediately preceding the termination of Employee’s employment with German American.

The term “Competitor” as used herein shall refer to any individual or entity that engages in the business of providing financial services and/or products, including personal and business banking, commercial and personal lending, mortgage loan origination, financial advising, investment and/or insurance services and/or products.

The term “Client” as used herein shall refer to any individual or entity: (i) who German American does Business with at the time of Employee’s termination of employment or at any time during the twelve (12) month period immediately preceding Employee’s termination of employment; and (ii) which Employee did Business with on behalf of German American at the time of Employee’s termination of employment or at any time during the twelve (12) month period immediately preceding Employee’s termination of employment, or which Employee had access to any Confidential Information regarding.

The term “Potential Client” as used herein shall refer to any individual or entity: (i) who German American has solicited, approached, or contracted concerning the possibility of doing Business with at the time of Employee’s termination of employment or at any time during the twelve (12) month period immediately preceding Employee’s termination of employment; and (ii) which Employee was involved in any such solicitation, approach or contact, or which Employee had access to any Confidential Information regarding.

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Employee acknowledges and agrees that the restricted period of time, the geographic scope, and the definitions used in this Paragraph 8 are reasonable.  Employee further acknowledges that because of the nature of the Business, the nature of Employee’s employment with German American, and the nature of the Confidential Information, which Employee has and will have access to, any breach of this Paragraph 8 would result in the inevitable disclosure of German American’s Confidential Information and/or trade secrets.  Employee acknowledges that German American has a legitimate business interest justifying the restrictions contained in this Agreement and that such restrictions are reasonably necessary to protect such legitimate business interests and the protection of German American’s Confidential Information and/or trade secrets.  Accordingly, this Paragraph 8 shall be enforced to the maximum extent allowed by law.

Notwithstanding the above, in the event German American terminates Employee’s employment for a reason other than for Just Cause, or Employee terminates within ninety (90) days following any event constituting a Constructive Discharge, then the following definitions shall apply:

a.	The term “Restricted Non-Competition Period” shall refer to a period of twelve (12) months from the termination of Employee’s employment with German American;
b.	The term “Restricted Non-Solicitation Period” shall refer to a period of twenty-four (24) months from the termination of Employee’s employment with German American;
c.	The term ““Restricted Area” as used herein shall refer to Jefferson County, Indiana.
d.	The term “Just Cause” as used herein shall mean termination because of, in the good faith determination of German American, Employee’s: (i) personal dishonesty, incompetence, or willful misconduct; (ii) breach of fiduciary duty involving personal profit; (iii) intentional failure to perform stated duties; (iv) willful violation of any law, rule, regulation (other than traffic violations or similar offenses), or final cease-and-desist order; or (iv) material breach of any provision of this Agreement. In the event of termination for Just Cause, German American shall deliver a notice to Employee specifying the particulars of the reasons underlying the Just Cause termination.
e.	The term “Constructive Discharge” as used herein shall mean the occurrence of any of the following events, which has not been consented to in advance by Employee in writing: (i) the requirement that Employee move his personal residence, or perform his principal executive functions, more than thirty (30) miles from his primary office; (ii) a material reduction in Employee’s compensation, unless part of an institution-wide reduction; (iii) the failure by German American to continue to provide Employee with compensation and benefits provided for under this Agreement, with benefits substantially similar to those provided to him under any of the employee benefit plans in which the
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Employee now or hereafter becomes a participant, or the taking of any action by the German American which would directly or indirectly reduce any of such benefits or deprive Employee of any material fringe benefit enjoyed by him, unless part of an institution-wide reduction; (iv) the assignment to Employee of duties and responsibilities materially different from those normally associated with his position as referenced in Paragraph 3 of this Agreement; or (v) a material diminution or reduction in Employee’s responsibilities or authority (including reporting responsibilities) in connection with his employment with German American. In the event of a Constructive Discharge, Employee shall deliver a notice to German American specifying the particulars of the reasons underlying the Constructive Discharge.
This Paragraph 8 shall survive the termination of this Agreement, by expiration or otherwise.
9.	Breach of Agreement.
A.	Employee acknowledges that any breach of Paragraphs 7 or 8 of this Agreement by Employee may cause irreparable damage to German American and that the legal remedies available to German American will be inadequate. Therefore, in the event of any threatened or actual breach of Paragraphs 7 or 8 of this Agreement by Employee, Employee agrees that German American shall be entitled to specific enforcement of this Agreement through injunctive or other equitable relief in addition to legal remedies. If Employee is found, by a court of competent jurisdiction, to have breached any of the terms of Paragraphs 7 or 8 of this Agreement, Employee agrees to pay German American its reasonable attorney’s fees and costs incurred in seeking relief from Employee’s breach, in addition to any other relief allowed by law. Further, the restricted periods of time in Paragraph 8 of this Agreement shall be extended by one additional day for each day a court of competent jurisdiction finds Employee to have been in breach of Paragraph 8 of this Agreement.
Employee and German American hereby submit to the jurisdiction and venue of the Dubois County, Indiana Courts and the United States District Court for the Southern District of Indiana, as applicable, in any cause of action to enforce the terms and conditions of Paragraphs 7 or 8 of this Agreement.
B.	Employee and German American hereby agree that any claim, controversy, or dispute arising out of or relating to this Agreement or the breach thereof, except those identified in Paragraph 9(A) of this Agreement, shall be settled by binding arbitration in Dubois County, Indiana. Such arbitration shall be conducted in accordance with the rules of the American Arbitration Association, then in effect. Each party shall bear their own attorney’s fees and costs in such proceeding. Arbitration shall be the sole and exclusive method of resolving such claims, controversies, or disputes under this Agreement, except those identified in Paragraph 9(A).
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This Paragraph 9 shall survive the termination of this Agreement, by expiration or otherwise.
10.	Termination. At any time during Employee’s employment, German American may terminate this Agreement and Employee’s employment for any reason by providing Employee thirty (30) day advance written notice of its intent to terminate pursuant to this Paragraph 10.
At any time during Employee’s employment, Employee may terminate this Agreement and Employee’s employment for any reason by providing German American thirty (30) day advance written notice of his intent to terminate pursuant to this Paragraph 10.  If Employee terminates pursuant to the Paragraph 10, German American may choose to terminate Employee’s employment immediately in lieu of any notice.
Except as otherwise set forth herein, following the effective date of termination established pursuant to this Paragraph 10, German American and Employee shall have no further obligations to each other under this Agreement, except those obligations surviving herein.
11.	Indemnification.
German American shall indemnify Employee to the fullest extent permitted by German American’s articles of incorporation, by-laws and applicable federal or state banking or other laws for all amounts (including, without limitation, judgments, fines, settlement payments, expenses and attorneys’ fees) incurred or paid by Employee in connection with any action, suit, investigation or proceeding arising out of or relating to the performance by Employee or services for, or the acting by Employee as a director, officer or employee of, German American, any subsidiary of German American or any other person or enterprise at German American’s request.  Expenses, including but not limited to attorneys’ fees and disbursements, incurred in defending any action, suit, investigation or proceeding, for which Employee may be entitled to indemnification under this Paragraph 11 upon final disposition of such action, shall be paid by German American in advance of the final disposition, to the maximum extent permitted by applicable laws and regulations; provided, however, that prior to making any such payments German American shall receive an undertaking by or on behalf of Employee to repay such amounts if it shall ultimately be determined that he is not entitled to indemnification.
12.	Suspension.
If Employee is suspended and/or temporarily prohibited from participating in the conduct of German American’s affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. § 1818(e)(3) and (g)(1)), German American’s obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings.  If the charges in the notice are dismissed, German American shall (i) pay Employee all or part of the compensation withheld while its obligations under this Agreement were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.  If the charges in the notice are not dismissed within thirty (30) days following the date of suspension, German American
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shall be entitled to terminate this Agreement by written notice to Employee and this Agreement and Employee’s employment shall terminate at the close of business on the date German American provides such notice.  Such termination shall be considered a termination of Employee by German American pursuant to Paragraph 10 of this Agreement.
13.	Removal or Prohibition.
If Employee is removed and/or permanently prohibited from participating in the conduct of German American’s affairs by an order issued under section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. § 1818(e)(4) or (g)(1)), all obligations of German American under this Agreement shall terminate as of the effective date of the order and shall be considered a termination of Employee by German American pursuant to Paragraph 10 of this Agreement.
14.	Default of German American.
If German American is in default (as defined in section 3(x)(1) of the Federal Deposit Insurance Act), all obligations under this Agreement shall terminate as of the date of default, and shall be considered a termination of Employee by German American pursuant to Paragraph 10 of this Agreement.
15.	Termination by Regulatory Action.
All obligations under this Agreement may be terminated except to the extent determined that the continuation of the Agreement is necessary for the continued operation of German American: (i) by the Federal Deposit Insurance Corporation (the “Corporation”), at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of German American under the authority contained in Section 13(c) of the Federal Deposit Insurance Act; or (ii) by the Corporation at the time the Corporation approves a supervisory merger to resolve problems related to operation of German American or when German American is determined to be in an unsafe and unsound condition. Such termination shall be considered a termination of Employee by German American pursuant to Paragraph 10 of this Agreement.
16.	Conflict with Regulations.
If any of the provisions in this Agreement shall conflict with 12 C.F.R. § 30, Appendix A, or the Corporation policies adopted thereunder (as the same may be amended from time to time) the requirements of such regulation shall supersede any contrary provisions herein and shall prevail.
17.	Successors and Assigns.
This Agreement shall be binding upon and inure to the benefit of the successors and assigns of German American, and unless clearly inapplicable, all references herein to German American shall be deemed to include any such successor.  In addition, this Agreement shall be binding upon and inure to the benefit of Employee and his heirs, executors, legal representatives and assigns; provided, however, that the obligations of
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Employee hereunder are personal in nature and may not be delegated without the prior written approval of German American.
18.	Choice of Law.
This Agreement shall be interpreted, construed, and governed by the laws of the State of Indiana, regardless of the place of execution or performance.  This Paragraph 18 shall survive the termination of this Agreement, by expiration or otherwise.
19.	Survival of Salary Continuation Agreement and Entire Agreement.
This Agreement contains the entire agreement of the parties and replaces and supersedes all employment agreements and other agreements between Employee and River Valley Financial Bank (including all related entities thereto).  This Agreement is intended to supersede and replace all prior agreements, understandings and arrangements between or among German American, or any agent thereof, and the Employee, or any agent thereof, relating to the employment of Employee.
This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.
This Agreement may be executed in multiple counterparts, each of which (or a facsimile thereof) shall be deemed an original, but all of which shall be considered a single instrument.
20.	Severability.
If any provision of this Agreement shall be held by a court of competent jurisdiction to be contrary to law or public policy, the remaining provisions shall remain in full force and effect.
21.	Waiver. No act or omission by German American shall be deemed a waiver by German American of any of German American’s rights under this Agreement. Employee acknowledges that every situation is unique and German American may need to respond to the actions of one employee differently than to the actions of another employee. Therefore, the failure of German American to enforce the same, similar, or different restrictions against another employee, or to seek a different remedy shall not be construed as a waiver or estoppel to the enforcement of any restrictions against Employee.
22.	Notice.
Any notices, requests, demands, or other communications provided for by this Agreement shall be sufficient if in writing and if (i) delivered by hand to the other party; (ii) sent by facsimile communication with appropriate confirmation of delivery; (iii) sent by registered or certified United States Mail, return receipt requested, with all postage prepaid; or (iv) sent by recognized commercial express courier services, with all delivery charges prepaid; and addressed as follows:
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If to German American:
German American Bancorp
 Attn:  Mark A. Schroeder, Chairman & Chief Executive Officer
711 Main Street, P.O. Box 810
Jasper, Indiana 47547-0810

If to Employee:
John Muessel
 At the address on file with the German American
23.	Acknowledgement.
Employee represents and acknowledges that Employee has had adequate time to review this Agreement, Employee has had the opportunity to ask questions and receive answers from German American regarding this Agreement, and Employee has had the opportunity to consult with legal advisors of his choice concerning the terms and conditions of this Agreement.
24.	Code Section 409A.
It is intended that any amounts payable under this Agreement and the German American’s and Employee’s exercise of authority or discretion hereunder shall be exempt from or comply with Section 409A of the Code (including the Treasury regulations and other published guidance relating thereto) so as not to subject Employee to the payment of any interest or additional tax imposed under Section 409A of the Code.  In furtherance of this intent, (a) for any amount payable in two or more installments, each installment shall be treated as a separate payment, (b) if, due to the circumstances giving rise to any lump sum payment or payments under this Agreement, the date of payment or the commencement of such payments thereof must be delayed for six months following Employee’s separation from service in order to meet the requirements of Section 409A(a)(2)(B) of the Code applicable to “specified employees,” then such payment or payments shall be so delayed and paid upon expiration of such six month period and (b) each payment which is to be paid during a designated period that begins in a first taxable year and ends in a second taxable year shall be paid in the second taxable year.  With regard to any provision herein that provides for reimbursement of expenses or in-kind benefits: (i) the right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit, and (ii) the amount of expenses eligible for reimbursement or in-kind benefits provided during any taxable year shall not affect the expenses eligible for reimbursement or in-kind benefits to be provided in any other taxable year, provided that the foregoing shall not be violated with regard to expenses covered by Code Section 105(h) that are subject to a limit related to the period in which the arrangement is in effect.  Any expense or other reimbursement payment made pursuant to this Agreement or any plan, program, agreement or arrangement of the German American referred to herein, shall be made on or before the last day of the taxable year following the taxable year in which such expense or other payment to be reimbursed is incurred.  To the extent that any Treasury regulations, guidance or changes to Section 409A would result in the Employee becoming subject to interest and additional tax under Section 409A of the
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Code, the German American and Employee agree to amend this Agreement in order to bring this Agreement into compliance with Code Section 409A.

++THE REMAINDER OF THIS PAGE IS BLANK++
++THE SIGNATURE PAGE FOLLOWS++

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IN WITNESS WHEREOF, the parties hereto have voluntarily executed this Agreement as of the day and year first above written.

“GERMAN AMERICAN”	“EMPLOYEE”
GERMAN AMERICAN BANCORP

By:
Mark A. Schroeder,	John Muessel
Chairman and Chief Executive Officer

[SIGNATURE PAGE TO EMPLOYMENT AGREEMENT]

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EXHIBIT 5.06(e)
TERMINATION AND RELEASE AGREEMENT

Attached hereto.

TERMINATION AND RELEASE AGREEMENT

THIS TERMINATION AND RELEASE AGREEMENT (“Agreement”) is voluntarily entered into as of the date(s) set forth below by and between ________________ (“Employee”) and German American Bancorp (“German American”).
WHEREAS, German American has either elected not to employ Employee or has terminated Employee’s employment within twelve (12) months of the effective date of the merger of River Valley Financial Bank (“River Valley”) into German American Bancorp; with such election or termination being effective as of __________________, 201___ (the “Separation Date”);
NOW THEREFORE, German American and Employee desire to fully and completely settle and dispose of any and all claims of any kind or nature which Employee may now or hereafter have against German American.  German American and Employee also desire that Employee keeps this Agreement confidential.  In consideration of the foregoing, and the mutual promises and covenants to be performed as herein set forth, the parties hereto agree as follows:

1.            Definition.  The term “German American,” as used in this Agreement, shall be deemed to include, in addition to German American Bancorp, its affiliates and German American Bancorp, Inc.  German American and any such affiliate(s) shall be entitled to enforce this Agreement as if a party to this Agreement.
2.            Separation of Employment.  Effective as of the Separation Date, Employee’s employment with German American shall be terminated.  Employee acknowledges that German American does not have any obligation, contractual or otherwise, to rehire, reemploy, recall, or hire Employee in the future.

3.            Severance Payment.  In exchange for the promises and covenants contained herein, German American shall pay Employee a “Severance Payment” equal to $__________, consisting of one (1) week of pay, at Employee’s base rate of pay in effect as of the Separation Date, for each full year of Employee’s continuous service with River Valley, or any of its subsidiaries or affiliates, and/or German American (as applicable), with a minimum of twelve (12) weeks.  The Severance Payment shall be paid in lump sum (less all applicable taxes, including Federal, State and local taxes, and FICA) within ten (10) days following Employee’s execution of this Agreement, and reported on a form W-2.  In addition, Employee shall be entitled to his or her accrued paid-time-off and to continuation coverage under any applicable River Valley or German American group health plans as required by COBRA, subject to timely election and payment of the applicable COBRA premium by Employee.  Apart from the Severance Payment, German American has paid Employee any and all other compensation owed to Employee by German American.

4.            Employee’s Release.  In exchange for the promises and covenants herein, including the payment of the Severance Payment, Employee, Employee’s heirs, next of kin, personal representatives, assigns and successors in interest, hereby irrevocably, unconditionally and generally releases, acquits and forever discharges to the fullest extent permitted by law German American, its owners, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, insurance carriers, benefit plans and all other persons acting by, through, under or in concert with any of them (“Released Parties”), from any and all grievances, charges, complaints, liabilities, damages, lawsuits, actions, causes of action, rights, demands, costs, losses, debts, reinstatement, instatement, engagement, employment, bonuses, commissions, fees, back pay, front pay, lost wages, liquidated, compensatory and/or punitive damages, benefits, obligations, promises, agreements, controversies, attorney’s fees, costs, and rights of any kind or nature whatsoever, in law or in equity, whether known or unknown, which arise out of Employee’s employment and/or the separation of Employee’s employment.

By way of specification and not by way of limitation, Employee specifically waives, releases, and agrees to forego any rights or claims that Employee may now have, may have heretofore had, or may at any time hereafter have against the Released Parties on matters arising prior to and up to the date of this Agreement under tort, contract, statute, or other law of the United States or any of its individual states, including, but not limited to, claims arising out of allegations of wrongful, retaliatory or constructive discharge, breach of contract, breach of implied covenant of good faith and fair dealing, tortious interference with contract, misrepresentation, fraud, promissory estoppel, slander, libel, defamation,  emotional pain and suffering and intentional infliction of emotional distress or any claim under Title VII, the Civil Rights Act of 1991, the ADA, the ADEA, the FMLA, or under any other laws, ordinances, executive orders, rules, regulations or administrative or judicial case law arising under the statutory or common laws of the United States or any of its individual states, or any political subdivision thereof.

5.            Exclusions from Release.  Employee understands that he does not waive future claims. Also, Employee further understands that nothing in this Agreement shall in any way adversely affect whatever vested rights Employee may have to benefits under any retirement or other employee benefit plan.  In addition, Employee acknowledges that this Agreement is not intended to (a) prevent Employee from filing a charge or complaint including a challenge to the validity of this Agreement, with the Equal Employment Opportunity Commission ("EEOC"); (b) prevent Employee from participating in any investigation or proceeding conducted by the EEOC; or (c) establish a condition precedent or other barrier to exercising these rights.  While Employee has the right to participate in an investigation, Employee understands that he is waiving his right to any monetary recovery arising from any investigation or pursuit of claim.  Employee acknowledges that he has the right to file a charge alleging a violation of the ADEA with any administrative agency and/or to challenge the validity of the waiver and release of any claim Employee might have under the ADEA without either: (a) repaying to German American the amounts paid by it to him or on my behalf under this Agreement; or (b) paying to German American any other monetary amounts (such as attorney's fees and/or damages).

6.            Waiver of Rights and Claims under the Age Discrimination in Employment Act.  In the event Employee is at least forty (40) years of age, Employee is covered by the provisions of the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act.  In conformance with these acts, Employee acknowledges that on ______________, 201___, German American delivered this Agreement to Employee and advised Employee of Employee’s right to consult with an attorney prior to executing this Agreement.  Employee is also advised that as of the date this Agreement was delivered to Employee, Employee has a period of twenty-one (21) days in which to review and execute this Agreement (“Review Period”).  Employee is also advised that, after executing this Agreement, Employee has an additional seven (7) days in
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which to revoke this Agreement (“Revocation Period”).  Employee’s signature shall constitute and be considered a waiver of any prospective days remaining in the Review Period.  The terms of this Agreement will become effective upon the expiration of the Revocation Period.  Employee understands that if Employee revokes this Agreement, all consideration agreed to by German American, including but not limited to the Severance Payment, will be forfeited and this Agreement will become null and void and unenforceable by any party.

7.            Confidentiality.  Employee acknowledges and agrees that he will keep the terms and amounts paid pursuant to this Agreement completely confidential, except as to his attorney, tax advisor, and/or spouse and as required by law or in order to effectuate the terms of this Agreement.
8.            Miscellaneous Representations and Warranties.  In consideration of German American’s willingness to enter into this Agreement, Employee hereby makes the following representations and warranties to German American: Employee is aware, by signing this Agreement, that Employee is giving up the right to initiate a lawsuit or pursue other legal proceedings; Employee agrees to abide by the agreements and covenants contained herein; there are no other promises or representations which have been made to Employee related to the matters covered herein, except those contained in this Agreement; and this Agreement should be construed in accordance with and governed by the laws of the State of Indiana, regardless of the place of execution or performance.

Employee acknowledges that Employee has carefully read and reviewed the foregoing Agreement, acknowledges its contents, and agrees to be bound by its terms.  Employee further acknowledges that Employee has had the opportunity to consult with an attorney and has been provided reasonable time to consider this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, by their duly authorized representatives.
EMPLOYEE
Date:_____________________________________
Printed Name:______________________________
Signature:_________________________________
`	GERMAN AMERICAN BANCORP

By:_______________________________________
Date:_____________________________________

3

EXHIBIT 5.06(n)
FORM OF RELEASE WITH RESPECT TO EMPLOYMENT AGREEMENT

Attached hereto.

RELEASE WITH RESPECT TO EMPLOYMENT AGREEMENT
This Release With Respect to Employment Agreement (“Agreement”) is entered into on this ____day of __________, 20__, but effective as of the Effective Time (as defined herein), by and among River Valley Bancorp (“RVB”), River Valley Financial Bank (“River Valley Financial”), and ________________________, the current ____________________________ of River Valley Financial (the “Executive”) (hereinafter collectively referred to as the “Parties”).  German American Bancorp, Inc. (“GABC”), a bank holding company under the Bank Holding Company Act of 1956, as amended, and German American Bancorp, a wholly-owned Indiana bank subsidiary of GABC (“German American”), are Parties for the limited purposes described herein.
RECITALS
WHEREAS, RVB, River Valley Financial and the Executive entered into a certain Employment Agreement, dated as of November 20, 2007, as it may have been thereafter amended (the “Employment Agreement”); and
WHEREAS, pursuant to that certain Agreement and Plan of Reorganization dated October 26, 2015, by and between RVB, GABC, River Valley Financial and German American (the “Merger Agreement”), RVB shall be merged with and into GABC (the “Merger”) effective as of the date and time as provided in the Merger Agreement (the “Effective Time”); and
WHEREAS, pursuant to the Merger Agreement, as a condition precedent to the Merger, GABC has consented to the expiration of the Employment Agreement, pursuant to its terms, and payment of certain amounts to Executive as a consequence of the change in control represented by the Merger; and
WHEREAS, in light of the Merger, the Parties desire to address certain issues relating to the Employment Agreement and such payment; and
WHEREAS, GABC has agreed to employ the Executive, and Executive has agreed to be employed by GABC as of the Effective Time pursuant to an employment agreement to be entered into by the Executive and German American as of the Effective Time;
NOW, THEREFORE, in consideration of the mutual promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
TERMS AND CONDITIONS
1.            Termination of Employment Agreement.  The Parties hereby agree that the Employment Agreement shall expire as of the Effective Time.  Moreover, Executive shall enter into a new employment agreement with German American as of the Effective Time as contemplated by the Merger Agreement.

2.            Consideration.
(a)            Subject to Section 4, as consideration for the Executive to enter into this Agreement and the attached Release of All Claims, and to terminate and permit the expiration of the Employment Agreement, RVB or River Valley Financial shall pay to the Executive an amount equal to $___________ (the “Amount”), less any withholdings for applicable taxes required by law.
(b)            The Executive hereby acknowledges and agrees that: (i) the Amount is a sum which is equivalent to the sum to which the Executive would otherwise be entitled under Paragraph 11 of the Employment Agreement in the event of a qualifying termination of the Executive’s employment after a Change of Control; and, (ii) except as provided in this Agreement, the Executive is not entitled to receive any further compensation, payments and/or employee benefits under the Employment Agreement.
3.            Governing Law and Waiver of Jury Trial.  To the extent subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), this Agreement will be administered to comply with the provisions thereof and the regulations thereunder.  To the extent not inconsistent with the previous sentence, this Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, without reference to the choice of law principles or rules thereof.  EACH OF THE PARTIES WAIVES ANY RIGHTS THAT IT MAY HAVE TO BRING A CAUSE OF ACTION IN ANY COURT OR IN ANY PROCEEDING INVOLVING A JURY TO THE MAXIMUM EXTENT PERMITTED BY LAW.
4.            Limitation of Benefit.  Notwithstanding anything to the contrary in this Agreement, if there are payments to the Executive which constitute “parachute payments,” as defined in Section 280G of the Code, then the payments made to the Executive shall be limited to One Dollar ($1.00) less than the amount which would cause the payments to the Executive (including payments to the Executive which are not included in this Agreement) to be subject to the excise tax imposed by Section 4999 of the Code.  The calculations shall be done by an outside party in accordance with the Merger Agreement.
5.            Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of RVB and River Valley Financial and their respective successors and assigns.  This Agreement may be assigned, without the prior consent of the Executive to a successor of RVB or River Valley Financial (and the Executive hereby consents to the assignment of the covenants under this Agreement to a purchaser of all or substantially all of the stock of RVB or River Valley Financial, by merger or otherwise) and, upon the Executive’s death, this Agreement shall terminate except to the extent  any  payments remain due Executive in which case the payments shall inure to the benefit of and be enforceable by the Executive’s executors, administrators, representatives, heirs, distributees, devisees, and legatees and all amounts payable hereunder shall be paid to such persons or the estate of the Executive.
6.            Entire Agreement.  This Agreement, including all attachments, appendices and exhibits hereto, comprises the entire agreement between the Parties with respect to the subject matter hereof and supersedes all earlier agreements (whether oral or written) relating to the subject matter hereof.
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7.            Waiver; Amendment.  No provision or obligation of this Agreement may be waived or discharged unless such waiver or discharge is agreed to in writing and signed by the parties to be bound.  The waiver by any Party hereto of a breach of or noncompliance with any provision of this Agreement shall not operate or be construed as a continuing waiver or a waiver of any other or subsequent breach or noncompliance hereunder. Except as expressly provided otherwise herein, this Agreement may be amended, modified or supplemented only by a written agreement executed by parties to be bound thereto.
8.            Severability. All provisions of this Agreement are severable from one another, and the unenforceability or invalidity of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement; provided, however, that should any judicial body interpreting this Agreement deem any provision to be unreasonably broad in time, territory, scope or otherwise, the parties intend for the judicial body, to the greatest extent possible, to reduce the breadth of the provision to the maximum legally allowable parameters rather than deeming such provision totally unenforceable or invalid.
9.            Further Assurances.  Each of the Parties hereto shall do, execute, acknowledge, and deliver or cause to be done, executed, acknowledged and delivered at any time and from time to time upon the request of any other Parties hereto, all such further acts, documents and instruments as may be reasonably required to effect any of the transactions contemplated by this Agreement.
10.            Notice.  Any notice, request, instruction, or other document to be given hereunder to any party shall be in writing and delivered by hand, registered or certified United States mail, return receipt requested, or other form of receipted delivery, with all expenses of delivery prepaid, as follows:
If to the Executive:	If to RVB or River Valley Financial:
430 Clifty Drive
Madison, IN 47250
Attn: President and CEO

or to such other address as either party hereto may have furnished to the other in writing in accordance with the preceding.
11.            Headings.  The headings in this Agreement have been inserted solely for ease of reference and shall not be considered in the interpretation, construction, or enforcement of this Agreement.
12.            Release.  For and in consideration of the foregoing covenants and promises made by RVB and River Valley Financial, and the performance of such covenants and promises, the sufficiency of which is hereby acknowledged, the Executive agrees to release RVB and River Valley Financial and all other persons named in the Release from any and all causes of action that the Executive has or may have against them before the effective date of the Release, other than a breach of this Agreement.  The Executive shall execute a  separate Release of All Claims substantially in the form attached hereto as Appendix A.  THE EXECUTIVE’S RIGHT TO
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BENEFITS HEREUNDER SHALL BE CONTINGENT ON THE SIGNING, FILING AND NOT REVOKING THE RELEASE OF ALL CLAIMS WITHIN THE PERIODS REQUIRED BY LAW AND AS PROVIDED IN THE RELEASE OF ALL CLAIMS.
13.            Review and Consultation.  The Parties hereby acknowledge and agree that each (a) has read this Agreement in its entirety prior to executing it, (b) understands the provisions and effects of this Agreement, (c) has consulted with such attorneys, accountants, and financial and other advisors as it or she has deemed appropriate in connection with their respective execution of this Agreement, and (d) has executed this Agreement voluntarily.  THE EXECUTIVE HEREBY UNDERSTANDS, ACKNOWLEDGES, AND AGREES THAT THIS AGREEMENT HAS BEEN PREPARED BY COUNSEL FOR RVB AND RIVER VALLEY FINANCIAL, AND THAT THE EXECUTIVE HAS NOT RECEIVED ANY ADVICE, COUNSEL, OR RECOMMENDATION WITH RESPECT TO THIS AGREEMENT FROM RVB OR RIVER VALLEY FINANCIAL OR THEIR COUNSEL.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have executed this Release With Respect to Employment Agreement as of the day and year first above written.

EXECUTIVE

River Valley Bancorp	River Valley Financial Bank

By:	By:

Its:	Its:

For the limited purpose of acknowledging its consent, pursuant to the Merger Agreement, to RVB and River Valley Financial entering into this Agreement:

German American Bancorp, Inc.	German American Bancorp

By:	By:

Its:	Its:

[Signature Page for Release With Respect to Employment Agreement]
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APPENDIX A
 RELEASE OF ALL CLAIMS

FOR VALUABLE CONSIDERATION, including the payment to the Executive of certain severance benefits, the Executive hereby makes this Release of All Claims (“Release”) in favor of River Valley Bancorp, River Valley Financial Bank, and their successors and assigns (including all subsidiaries and affiliates) (collectively the “Released Parties”) and its agents as set forth herein.
1.            The Executive releases, waives and discharges the Released Parties and their agents (as defined below) from all claims, whether known or unknown, arising out of the Executive’s employment relationship with the Released Parties, the termination of that relationship, and all other events, incidents, or actions occurring before the date on which this Release is signed; provided, however, this Release shall not apply to any claim based on the Released Parties’ breach of the Release With Respect to Employment Agreement.  Claims released herein include, but are not limited to, discrimination claims based on age, race, sex, religion, national origin, disability, veteran status, or any other employment claim, including claims arising under The Civil Rights Act of 1866, 42 U.S.C. § 1981; Title VII of the Civil Rights Act of 1964; the Americans with Disabilities Act; the Age Discrimination in Employment Act of 1967; the Federal Rehabilitation Act of 1973; the Older Workers’ Benefits Protection Act; the Employee Retirement Income Security Act of 1974; the Fair Labor Standards Act; the Family and Medical Leave Act (to the extent that FMLA claims may be released under governing law), the Indiana Civil Rights Act, the Indiana Wage Payment and Wage Claims Acts, any Federal or State wage and hour laws and all other similar Federal or State statutes; and any and all tort or contract claims, including, but not limited to, breach of contract, breach of good faith and fair dealing, infliction of emotional distress, defamation, or wrongful termination or discharge.
2.            The Executive further acknowledges that the Released Parties have advised the Executive to consult with an attorney of the Executive’s own choosing and that the Executive has had ample time and adequate opportunity to thoroughly discuss all aspects of this Release with legal counsel prior to executing this Release.
3.            The Executive agrees that the Executive is signing this Release of Executives  own free will and is not signing under duress.
4.            In the event the Executive is 40 years of age or older, the Executive acknowledges that the Executive has been given a period of 21 days to review and consider a draft of this Release in substantially the form of the copy now being executed and has carefully considered the terms of this Release.  The Executive understands that the Executive may use as much or all of the 21-day period as the Executive wishes prior to signing, and the Executive has done so.
5.            In the event the Executive is 40 years of age or older, the Executive has been advised and understands that the Executive may revoke this Release within seven days after acceptance.  ANY REVOCATION MUST BE IN WRITING AND HAND-DELIVERED TO:
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Attn: President and CEO

NO LATER THAN BY CLOSE OF BUSINESS ON THE SEVENTH DAY FOLLOWING THE DATE OF EXECUTION OF THIS RELEASE.
6.            The “Released Parties and their agents,” as used in this Release, means each of the Released Parties, their subsidiaries, affiliated or related corporations or associations, their predecessors, successors, and assigns, and the directors, officers, managers, supervisors, employees, representatives, servants, agents, and attorneys of the entities above described, and all persons acting through, under or in concert with any of them.
7.            The Executive agrees to refrain from making any disparaging remarks concerning the Released Parties or their agents.  The Released Parties agree to refrain from providing any information to third parties other than confirming dates of employment and job title, unless the Executive gives the Released Parties written authorization to release other information or as otherwise required by law.  With respect to the Released Parties, this restriction pertains only to official communications made by the Released Parties’ directors and/or officers and not to unauthorized communications by the Released Parties’ employees or agents.  This restriction will not bar the Released Parties from disclosing the Release as a defense or bar to any claim made by the Executive in derogation of this Release.
PLEASE READ CAREFULLY BEFORE SIGNING.  EXCEPT AS EXPRESSLY PROVIDED IN PARAGRAPH 1 ABOVE, THIS RELEASE CONTAINS A RELEASE AND DISCHARGE OF ALL KNOWN AND UNKNOWN CLAIMS AGAINST THE RELEASED PARTIES AND THEIR AGENTS EXCEPT THOSE RELATING TO THE ENFORCEMENT OF THIS RELEASE OR THOSE ARISING AFTER THE EFFECTIVE DATE OF THIS RELEASE.

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